As filed with the Securities and Exchange Commission on April 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELL INTERNATIONAL L.L.C.

EMC CORPORATION

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF REGISTRANT GUARANTORS

Delaware	3571	81-3562797
Massachusetts	3571	04-2680009
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Dell Way

Round Rock, Texas 78682

(800) 289-3355

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard J. Rothberg, Esq.

General Counsel and Secretary

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

(800) 289-3355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kenneth B. Wallach

Xiaohui (Hui) Lin

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.450% First Lien Notes due 2023	$3,750,000,000	100%	$3,750,000,000	$409,125
Guarantees of the 5.450% First Lien Notes due 2023(2)	N/A(3)	(3)	(3)	(3)
4.000% First Lien Notes due 2024	$1,000,000,000	100%	$1,000,000,000	$109,100
Guarantees of the 4.000% First Lien Notes due 2024	N/A(3)	(3)	(3)	(3)
5.850% First Lien Notes due 2025	$1,000,000,000	100%	$1,000,000,000	$109,100
Guarantees of the 5.850% First Lien Notes due 2025	N/A(3)	(3)	(3)	(3)
6.020% First Lien Notes due 2026	$4,500,000,000	100%	$4,500,000,000	$490,950
Guarantees of the 6.020% First Lien Notes due 2026(2)	N/A(3)	(3)	(3)	(3)
4.900% First Lien Notes due 2026	$1,750,000,000	100%	$1,750,000,000	$190,925
Guarantees of the 4.900% First Lien Notes due 2026	N/A(3)	(3)	(3)	(3)
6.100% First Lien Notes due 2027	$500,000,000	100%	$500,000,000	$54,550
Guarantees of the 6.100% First Lien Notes due 2027	N/A(3)	(3)	(3)	(3)
5.300% First Lien Notes due 2029	$1,750,000,000	100%	$1,750,000,000	$190,925
Guarantees of the 5.300% First Lien Notes due 2029	N/A(3)	(3)	(3)	(3)
6.200% First Lien Notes due 2030	$750,000,000	100%	$750,000,000	$81,825
Guarantees of the 5.300% First Lien Notes due 2029	N/A(3)	(3)	(3)	(3)
8.100% First Lien Notes due 2036	$1,500,000,000	100%	$1,500,000,000	$163,650
Guarantees of the 8.100% First Lien Notes due 2036(2)	N/A(3)	(3)	(3)	(3)
8.350% First Lien Notes due 2046	$2,000,000,000	100%	$2,000,000,000	$218,200
Guarantees of the 8.350% First Lien Notes due 2046(2)	N/A(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
DCC Executive Security Inc.	Delaware	75-2835372	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell America Latina Corp.	Delaware	74-2924614	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Colombia Inc.	Delaware	74-2850023	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell DFS Corporation	Delaware	52-2049669	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell DFS Group Holdings L.L.C.	Delaware	83-2277972	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Federal Systems Corporation	Delaware	20-0218941	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Federal Systems GP L.L.C.	Delaware	20-0219046	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Federal Systems LP L.L.C.	Delaware	20-0219487	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Financial Services L.L.C.	Delaware	74-2825828	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Global Holdings XV L.L.C.	Delaware	82-4674551	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Inc.	Delaware	74-2487834	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Marketing Corporation	Delaware	74-2485040	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Marketing GP L.L.C.	Delaware	20-0218690	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Marketing LP L.L.C.	Delaware	20-0219147	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Product and Process Innovation Services Corp.	Delaware	20-4285143	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Products Corporation	Delaware	74-2485611	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Dell Products GP L.L.C.	Delaware	20-0218732	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Products LP L.L.C.	Delaware	20-0219283	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Revolver Company L.P.	Delaware	20-3169301	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Revolver GP L.L.C.	Delaware	20-3286502	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Technologies Capital, LLC	Delaware	85-0623964	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Technologies Inc.	Delaware	80-0890963	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell USA Corporation	Delaware	74-2485041	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell USA GP L.L.C.	Delaware	20-0218658	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell USA LP L.L.C.	Delaware	20-0219119	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell World Trade Corporation	Delaware	20-0218917	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell World Trade GP L.L.C.	Delaware	20-0219008	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell World Trade LP L.L.C.	Delaware	20-0219506	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Denali Intermediate Inc.	Delaware	38-3897772	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
EMC IP Holding Company LLC	Delaware	81-3742072	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
EMC Puerto Rico, Inc.	Delaware	66-0385528	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Flanders Road Holdings LLC	Delaware	04-3581091	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
NBT Investment Partners LLC	Delaware	86-3161860	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Newfound Investment Partners LLC	Delaware	86-3183988	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
ScaleIO LLC	Delaware	45-5051310	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Wyse Technology L.L.C.	Delaware	94-2757606	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Revolver Funding L.L.C.	Nevada	20-3598151	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Computer Holdings L.P.	Texas	74-2674091	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Federal Systems L.P.	Texas	74-2924476	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Marketing L.P.	Texas	74-2616805	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Products L.P.	Texas	74-2616803	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell USA L.P.	Texas	74-2616802	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell World Trade L.P.	Texas	74-2622003	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2021

PRELIMINARY PROSPECTUS

DELL INTERNATIONAL L.L.C.

EMC CORPORATION

Exchange Offer for

$3,750,000,000 of 5.450% First Lien Notes due 2023

$1,000,000,000 of 4.000% First Lien Notes due 2024

$1,000,000,000 of 5.850% First Lien Notes due 2025

$4,500,000,000 of 6.020% First Lien Notes due 2026

$1,750,000,000 of 4.900% First Lien Notes due 2026

$500,000,000 of 6.100% First Lien Notes due 2027

$1,750,000,000 of 5.300% First Lien Notes due 2029

$750,000,000 of 6.200% First Lien Notes due 2030

$1,500,000,000 of 8.100% First Lien Notes due 2036

$2,000,000,000 of 8.350% First Lien Notes due 2046

Offer for (i) outstanding unregistered 5.450% First Lien Notes due 2023 (the “old 2023 notes”) of the Issuers in the aggregate principal amount of $3,750,000,000 in exchange for up to $3,750,000,000 of 5.450% First Lien Notes due 2023 (the “2023 exchange notes”), which have been registered under the Securities Act, (ii) outstanding unregistered 4.000% First Lien Notes due 2024 (the “old 2024 notes”) of the Issuers in the aggregate principal amount of $1,000,000,000 in exchange for up to $1,000,000,000 of 4.000% First Lien Notes due 2024 (the “2024 exchange notes”), which have been registered under the Securities Act, (iii) outstanding unregistered 5.850% First Lien Notes due 2025 (the “old 2025 notes”) of the Issuers in the aggregate principal amount of $1,000,000,000 in exchange for up to $1,000,000,000 of 5.850% First Lien Notes due 2025 (the “2025 exchange notes”), which have been registered under the Securities Act, (iv) outstanding unregistered 6.020% First Lien Notes due 2026 (the “old June 2026 notes”) of the Issuers in the aggregate principal amount of $4,500,000,000 in exchange for up to $4,500,000,000 of 6.020% First Lien Notes due 2026 (the “June 2026 exchange notes”), which have been registered under the Securities Act, (v) outstanding unregistered 4.900% First Lien Notes due 2026 (the “old October 2026 notes”) of the Issuers in the aggregate principal amount of $1,750,000,000 in exchange for up to $1,750,000,000 of 4.900% First Lien Notes due 2026 (the “October 2026 exchange notes”), which have been registered under the Securities Act, (vi) outstanding unregistered 6.100% First Lien Notes due 2027 (the “old 2027 notes”) of the Issuers in the aggregate principal amount of $500,000,000 in exchange for up to $500,000,000 of 6.100% First Lien Notes due 2027 (the “2027 exchange notes”), which have been registered under the Securities Act, (vii) outstanding unregistered 5.300% First Lien Notes due 2029 (the “old 2029 notes”) of the Issuers in the aggregate principal amount of $1,750,000,000 in exchange for up to $1,750,000,000 of 5.300% First Lien Notes due 2029 (the “2029 exchange notes”), which have been registered under the Securities Act, (viii) outstanding unregistered 6.200% First Lien Notes due 2030 (the “old 2030 notes”) of the Issuers in the aggregate principal amount of $750,000,000 in exchange for up to $750,000,000 of 6.200% First Lien Notes due 2030 (the “2030 exchange notes”), which have been registered under the Securities Act, (ix) outstanding unregistered 8.100% First Lien Notes due 2036 (the “old 2036 notes”) of the Issuers in the aggregate principal amount of $1,500,000,000 in exchange for up to $1,500,000,000 of 8.100% First Lien Notes due 2036 (the “2036 exchange notes”), which have been registered under the Securities Act and (x) outstanding unregistered 8.350% First Lien Notes due 2046 (the “old 2046 notes” and, together with the old 2023 notes, the old 2024 notes, the old 2025 notes, the old June 2026 notes, the old October 2026 notes, the old 2027 notes, the old 2029 notes, the old 2030 notes and the old 2036 notes, the “outstanding notes”) of the Issuers in the aggregate principal amount of $2,000,000,000 in exchange for up to $2,000,000,000 of 8.350% First Lien Notes due 2046 (the “2046 exchange notes” and, together with the 2023 exchange notes, the 2024 exchange notes, the 2025 exchange notes, the June 2026 exchange notes, the October 2026 exchange notes, the 2027 exchange notes, the 2029 exchange notes, the 2030 exchange notes and the 2036 exchange notes, the “exchange notes” and, the exchange notes together with the outstanding notes, the “notes”), which have been registered under the Securities Act.

The exchange notes will be the obligation of the Issuers and will be guaranteed on a full and unconditional, joint and several basis by Dell Technologies Inc., Denali Intermediate Inc., Dell Inc. and each of Denali Intermediate Inc.’s wholly-owned domestic subsidiaries that guarantees obligations under the senior secured credit facilities. Such guarantees will rank equal in right of payment with all existing and future senior indebtedness of such guarantors, including our senior secured credit facilities and the existing notes, and senior in right of payment to all future subordinated indebtedness of such guarantors. The exchange notes and the related guarantees thereof will be structurally subordinated to all of the existing and future indebtedness and other liabilities of any existing and future subsidiaries that do not guarantee the exchange notes, including our non-wholly-owned subsidiaries, foreign subsidiaries, receivables subsidiaries and subsidiaries designated as unrestricted subsidiaries under the senior secured credit facilities. The exchange notes and the related guarantees thereof will be structurally senior to the Dell Inc. unsecured notes and debentures and (except with respect to EMC) the EMC unsecured notes. To the extent lenders under the senior secured credit facilities release any guarantor from its obligations, such guarantor will also be released from its obligations under its guarantee in respect of the exchange notes. See “Description of the Exchange Notes—Note Guarantees.”

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•

The exchange offer expires at 5:00 p.m., New York City time, on                , 2021, which is the 21st business day after the date of this prospectus, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 23 of this prospectus before participating in the exchange offer.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. This prospectus may be used only for the purposes for which it has been published and we do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in or incorporated by reference in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. Information incorporated by reference is available without charge at the website that the SEC maintains at http://www.sec.gov, as well as from other sources. See “Where You Can Find More Information.” In addition, you may request a copy of such document, at no cost, by writing or calling us at the following address or telephone number: Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, Tel: (512) 728-7800. In order to receive timely delivery of those materials, you must make your requests no later than five business days before expiration of the applicable exchange offer, or                 , 2021, the present expiration of the exchange offer.

i

FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus and in documents incorporated by reference into this prospectus, forward-looking statements include, without limitation, statements regarding financial estimates and effects of the Offering, future financial and operating results, our plans, expectations, beliefs, intentions and strategies, and other statements that are not historical facts. Such forward-looking statements may be signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.

These statements regarding future events or our future performance or results inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. The risks, contingencies and other uncertainties that could cause our business and actual results of operations, financial condition and prospects to differ materially from our expectations include, but are not limited to:

•	competitive pressures;

•	our reliance on third-party suppliers for products and components, including reliance on single-source or limited-resource suppliers;

•	our ability to achieve favorable pricing from our vendors;

•	adverse global economic conditions and instability in financial markets, including due to public health issues such as to the outbreak of COVID-19;

•	execution of our growth, business, acquisition and divestiture strategies;

•	the success of our cost efficiency measures;

•	our ability to manage solutions and products and services transitions in an effective manner;

•	our ability to deliver high-quality products and services;

•	infrastructure disruptions, cyber-attacks or other data security breaches;

•	our foreign operations and ability to generate substantial non-U.S. net revenue;

•	product, customer and geographic sales mix and seasonal sales trends;

•	the performance of our sales channel partners;

•	access to the capital markets by us or our customers;

•	weak economic conditions and additional regulation;

•	counterparty default risks;

•	the loss of any services contracts with our customers, including government contracts, and our ability to perform such contracts at our estimated costs;

•	our ability to develop and protect our proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	our ability to hedge effectively our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	an impairment of portfolio investments;

•	unfavorable results of legal proceedings;

•	increased costs and additional regulations and requirements as a result of our operation as a public company;

•	our ability to develop and maintain effective internal control over financial reporting;

•	compliance requirements of changing environmental and safety laws;

•	the effect of armed hostilities, terrorism, natural disasters and public health issues;

•	our level of indebtedness;

•	the impact of the financial performance of VMware; and

•	other factors discussed under “Risk Factors” and elsewhere included in or incorporated by reference into this prospectus.

Because of these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our expectations change or if new events, circumstances or information arises, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus, except as may be required under applicable federal securities law.

TRADEMARKS AND SERVICE MARKS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Certain trademarks and/or trade names are subject to registrations or applications to register with the United States Patent and Trademark Office or the equivalent in certain foreign jurisdictions, while others are not subject to registration but protected by common law rights. These registered and unregistered marks include our corporate names, logos and website names used herein. Each trademark, service mark or trade name by any other company appearing in this prospectus belongs to its owner.

Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensors to these trademarks, service marks or trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market share and other industry-related and statistical information, which are based on information from independent industry organizations and other third-party sources, including IDC Research, Inc. We also have derived some industry and market information from our internal analysis based upon data available from such independent and third-party sources and our internal research. We believe such information to be accurate as of the date of this prospectus. However, this information is subject to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources. We cannot guarantee the accuracy or completeness of any such information contained in this prospectus. Such information also involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Forward-Looking Statements.”

In this prospectus, references to “share” and “industry share,” unless otherwise indicated, are based on revenue, except with respect to PC units, which are based on number of units sold.

BASIS OF PRESENTATION

Unless otherwise indicated or as the context otherwise requires, a reference in this prospectus to:

•	“ANZ Structured Facility” refers to the Australia and New Zealand revolving facility described in “Description of the Exchange Notes” in this prospectus;

•	“Asset-Backed Notes” refers to the asset-backed notes described in “Description of the Exchange Notes” in this prospectus;

•	“Boomi” refers to Boomi, Inc., a wholly-owned consolidated subsidiary of Dell Technologies;

•	“Canadian Structured Facility” refers to the Canadian revolving facility described in “Description of the Exchange Notes” in this prospectus;

•	“Class V Common Stock” refers to the formerly outstanding series of Dell Technologies common stock, par value $0.01 per share, designated as Class V Common Stock;

•

“Class V transaction” refers to the transaction whereby holders of shares of Class V Common Stock exchanged their shares of Class V Common Stock for Class C Common Stock and cash, which was completed on December 28, 2018;

•	the “Code” refers to the Internal Revenue Code of 1986, as amended;

•

the “Company,” “Dell Technologies,” “we,” “our” or “us” refers to Dell Technologies Inc., a Delaware corporation, or, as the context requires, to Dell Technologies Inc. and its consolidated subsidiaries;

•	“Dell” refers to Dell Inc., a Delaware corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Dell Inc. and its consolidated subsidiaries;

•

“Dell Inc. unsecured notes and debentures” refers, collectively, to the 4.625% senior notes due 2021, 6.50% senior notes due 2038, 5.40% senior notes due 2040 and 7.10% senior debentures due 2028 issued by Dell;

•

“Dell International” refers to Dell International L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Dell International L.L.C. and its consolidated subsidiaries;

•

“Denali Intermediate” refers to Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Denali Intermediate Inc. and its consolidated subsidiaries;

•	“DFS” refers to Dell Financial Services;

•	“DFS Debt” refers to the Receivables Facilities, the Asset-Backed Notes, the Structured Facilities, the Mexico Loan Agreements and the senior unsecured Eurobonds, collectively;

•

“DFS Related Debt” refers to the sum of DFS Debt and an allocated portion of our debt used to fund the DFS business by applying a 7:1 debt to equity ratio to our financing receivables balance and equipment under our DFS operating leases, net;

•	“EMC” refers to EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to EMC Corporation and its consolidated subsidiaries;

•

“EMC merger” refers to the transaction consummated on September 7, 2016 pursuant to which a wholly-owned subsidiary of Dell Technologies merged with and into EMC, with EMC surviving the merger as a wholly-owned subsidiary of Dell Technologies;

•	“EMEA Receivables Facility” refers to the receivables facility described in “Description of the Exchange Notes” in this prospectus;

•	“EMC unsecured notes” refers to the 3.375% senior notes due 2023 issued by EMC;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•

“existing first lien notes” refers, collectively, to the 5.450% First Lien Notes due 2023, 4.000% First Lien Notes due 2024, 5.850% First Lien Notes due 2025, 6.020% First Lien Notes due 2026, 4.900% First Lien Notes due 2026, 6.100% First Lien Notes due 2027, 5.300% First Lien Notes due 2029, 6.200% First Lien Notes due 2030, 8.100% First Lien Notes due 2036, 8.100% First Lien Notes due 2036 and 8.350% First Lien Notes due 2046;

•	“existing notes” refers, collectively, to the existing first lien notes and the existing senior notes;

•	“existing senior notes” refers to the 5.875% senior notes due 2021 and the 7.125% senior notes due 2024 co-issued by Dell International and EMC;

•	“European Structured Facility” refers to the European revolving facility described in “Description of the Exchange Notes” in this prospectus;

•	“GAAP” refers to accounting principles generally accepted in the United States of America;

•	“going-private agreement” refers to the Agreement and Plan of Merger, dated as of February 5, 2013, as amended, pursuant to which the going-private transaction of Dell was effected;

•

“going-private transaction” refers to the acquisition of Dell by Dell Technologies on October 29, 2013 pursuant to the going-private agreement in which the public stockholders of Dell received cash for their shares of Dell common stock;

•	“guarantee” refers to the guarantees in respect of the notes as described in “Description of the Exchange Notes--Guarantees” in this prospectus;

•	“guarantors” refer to the guarantors of the notes. See “Description of the Exchange Notes—Guarantees”;

•	“Issuers” refers to Dell International and EMC and not to any of their subsidiaries;

•	“Margin Loan Facility” refers to the margin loan facility in an aggregate principal amount of $4.0 billion entered into on April 12, 2017, as amended, and as in effect from time to time;

•	“Mexico Loan Agreements” refers to the loan agreements described in “Description of the Exchange Notes” in this prospectus;

•	“NYSE” refers to the New York Stock Exchange;

•	“Pivotal” refers to Pivotal Software, Inc., a wholly-owned subsidiary of VMware, Inc.;

v

•	“Receivables Facilities” refers to the U.S. DFS Commercial Receivables Facilities, the U.S. Revolving Consumer Receivables Facility and the EMEA Receivables Facility, collectively;

•

“Revolving Credit Facility” refers to the senior secured revolving credit facility in an aggregate principal amount of up to $4,500 million entered into on September 7, 2016, as amended, and as in effect from time to time;

•	“SEC” refers to the U.S. Securities and Exchange Commission;

•	“Secureworks” refers to SecureWorks Corp., a majority-owned consolidated subsidiary of Dell Technologies;

•	“Securities Act” refers to the Securities Act of 1933, as amended;

•	“senior secured credit facilities” refers to the Revolving Credit Facility and the term loan facilities, collectively;

•	“senior unsecured Eurobonds” refers to the 0.625% senior unsecured eurobonds due 2022 and the 1.625% unsecured eurobonds due 2024 issued by Dell Bank International D.A.C.;

•	“Structured Facilities” refers to the Canadian Structured Facility, the European Structured Facility, the ANZ Structured Facility and the U.S. Structured Facilities, collectively;

•

“term loan facilities” refers to the (i) $3,134 million senior secured term loan A-6 facility under our senior secured credit facilities (the “term loan A-6 facility”) and (ii) $3,143 million senior secured term loan B-1 facility under our senior secured credit facilities (the “term loan B-1 facility”);

•	“U.S. DFS Commercial Receivables Facilities” refers to the receivables facilities described in “Description of the Exchange Notes” in this prospectus;

•	“U.S. Structured Facilities” refers to the U.S. structured facilities described in “Description of the Exchange Notes” in this prospectus;

•	“U.S. Revolving Consumer Receivables Facility” refers to the receivables facility described in “Description of the Exchange Notes” in this prospectus;

•	“Virtustream” refers to Virtustream Group Holdings, Inc., a wholly-owned consolidated subsidiary of Dell Technologies;

•	“VMware,” except as otherwise specified in this prospectus, refers to VMware, Inc., a Delaware corporation, or, as the context requires, to VMware, Inc. and its consolidated subsidiaries;

•

“VMware Notes” refers to, collectively, the (1) 2.95% senior notes due August 2022, (2) 4.50% senior notes due 2025, (3) 4.65% senior notes due 2027, (4) 3.90% senior notes due 2027 and (5) 4.70% senior notes due 2030, in each case, issued by VMware; and

•	“VMware Revolving Credit Facility” refers to the revolving credit facility described in “Description of the Exchange Notes” in this prospectus.

Dell Technologies’ fiscal year is the 52- or 53-week period ending on the Friday nearest January 31. We refer to our fiscal year ending January 29, 2021, our fiscal year ended January 31, 2020 and our fiscal year ended February 1, 2019 as “Fiscal 2021”, “Fiscal 2020” and “Fiscal 2019” respectively. Fiscal 2021, Fiscal 2020 and Fiscal 2019 included 52 weeks.

This prospectus includes and incorporates by reference the historical financial statements and other financial data of Dell Technologies, which will guarantee the exchange notes offered hereby. Dell International and EMC, the co-issuers of the exchange notes offered hereby, are each a direct wholly-owned subsidiary of Dell. No separate financial information has been provided in this prospectus for Dell International or EMC.

As disclosed in Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 29, 2021 incorporated by reference herein, Dell Technologies adopted the standard set forth in ASC 326 (the “new CECL standard”) as of February 1, 2020 using the modified retrospective method, with the cumulative-effect adjustment to the opening balance of stockholders’ equity (deficit) as of the adoption date. The cumulative effect of adopting the new CECL standard resulted in immaterial adjustments to the allowance for expected credit losses within financing receivables, net and accounts receivable, net, other non-current liabilities related to deferred taxes and stockholders’ equity (deficit) as of February 1, 2020.

In addition, Dell Technologies adopted the standard set forth in ASC 842 (the “new lease standard”) as of February 2, 2019 using the modified retrospective approach, with the cumulative-effect adjustment to the opening balance of stockholders’ equity (deficit) as of the adoption date. Dell Technologies elected to apply the practical expedient using the transition option whereby prior comparative periods were not retrospectively adjusted in Dell Technologies’ consolidated financial statements. Accordingly, prior comparative periods have not been adjusted in the Dell Technologies’ consolidated financial statements and are therefore not comparable with the current period. Dell Technologies also elected the package of practical expedients that does not require reassessment of initial direct costs, classification of a lease, and definition of a lease. The adoption of the new lease standard resulted in the recognition of $1.6 billion in operating lease liabilities and related right of use (“ROU”) assets. Dell Technologies recorded an immaterial adjustment to stockholders’ equity (deficit) as of February 2, 2019 to reflect the cumulative effect of adoption of the new lease standard.

In the area of lessor accounting, as of February 2, 2019, Dell Technologies began to originate operating leases due to the elimination of third-party residual value guarantee insurance from the sales-type lease classification test. Leases that commenced prior to the adoption of the new lease standard were not reassessed or restated pursuant to the practical expedients elected. Accordingly, there was no cumulative adjustment to stockholders’ equity (deficit) related to lessor accounting.

Numerical figures included in or incorporated by reference into this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not represent arithmetic aggregations of the figures that precede them.

PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus and may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the information set forth under the heading “Risk Factors”, and our consolidated financial statements and related notes, which are incorporated by reference herein, before participating in the exchange offer.

Dell Technologies

Dell Technologies helps organizations and individuals build their digital future and transform how they work, live, and play. We provide customers with the industry’s broadest and most innovative technology and services portfolio for the data era, spanning both traditional infrastructure and multi-cloud technologies. We continue to seamlessly deliver differentiated and holistic information technology (“IT”) solutions to our customers, which has driven significant revenue growth and share gains.

Dell Technologies’ integrated solutions help customers modernize their IT infrastructure, manage and operate in a multi-cloud world, address workforce transformation, and provide critical solutions that keep people and organizations connected, which has proven even more important in this current time of disruption caused by the coronavirus pandemic. We are helping customers accelerate their digital transformations to improve and strengthen business and workforce productivity. With our extensive portfolio and our commitment to innovation, we offer secure, integrated solutions that extend from the edge to the core to the cloud, and we are at the forefront of the software-defined and cloud native infrastructure era. As further evidence of our commitment to innovation, in Fiscal 2021 we announced our plan to evolve and expand our IT as-a-Service and cloud offerings through Apex. Apex will provide our customers with greater flexibility to scale IT to meet their evolving business needs and budgets.

Dell Technologies’ end-to-end portfolio is supported by a world-class organization with unmatched size and scale. We operate globally in 180 countries across key functional areas, including technology and product development, marketing, sales, financial services, and global services. Our go-to-market engine includes a 39,000-person sales force and a global network of over 200,000 channel partners. DFS and its affiliates offer customer payment flexibility and enables synergies across the business. DFS funded $9 billion of originations in Fiscal 2021 and maintains a $12 billion global portfolio of high-quality DFS owned assets. We employ 34,000 full-time service and support professionals and maintain more than 2,400 vendor-managed service centers. We manage a world-class supply chain that drives long-term growth and operating efficiencies, with approximately $70 billion in annual procurement expenditures and over 750 parts distribution centers. Together, these elements provide a critical foundation for our success.

For a description of our business, financial condition, results of operations and other important information regarding the Company, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Recent Developments

Spin-Off of VMware

On April 14, 2021, Dell Technologies entered into a Separation and Distribution Agreement (the “Transaction Agreement”) with VMware, in which Dell Technologies owns a majority equity stake. Subject to the terms and conditions set forth in the Transaction Agreement, the businesses of VMware will be separated from the remaining businesses of Dell Technologies through a series of transactions that will result in the pre-transaction stockholders of Dell Technologies owning shares in two, separate public companies: (1) VMware, which will own the business of VMware and certain VMware subsidiaries, and (2) Dell Technologies, which will own Dell Technologies’ other businesses and subsidiaries.

The transaction is expected to close during the fourth quarter of calendar 2021, subject to certain closing conditions, including receipt of a favorable private letter ruling that the transaction will qualify as tax-free for Dell Technologies stockholders for U.S. federal income tax purposes.

Repayment of Indebtedness

Subsequent to January 29, 2021, we repaid certain indebtedness. On March 4, 2021, we redeemed $600 million aggregate principal amount of our outstanding 5.875% senior notes due 2021. On March 12, 2021, we also redeemed in full the $400 million aggregate principal amount of outstanding 4.625% senior notes due 2021. In addition, on February 18, 2021, we entered into an eighth refinancing amendment to the credit agreement governing the senior secured credit facilities to refinance the existing term loan B-1 facility with a new term loan B facility consisting of a $3,143 million refinancing term loan B-2 facility maturing on September 19, 2025.

In addition, on April 7, 2021, we issued a notice of redemption to redeem the $475 million aggregate principal amount of our outstanding 5.875% senior notes due 2021 in full on April 22, 2021. Such repayments of indebtedness are not reflected in the debt balances included in this prospectus.

Ownership and Corporate Structure

The following chart illustrates the ownership and corporate structure of Dell Technologies and its subsidiaries and the outstanding debt of such entities as of January 29, 2021:

*

The outstanding notes are, and the exchange notes offered hereby will be, fully and unconditionally guaranteed on a joint and several basis by Dell Technologies, Denali Intermediate, Dell and each of Denali Intermediate’s direct or indirect wholly-owned domestic subsidiaries that guarantee obligations under the senior secured credit facilities. All obligations under the senior secured credit facilities are fully and unconditionally guaranteed by Denali Intermediate, Dell and each of Denali Intermediate’s existing and future direct or indirect material wholly-owned domestic subsidiaries (other than Dell International and EMC, as borrowers) subject to customary exceptions.

**

None of our non-wholly-owned subsidiaries, foreign subsidiaries, receivables subsidiaries and subsidiaries designated as unrestricted subsidiaries under the senior secured credit facilities, including Secureworks, Boomi, Virtustream, VMware, EMC Equity Assets LLC and VMW Holdco L.L.C. and their respective subsidiaries, guarantee the senior secured credit facilities, the outstanding notes, and none of such subsidiaries will guarantee the exchange notes offered hereby.

(1)

Represents the aggregate principal amount of 4.625% senior notes due 2021, 7.10% senior debentures due 2028, 6.50% senior notes due 2038 and 5.40% senior notes due 2040, which were issued by Dell prior to going-private transaction. On March 12, 2021, we redeemed in full the $400 million aggregate principal amount of outstanding 4.625% senior notes due 2021. The chart above does not reflect this redemption.

(2)	Represents the aggregate principal amount of the 3.375% Notes due 2023, which were issued by EMC prior to EMC merger.
(3)

Represents the outstanding borrowings under the senior secured credit facilities, consisting of (i) $3,143 million aggregate principal amount of the term loan B-2 facility, and (ii) $3,134 million aggregate principal amount of the term loan A-6 facility. In addition, we had $4.5 billion of available borrowings under the Revolving Credit Facility (without giving effect to an immaterial amount of letters of credit outstanding).

(4)

Represents the aggregate principal amount of (i) the old 2023 notes, old June 2026 notes, old 2036 notes and old 2046 notes, which were co-issued by Dell International and EMC in June 2016 in connection with the EMC merger, (ii) the old 2024 notes, old October 2026 notes and old 2029 notes, which were co-issued by Dell International and EMC in March 2019 and (iii) the old 2025 notes, old 2027 notes and old 2030 notes, which were co-issued by Dell International and EMC in April 2020.

(5)

Represents the aggregate principal amount of 5.875% senior notes due 2021 and 7.125% senior notes due 2024, which were co-issued by Dell International and EMC in June 2016 in connection with the EMC merger. On March 4, 2021, we redeemed $600 million aggregate principal amount of the outstanding 5.875% senior notes due 2021. In addition, on April 7, 2021, we issued a notice of redemption to redeem the $475 million aggregate principal amount of outstanding 5.875% senior notes due 2021 in full on April 22, 2021. The chart above does not reflect these redemptions.

(6)

Represents non-guarantors’ outstanding borrowings under DFS Debt. As of January 29, 2021, we and our subsidiaries had approximately $1.3 billion-equivalent of available borrowings thereunder, all of which will be structurally senior to the Exchange Notes. The majority of DFS Debt is non-recourse to Dell Technologies and represents borrowings under securitization programs and structured financing programs, for which our risk of loss is limited to transferred lease and loan payments and associated equipment, and the credit holders under these programs have no recourse to Dell Technologies. Dell provides an unsecured guarantee of the obligations under the $292 million-equivalent Canadian Structured Facility, the $727 million-equivalent European Structured Facility and the $269 million-equivalent ANZ Structured Facility. Does not reflect outstanding borrowings of approximately $43 million of the Issuers and the guarantors under DFS Debt.

(7)

Represents the aggregate principal amount outstanding under the Margin Loan Facility. Dell Technologies provides an unsecured guarantee of all of the borrower’s obligations under the Margin Loan Facility, which guarantee will expire concurrently with the maturity of the Margin Loan Facility due April 2022.

(8)

Represents the aggregate principal amount of VMware’s 2.95% senior notes due 2022, 3.90% senior notes due 2027, 4.50% senior notes due 2025, 4.65% senior notes due 2027 and 4.70% senior notes due 2030, as well as VMware’s $1.0 billion revolving credit facility, which was undrawn as of January 29, 2021. Each of VMware and its subsidiaries is an unrestricted subsidiary for purposes of the existing debt of Dell International and EMC. None of the net proceeds of borrowings under such unrestricted subsidiary debt will be made available to support the operations or satisfy any corporate purposes of Dell Technologies, other than the operations and corporate purposes of VMware and its subsidiaries, and none of Dell International, EMC or any of its subsidiaries (other than VMware and its subsidiaries) is obligated to make payment on such unrestricted subsidiary debt. See “Capitalization.”

Corporate Information

Dell Technologies (under the name Denali Holding Inc.) and Denali Intermediate were incorporated in the State of Delaware in 2013 in connection with the going-private transaction in October 2013. Denali Holding Inc. changed its name to Dell Technologies Inc. on August 25, 2016. Our global corporate headquarters is located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 728-7800. Our website is www.delltechnologies.com and the Investors page of our website is www.investors.delltechnologies.com. Information contained or linked on our website is not incorporated by reference into this prospectus and is not a part of this prospectus.

EMC was incorporated in Massachusetts in 1979. EMC’s corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts. EMC’s telephone number is (508) 435-1000. EMC maintains a website at www.emc.com. Information contained or linked on EMC’s website is not incorporated by reference into this prospectus and is not a part of this prospectus.

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On June 1, 2016, the Issuers completed a private offering of the old 2023 notes, old June 2026 notes, old 2036 notes and old 2046 notes, and in connection therewith, the Issuers and the guarantors entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to complete the exchange offer within five years after the date on which the EMC merger was consummated. On March 20, 2019, the Issuers completed a private offering of the old 2024 notes, old October 2026 notes and old 2029 notes, and in connection therewith, the Issuers and the guarantors entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to complete the exchange offer within five years after such issue date. On April 9, 2020, the Issuers completed a private offering of the old 2025 notes, old 2027 notes and old 2030 notes, and in connection therewith, the Issuers and the guarantors entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to complete the exchange offer within five years after such issue date. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provision of the registration rights agreement is no longer applicable.

The Exchange Offer

The Issuers are offering to exchange: (i) up to $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023, (ii) up to $1,000,000,000 aggregate principal amount of 4.000% First Lien Notes due 2024, (iii) up to $1,000,000,000 aggregate principal amount of 5.850% First Lien Notes due 2025, (iv) up to $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026, (v) up to $1,750,000,000 aggregate principal amount of 4.900% First Lien Notes due 2026, (vi) up to $500,000,000 aggregate principal amount of 6.100% First Lien Notes due 2027, (vii) up to $1,750,000,000 aggregate principal amount of 5.300% First Lien Notes due 2029, (viii) up to $750,000,000 aggregate principal amount of 6.200% First Lien Notes due 2030, (ix) up to $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 and (x) up to $2,000,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046, each of which has been registered under the Securities Act, for a like amount of outstanding notes.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Issuers believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2021, which is the 21st business day after the date of this prospectus, unless extended by the Issuers. The Issuers do not currently intend to extend the expiration date.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•

tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes; cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest on (i) the 2023 exchange notes and the June 2026 exchange notes will be payable semi-annually on June 15 and December 15, (ii) the 2024 exchange notes, the 2025 exchange notes, the 2027 exchange notes, the 2030 exchange notes, the 2036 exchange notes and the 2046 exchange notes will be payable semi-annually on January 15 and July 15 of each year and (iii) the October 2026 exchange notes and the 2029 exchange notes will be payable semi-annually on April 1 and October 1 of each year. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuers may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuers and the guarantors do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The Issuers will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus.

Summary Historical Consolidated Financial Data

The following tables present Dell Technologies’ summary historical consolidated financial data as of the dates and for the periods indicated.

The summary consolidated balance sheet data as of January 29, 2021 and January 31, 2020 and the summary consolidated results of operations and cash flow data for Fiscal 2021, Fiscal 2020 and Fiscal 2019 have been derived from Dell Technologies’ audited consolidated financial statements included in Dell Technologies’ Annual Report on Form 10-K filed with the SEC on March 26, 2021 and incorporated by reference into this prospectus.

As disclosed in Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 29, 2021, Dell Technologies adopted the new CECL standard as of February 1, 2020 using the modified retrospective method, with the cumulative-effect adjustment to the opening balance of stockholders’ equity (deficit) as of the adoption date. The cumulative effect of adopting the new CECL standard resulted in an increase of $111 million and $27 million to the allowance for expected credit losses within financing receivables, net and accounts receivable, net, respectively, on Dell Technologies’ consolidated financial statements, and a corresponding decrease of $28 million to other non-current liabilities related to deferred taxes and $110 million to stockholders’ equity (deficit) as of February 1, 2020. See note 2, note 4 and note 20 to the audited consolidated financial statements included in Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 29, 2021 incorporated by reference herein for additional information about Dell Technologies’ allowance for financing receivables losses and allowance for expected credit losses of accounts receivable.

In addition, Dell Technologies adopted the new lease standard as of February 2, 2019 using the modified retrospective approach, with the cumulative-effect adjustment to the opening balance of stockholders’ equity (deficit) as of the adoption date. Dell Technologies elected to apply the practical expedient using the transition option whereby prior comparative periods were not retrospectively adjusted in Dell Technologies’ consolidated financial statements. Accordingly, prior comparative periods have not been adjusted in the Dell Technologies’ consolidated financial statements and are therefore not comparable with the current period. Dell Technologies also elected the package of practical expedients that does not require reassessment of initial direct costs, classification of a lease, and definition of a lease. The adoption of the new lease standard resulted in the recognition of $1.6 billion in operating lease liabilities and related ROU assets. Dell Technologies recorded an immaterial adjustment to stockholders’ equity (deficit) to reflect the cumulative effect of adoption of the new lease standard.

In the area of lessor accounting, as of February 2, 2019, Dell Technologies began to originate operating leases due to the elimination of third-party residual value guarantee insurance from the sales-type lease classification test. Leases that commenced prior to the adoption of the new lease standard were not reassessed or restated pursuant to the practical expedients elected. Accordingly, there was no cumulative adjustment to stockholders’ equity (deficit) related to lessor accounting.

The summary historical consolidated financial data presented below are not necessarily indicative of the results to be expected for any future period.

The summary historical consolidated financial data presented below should be read in conjunction with Dell Technologies’ audited consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Dell Technologies’ Annual Report on Form 10-K filed with the SEC on March 26, 2021 and incorporated by reference into this prospectus.

Unless otherwise indicated, the summary historical consolidated financial data presented below do not give effect to the exchange offer.

	Historical
	Fiscal Year Ended
	January 29, 2021	January 31, 2020	February 1, 2019
	(in millions)
Results of Operations and Cash Flow Data:
Net revenue	$94,224	$92,154	$90,621
Gross margin	$29,417	$28,933	$25,053
Operating expense	$24,273	$26,311	$25,244
Operating income (loss)	$5,144	$2,622	$(191)
Income (loss) before income taxes	$3,670	$(4)	$(2,361)
Net income (loss)	$3,505	$5,529	$(2,181)
Cash flows from operating activities	$11,407	$9,291	$6,991

	Historical
	As of
	January 29, 2021	January 31, 2020
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$14,201	$9,302
Total assets	$123,415	$118,861
Short-term debt	$6,362	$7,737
Long-term debt	$41,622	$44,319
Total stockholders’ equity	$7,553	$3,155
Other Key Metrics:
Core debt (a):
Senior secured credit facilities and existing first lien notes (b)	$24,777	$29,664
Dell Inc. unsecured notes and debentures (c)	1,352	1,352
Existing senior notes (d)	2,700	2,700
EMC unsecured notes (e)	1,000	1,600
DFS allocated debt (f)	(666)	(1,495)

Total core debt	$29,163	$33,821
DFS Related Debt
DFS debt (g)	$9,666	$7,765
DFS allocated debt (f):	666	1,495

Total DFS Related Debt	$10,332	$9,260

Other debt (h)	4,235	4,024
Public subsidiary debt (i)	4,750	5,560

Total debt, principal amount	$48,480	$52,665

Total debt, principal amount excluding public subsidiary debt	$43,730	$47,105

(a)

Core debt consists of the total principal amount of our debt less (i) DFS Related Debt, (ii) other debt and (iii) public subsidiary debt. Core debt is the sum of debt under our senior secured credit facilities, the existing first lien notes, the Dell Inc. unsecured notes and debentures, the existing senior notes, and the EMC unsecured notes, less DFS allocated debt.

(b)	Comprises debt under our senior secured credit facilities and the existing first lien notes.

(c)	Represents debt under the unsecured notes and debentures that were issued prior to the going-private transaction.
(d)	Represents the existing senior notes issued in connection with the EMC merger.
(e)	Represents the unsecured senior notes issued by EMC prior to the EMC merger.
(f)	We approximate the amount of our DFS allocated debt by applying a 7:1 debt to equity ratio to our financing receivables balance and equipment under our DFS operating leases, net.
(g)

DFS debt primarily represents debt from our receivables, securitization, senior unsecured Eurobonds and structured financing programs. To fund expansion of the DFS business, we balance the use of our receivables, securitization and structured financing programs with other sources of liquidity. See note 4 to the audited consolidated financial statements included in Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 29, 2021 incorporated by reference herein for more information about our DFS debt.

(h)	Other debt primarily consisted of our Margin Loan Facility due April 2022, which had $4.0 billion outstanding as of both January 29, 2021 and January 31, 2020.
(i)

Primarily represents the debt of VMware (including the VMware Notes) and its subsidiaries. Each of VMware and its subsidiaries is an unrestricted subsidiary. Neither Dell Technologies nor any of its subsidiaries, other than VMware, is obligated to make payment on the VMware Notes.

Summarized Financial Information

Summarized Guarantor Financial Information

As discussed elsewhere in this prospectus, the first lien notes are guaranteed on a joint and several unsecured basis by Dell Technologies and on a joint and several secured basis by Denali Intermediate, Dell and each of Denali Intermediate’s wholly-owned domestic subsidiaries that guarantees the Issuers’ obligations under the senior secured credit facilities. The guarantees are full and unconditional, subject to certain customary release provisions. See “Description of the Exchange Notes—Note Guarantees” for more information regarding the guarantees of the first lien notes.

The tables below are summarized financial information provided in conformity with Rule 13-01 of the SEC’s Regulation S-X. The summarized financial information of the Issuers and guarantors (collectively, the “Obligor Group”) is presented on a combined basis, excluding intercompany balances and transactions between entities in the Obligor Group. To the extent material, the Obligor Group’s amounts due from, amounts due to and transactions with non-guarantor subsidiaries have been presented separately in footnotes to the corresponding line items. The Obligor Group’s investment balances in non-guarantor subsidiaries have been excluded.

The following table presents summarized results of operations information for the Obligor Group for the period indicated:

Fiscal Year Ended
January 29, 2021
(in millions)
Net revenue(a)	$23,302
Gross margin(b)	$8,603
Operating loss(c)	$(159)
Interest and other, net	$(1,486)

Loss before income taxes	$(1,645)
Net loss attributable to Obligor Group	$(972)

(a)	Includes $2,455 million of net revenue from service fees and $208 million of product net revenue from non-guarantor subsidiaries.
(b)	Includes $2,072 million cost of net revenue from resale of solutions purchased from non-guarantor subsidiaries.
(c)	Includes $99 million of operating expenses from shared services provided by non-guarantor subsidiaries.

The following table presents summarized balance sheet information for the Obligor Group as of the date indicated:

As of
January 29, 2021
(in millions)
Assets
Total current assets	$12,096
Goodwill and intangible assets	16,213
Other non-current assets	6,178
Inter-company loan receivables	4,714

Total assets	$39,201

Liabilities
Current liabilities	$15,736
Inter-company payables	5,527

Total current liabilities	21,263
Long-term debt	27,951
Other non-current liabilities	7,549

Total liabilities	$56,763

Summarized Affiliate Financial Information

As discussed elsewhere in this prospectus, the first lien notes and related guarantees are secured on a first-priority basis by substantially all of the tangible and intangible assets of the Issuers and guarantors that secure obligations under the senior secured credit facilities, including pledges of all capital stock of the Issuers, of Dell and of certain wholly-owned material subsidiaries of the Issuers and the guarantors (but limited to 65% of the voting stock of any foreign subsidiary), subject to certain thresholds, exceptions, permitted liens and release provisions. See “Description of the Exchange Notes—Security for the Notes” for more information regarding the collateral securing the first lien notes and related guarantees.

The equity interests of various affiliates within Dell Technologies’ consolidated group have been pledged as collateral for the first lien notes. Dell Technologies is therefore subject to SEC Rule 13-02, which requires that summarized financial information for the affiliates whose securities are pledged as collateral (collectively, the “Affiliate Group”) be provided on a combined basis to the extent such information is material and materially different than the corresponding amounts presented in the consolidated financial statements. The summarized financial information for the Affiliate Group would produce results materially consistent with information presented in Dell Technologies’ consolidated financial statements included in Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 29, 2021 incorporated by reference herein and has therefore not included such information in this filing. In particular, the assets, liabilities and results of operations of the Affiliate Group are not materially different than the corresponding amounts presented in the consolidated financial statements of Dell Technologies for the fiscal year ended January 29, 2021, except with respect to redeemable shares of $472 million as reflected on Dell Technologies’ balance sheet as compared to redeemable shares of $0 as reflected on the balance sheet for the Affiliate Group.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuers	Dell International L.L.C., a Delaware limited liability company, and EMC Corporation, a Massachusetts corporation.

Notes Offered	Up to $3,750,000,000 aggregate principal amount of 5.450% First Lien notes due 2023.

Up to $1,000,000,000 aggregate principal amount of 4.000% First Lien Notes due 2024.

Up to $1,000,000,000 aggregate principal amount of 5.850% First Lien Notes due 2025.

Up to $4,500,000,000 aggregate principal amount of 6.020% First Lien notes due 2026.

Up to $1,750,000,000 aggregate principal amount of 4.900% First Lien Notes due 2026.

Up to $500,000,000 aggregate principal amount of 6.100% First Lien Notes due 2027.

Up to $1,750,000,000 aggregate principal amount of 5.300% First Lien Notes due 2029.

Up to $750,000,000 aggregate principal amount of 6.200% First Lien Notes due 2030.

Up to $1,500,000,000 aggregate principal amount of 8.100% First Lien notes due 2036.

Up to $2,000,000,000 aggregate principal amount of 8.350% First Lien notes due 2046.

Maturity Dates	The 2023 exchange notes will mature on June 15, 2023, unless earlier redeemed or repurchased.

The 2024 exchange notes will mature on July 15, 2024, unless earlier redeemed or repurchased.

The 2025 exchange notes will mature on July 15, 2025, unless earlier redeemed or repurchased.

The June 2026 exchange notes will mature on June 15, 2026, unless earlier redeemed or repurchased.

The October 2026 exchange notes will mature on October 1, 2026, unless earlier redeemed or repurchased.

The 2027 exchange notes will mature on July 15, 2027, unless earlier redeemed or repurchased.

The 2029 exchange notes will mature on October 1, 2029, unless earlier redeemed or repurchased.

The 2030 exchange notes will mature on July 15, 2030, unless earlier redeemed or repurchased.

The 2036 exchange notes will mature on July 15, 2036, unless earlier redeemed or repurchased.

The 2046 exchange notes will mature on July 15, 2046, unless earlier redeemed or repurchased.

Interest	Interest on the 2023 exchange notes and the June 2026 exchange notes will accrue at a rate of 5.45% and 6.02% per annum, respectively, payable semi-annually in arrears on June 15 and December 15.

Interest on the October 2026 exchange notes and the 2029 exchange notes will accrue at a rate of 4.90% and 5.30% per annum, respectively, payable semi-annually in arrears on April 1 and October 1.

Interest on the 2024 exchange notes, the 2025 exchange notes, the 2027 exchange notes, the 2030 exchange notes, the 2036 exchange notes and the 2046 exchange notes will accrue at a rate of 4.00%, 5.85%, 6.10%, 6.20%, 8.10% and 8.35% per annum, respectively, payable semi-annually in arrears on January 15 and July 15.

The interest rate on the exchange notes will be subject to adjustment based on certain rating events. See “Description of the Exchange Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.”

Ranking	The exchange notes will be the Issuers’ senior secured obligations and will:

•	rank senior in right of payment to any future subordinated indebtedness of the Issuers;

•

rank equally in right of payment with all existing and future senior indebtedness of the Issuers, including obligations under the senior secured credit facilities, the existing first lien notes, the existing senior notes and (only with respect to EMC) the EMC unsecured notes (except that the EMC unsecured notes do not have the benefit of subsidiary guarantees or collateral);

•

be secured on a first-priority basis by substantially all of the tangible and intangible assets of the Issuers that secure the obligations under the senior secured credit facilities and the existing first lien notes;

•

be effectively senior to all existing and future unsecured indebtedness of the Issuers, including the existing senior notes and the EMC unsecured notes, and any future second lien obligations, in each case, to the extent of the value of the collateral securing the first lien notes;

•

be effectively subordinated to all existing and future indebtedness of the Issuers that is secured by assets or properties not constituting collateral securing the first lien notes to the extent of the value of such assets and properties;

•	be structurally senior to the Dell Inc. unsecured notes and debentures and (except with respect to EMC) the EMC unsecured notes; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities of their respective non-guarantor subsidiaries, including the VMware Notes and the indebtedness in respect of the VMware Revolving Credit Facility, the Margin Loan Facility and the DFS Debt (other than indebtedness and liabilities owed to one of the issuers or guarantors).

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, by Dell Technologies, Denali Intermediate, Dell and Denali Intermediate’s existing and future direct or indirect wholly-owned material domestic subsidiaries that guarantee obligations under the senior secured credit facilities.

Not all of Denali Intermediate’s domestic subsidiaries will guarantee the exchange notes. None of Denali Intermediate’s non-wholly-owned subsidiaries, foreign subsidiaries, receivables subsidiaries or subsidiaries that have been designated as unrestricted subsidiaries under the senior secured credit facilities will guarantee the exchange notes. In particular, Secureworks, Boomi, Virtustream, VMware, EMC Equity Assets LLC and VMW Holdco L.L.C. are designated as unrestricted subsidiaries under the senior secured credit facilities and therefore do not guarantee the existing notes and will not guarantee the exchange notes offered hereby. In addition, Denali Intermediate’s future subsidiaries may not be required to guarantee the exchange notes, and guarantees may be released under certain circumstances as described under “Description of the Exchange Notes—Note Guarantees—Release of Note Guarantees.”

In addition, each guarantee of a guarantor will be a senior secured obligation of such guarantor and will:

•	rank senior in right of payment to all existing and future subordinated indebtedness of such guarantor;

•

rank equally in right of payment with all existing and future senior indebtedness of such guarantor, including guarantees of obligations under the senior secured credit facilities, the existing first lien notes and the existing senior notes;

•

be secured on a first-priority basis by substantially all of the tangible and intangible assets of such guarantor that secure all obligations of such guarantor under the senior secured credit facilities and the existing first lien notes;

•

be effectively senior to all existing and future unsecured indebtedness of such guarantor, including guarantees of the existing senior notes, and any future second lien obligations of such guarantor, in each case, to the extent of the value of the collateral securing the first lien notes;

•

be effectively subordinated to any future indebtedness of such guarantor that is secured by assets or properties not constituting collateral securing the exchange notes to the extent of the value of such assets and properties;

•	be structurally senior to the Dell Inc. unsecured notes and debentures and the EMC unsecured notes; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities of its non-guarantor subsidiaries, including the VMware Notes and the indebtedness in respect of the VMware Revolving Credit Facility, the Margin Loan Facility and the DFS Debt (other than indebtedness and liabilities owed to one of the issuers or guarantors).

Subject to a “spring-back” provision (as described below), the guarantees of the subsidiary guarantors will be released if (1) the Issuers have obtained a rating or, to the extent any rating agency will not provide a rating, an advisory or prospective rating from any two of Standard & Poor’s (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”) that reflect an investment grade rating (i) for the corporate rating of the Issuers (or any parent guarantor) and (ii) with respect to each outstanding series of exchange notes after giving effect to the proposed release of all the guarantees and collateral securing the exchange notes and (2) no event of default with respect to any series of first lien notes has occurred and is continuing (an “Investment Grade Event”).

The “spring-back” provision provides that, after all collateral securing the exchange notes is permitted to be released in accordance with the terms of the indenture that governs the exchange notes and the security documents (a “Release Event”), if the aggregate principal amount of debt for borrowed money of non-guarantor wholly-owned domestic subsidiaries of Denali Intermediate (other than permitted receivables financings and any debt of any subsidiary designated as an unrestricted subsidiary under the senior secured credit facilities or any receivables subsidiary) that is incurred or issued and outstanding exceeds in the aggregate the greater of (x) $2.75 billion and (y) 15% of Consolidated Net Tangible Assets (the “Guarantee Threshold”), then Denali Intermediate will cause such of its non-guarantor subsidiaries to, within 60 days, provide a guarantee such that the aggregate principal amount of such indebtedness does not exceed the

Guarantee Threshold. See “Description of the Exchange Notes—Certain Covenants—Additional Note Guarantees.”

As of January 29, 2021,

•

the Issuers and the guarantors had $24.8 billion of secured indebtedness (constituting the obligations under the senior secured credit facilities and the existing first lien notes, including the exchange notes offered hereby), all of which were secured on a first-priority basis by the collateral securing the exchange notes, and $5.1 billion of unsecured senior indebtedness (including the existing senior notes, the Dell Inc. unsecured notes and debentures and the EMC unsecured notes); and

•

the non-guarantor subsidiaries (excluding the Issuers) had $72.0 billion of total liabilities (including $4.8 billion of the VMware Notes, $4.0 billion of the Margin Loan Facility and $9.6 billion of the DFS Debt), all of which will be structurally senior to the exchange notes and the guarantees. Dell provides an unsecured guarantee of the obligations under the $292 million-equivalent Canadian Structured Facility, the $727 million-equivalent European Structured Facility and the $269 million-equivalent ANZ Structured Facility. Dell Technologies provides an unsecured guarantee, which will expire concurrently with the maturity of the Margin Loan Facility due April 2022, of the borrowings under the Margin Loan Facility, of which $4.0 billion was outstanding as of January 29, 2021. In addition, we had approximately $1.3 billion-equivalent of available borrowings under the DFS Debt, all of which will be structurally senior to the exchange notes and the guarantees. In addition, as of January 29, 2021, $1.0 billion was available under the VMware Revolving Credit Facility.

•

the non-guarantor subsidiaries (excluding the Issuers) accounted for approximately $75.9 billion, or 81%, of our total net revenue, and approximately $5.3 billion of operating income, in each case for the fiscal year ended January 29, 2021, and accounted for approximately $97.7 billion, or 79%, of our total assets, and approximately $72.0 billion, or 62%, of our total liabilities, in each case as of January 29, 2021.

•	we had $4.5 billion of available borrowings under the Revolving Credit Facility (without giving effect to an immaterial amount of letters of credit outstanding). See “Capitalization.”

Security

The exchange notes and the guarantees will be secured, on a pari passu basis with the senior secured credit facilities and the existing first lien notes, on a first-priority basis by substantially all of the tangible and intangible assets of the Issuers and guarantors that secure obligations under the senior secured credit facilities, including pledges of all capital stock of the Issuers, of Dell and of certain wholly-owned material subsidiaries of the Issuers and the guarantors

(but limited to 65% of the voting stock of any foreign subsidiary), subject to certain thresholds, exceptions and permitted liens.

The collateral will not include (i) a pledge of the assets or equity interests of certain subsidiaries, including Secureworks, Boomi, Virtustream, VMware, EMC Equity Assets LLC and VMW Holdco L.L.C. and their respective subsidiaries, (ii) any fee-owned real property with a book value of less than $150 million or (iii) any “principal property” as defined in the indentures governing the Dell Inc. unsecured notes and debentures and the EMC unsecured notes and capital stock of any subsidiary holding “principal property” as defined in the indenture governing the Dell Inc. unsecured notes and debentures.

The collateral securing the exchange notes will automatically be released upon, among other things, (a) the release of the corresponding collateral under the senior secured credit facilities (other than in connection with the payment in full of the senior secured credit facilities) or (b) the occurrence of an Investment Grade Event.

See “Description of the Exchange Notes—Security for the Notes.”

First Lien Intercreditor Agreement	The collateral agent for the exchange notes is party to the existing intercreditor agreement relating to the collateral that will secure the exchange notes, to which the collateral agent for the existing first lien notes and the collateral agent for the senior secured credit facilities are party. See “Description of First Lien Notes—Security for the Notes.”

Optional Redemption

We may redeem some or all of the 2023 exchange notes at any time prior to April 15, 2023 (the date two months prior to the maturity date of the 2023 exchange notes), the 2024 exchange notes at any time prior to June 15, 2024 (the date one month prior to the maturity of the 2024 exchange notes), the 2025 exchange notes at any time prior to June 15, 2025 (the date one month prior to the maturity of the 2025 exchange notes), the June 2026 exchange notes at any time prior to March 15, 2026 (the date three months prior to the maturity date of the June 2026 exchange notes), the October 2026 exchange notes at any time prior to August 1, 2026 (the date two months prior to the maturity of the October 2026 exchange notes), the 2027 exchange notes at any time prior to May 15, 2027 (the date two months prior to the maturity of the 2027 exchange notes), the 2029 exchange notes at any time prior to July 1, 2029 (the date three months prior to the maturity of the 2029 exchange notes), the 2030 exchange notes at any time prior to April 15, 2030 (the date three months prior to the maturity of the 2030 exchange notes), the 2036 exchange notes at any time prior to January 15, 2036 (the date six months prior to the maturity date of the 2036 exchange notes) and the 2046 exchange notes at any time prior to January 15, 2046 (the date six months prior to the maturity date of the 2046 exchange notes), in each case, at a price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium, as described in this prospectus.

On or after (i) April 15, 2023 (the date two months prior to the maturity date of the 2023 exchange notes), in the case of the 2023 exchange notes, (ii) June 15, 2024 (the date one month prior to the maturity of the 2024 exchange notes), in the case of the 2024 exchange notes, (iii) June 15, 2025 (the date one month prior to the maturity of the 2025 exchange notes), in the case of the 2025 exchange notes, (iv) March 15, 2026 (the date three months prior to the maturity date of the June 2026 exchange notes), in the case of the June 2026 exchange notes, (v) August 1, 2026 (the date two months prior to the maturity of the October 2026 exchange notes), in the case of the October 2026 exchange notes, (vi) May 15, 2027 (the date two months prior to the maturity of the 2027 exchange notes), in the case of the 2027 exchange notes, (vii) July 1, 2029 (the date three months prior to the maturity of the 2029 exchange notes), in the case of the 2029 exchange notes, (viii) April 15, 2030 (the date three months prior to the maturity of the 2030 exchange notes), in the case of the 2030 exchange notes (ix) January 15, 2036 (the date six months prior to the maturity date of the 2036 exchange notes), in the case of the 2036 exchange notes and (x) January 15, 2046 (the date six months prior to the maturity date of the 2046 exchange notes), in the case of the 2046 exchange notes, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Change of Control Offers	If a Change of Control Triggering Event (as defined in “Description of the Exchange Notes”) occurs, we must offer to repurchase the exchange notes at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Change of Control Triggering Event” and “Risk Factors—Risks Related to our Indebtedness and the Exchange Notes—We may not be able to finance a change of control offer as required by the indenture that will govern the exchange notes offered hereby.”

Certain Covenants	The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The indenture governing the exchange notes contain covenants that, among other things, limit Denali Intermediate’s ability and the ability of certain Denali Intermediate subsidiaries to:

•	prior to the occurrence of a Release Event, sell or transfer certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets; and

•	following the occurrence of a Release Event, enter in sale and leaseback transactions.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes—Certain Covenants.”

No Prior Market	The exchange notes will generally be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. See “Risk Factors—Risks Related to the Exchange Offer—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Risk Factors	You should carefully consider all information in this prospectus prior to exchanging your outstanding notes. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus before participating in the exchange offer.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in or incorporated by reference in this prospectus before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem less significant, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The value of the exchange notes could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offer due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	changes in the overall market for securities similar to the exchange notes;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the conditions of the financial markets; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and the Exchange Notes

Our level of indebtedness could adversely affect our financial condition.

While we continue to prioritize debt paydown as part of our overall capital allocation strategy, our level of indebtedness requires significant interest and other debt service payments. As of January 29, 2021, we and our subsidiaries had approximately $48.5 billion aggregate principal amount of indebtedness outstanding, and estimated cash interest expense for the fiscal year ended January 29, 2021 was approximately $2.3 billion. As of January 29, 2021, we and our subsidiaries also had approximately $1.3 billion-equivalent of available borrowings under our DFS Debt, $1.0 billion was available under the VMware Revolving Credit Facility and $4.5 billion was available under the Revolving Credit Facility (without giving effect to an immaterial amount of letters of credit outstanding). See “Capitalization.”

Our level of indebtedness could have important consequences, including the following:

•

we must use a substantial portion of our cash flow from operations to pay interest and principal on the senior secured credit facilities, the existing first lien notes, the exchange notes offered hereby, the existing senior notes and other indebtedness, which reduces or will reduce funds available to us for other purposes such as working capital, capital expenditures, other general corporate purposes and potential acquisitions;

•	our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	we are exposed to fluctuations in interest rates because our senior secured credit facilities and certain of our DFS Debt have variable rates of interest;

•

our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

•	we may be more vulnerable to the current economic downturn and adverse developments in our business; and

•

we may be unable to comply with financial and other restrictive covenants contained in the credit agreement governing our senior secured credit facilities, the indentures governing the existing first lien notes and the existing senior notes, the indenture that will govern the exchange notes offered hereby and agreements governing our other indebtedness that limit, or will limit, our ability to incur additional debt, make investments and sell assets, which could result in an event of default that, if not cured or waived, would have an adverse effect on our business and prospects and could force us into bankruptcy or liquidation.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the credit agreement governing our senior secured credit facilities, the indenture governing the existing senior notes, the indentures governing the existing first lien notes, the indenture that will govern the exchange notes offered hereby and agreements governing our other indebtedness as well as the terms of additional indebtedness we may incur in the future. If new indebtedness is added to our debt levels, the related risks that we now face could intensify. Our ability to access additional funding under our Revolving Credit Facility and certain of our DFS Debt will depend upon, among other things, the absence of an event of default under such indebtedness, including any event of default arising from a failure to comply with the related covenants. If we are unable to comply with our covenants under the senior secured credit facilities and certain of our DFS Debt, our liquidity may be adversely affected.

As of January 29, 2021, approximately $11.3 billion of our debt was variable-rate debt and a 1.00% increase in interest rates would have resulted in an increase of approximately $93.2 million in annual interest expense on such debt. Our ability to meet our expenses, to remain in compliance with our covenants under our debt instruments and to make future principal and interest payments in respect of our debt depends on, among other factors, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. Given current industry and economic conditions, our cash flow may not be sufficient to allow us to pay principal and interest on our debt, including the exchange notes, and meet our other obligations.

We may not be able to achieve our objective of de-leveraging in order to achieve an investment grade credit rating in the timeframe we currently anticipate.

One of our long-term objectives is to reduce indebtedness to achieve and maintain corporate investment grade credit ratings. While we have made steady progress in paying down core debt, we may not be able to continue to generate operating cash flows and other cash necessary to continue executing this objective to achieve an investment grade rating in the timeframe we currently anticipate. Any failure by us to continue reducing our indebtedness could result in a material reduction in our credit quality and adversely impact the trading price of the exchange notes.

We may be able to incur more indebtedness, in which case the risks associated with our substantial leverage, including our ability to service our indebtedness, would increase. In addition, the value of the rights of holders of the exchange notes to the collateral may be reduced by any increase in the indebtedness secured by the collateral.

The credit agreement governing our senior secured credit facilities and the indenture governing the existing senior notes permits, subject to specified conditions and limitations, the incurrence of a significant amount of additional indebtedness. The indentures governing the existing first lien notes do not, and the indenture that will govern the exchange notes does not, limit our ability to incur unsecured debt and will permit us to incur a significant amount of additional secured debt, subject to specified conditions and limitations.

If we incur additional indebtedness, this may have the effect of reducing the amount of proceeds paid to holders of the exchange notes in connection with any exercise of remedies with respect to insolvency, liquidation, reorganization, dissolution or other winding up of our business. In addition, if we incur any additional secured indebtedness that ranks pari passu with the exchange notes offered hereby with respect to the collateral, subject to collateral arrangements and the intercreditor agreement, the holders of that debt will be entitled to share ratably with the holders of the exchange notes in any proceeds distributed in connection with any exercise of remedies with respect to the collateral or insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to holders of the exchange notes. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness, including obligations under lease arrangements that are currently recorded as operating leases even if operating leases were to be treated as debt under GAAP. As of January 29, 2021, we had approximately $1.3 billion-equivalent of available borrowings under our DFS Debt, $1.0 billion available for borrowing under the VMware Revolving Credit Facility and $4.5 billion available for borrowing under the Revolving Credit Facility (without giving effect to an immaterial amount of letters of credit outstanding). If we incur additional debt, the risks associated with this substantial leverage and the ability to service such debt would increase. See “Capitalization” and “Description of the Exchange Notes.”

The exchange notes will be structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries (other than the Issuers), and your right to receive payments on the exchange notes could be adversely affected if any of such non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Our obligations under the exchange notes are structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries (other than the Issuers), which include, among others, our non-wholly-owned subsidiaries, foreign subsidiaries, receivables subsidiaries and subsidiaries designated as unrestricted subsidiaries under the senior secured credit facilities. In particular, Secureworks, Boomi, Virtustream, VMware, EMC Equity Assets LLC and VMW Holdco L.L.C. and their respective subsidiaries will not guarantee the exchange notes. Holders of the exchange notes will not have any claim as a creditor against our non-guarantor subsidiaries (other than the issuers). In the event that any of such non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their debt and their trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the exchange notes or guarantees will be structurally subordinated to all of the liabilities of such non-guarantor subsidiaries. As of January 29, 2021, the non-guarantor subsidiaries (excluding the issuers) had $72.0 billion of total liabilities (including $4.8 billion of the VMware Notes, $4.0 billion of the Margin Loan Facility and $9.6 billion of the DFS Debt), all of which will be structurally senior to the exchange notes and guarantees. Dell provides an unsecured guarantee of the obligations under the $292 million-equivalent Canadian structured facility, the $727 million-equivalent European Structured Facility and the $269 million-equivalent ANZ Structured Facility. In addition, we had approximately $1.3 billion-equivalent of available borrowings under the DFS Debt, all of which will be structurally senior to the exchange notes and the guarantees. Dell Technologies provides an unsecured guarantee, which will expire concurrently with the maturity of the Margin Loan Facility due April 2022, of the borrowings under the Margin Loan Facility, of which $4.0 billion was outstanding as of January 29, 2021.

In addition, any guarantee of the exchange notes may be released upon the occurrence of certain events, including the following:

•

in the case of a subsidiary guarantor, any sale, exchange, transfer or other disposition of (i) capital stock of such subsidiary guarantor, after which such subsidiary guarantor is no longer a subsidiary, or (ii) all or substantially all of the assets of such subsidiary guarantor;

•

(i) the release or discharge of any guarantee or indebtedness of such subsidiary guarantor with respect to the senior secured credit facilities (including as a result of such subsidiary guarantor being designated as an “unrestricted subsidiary” under the senior secured credit facilities) or (ii) the release or discharge of such other guarantee or indebtedness that resulted in the creation of the guarantee by such subsidiary guarantor;

•

in the case of a subsidiary guarantor, the merger, amalgamation or consolidation of any subsidiary guarantor with and into an issuer or another subsidiary guarantor or upon the liquidation of a subsidiary guarantor; or

•	in the case of a subsidiary guarantor, upon the occurrence of an Investment Grade Event.

If any guarantee is released, no holder of the exchange notes will have a claim as a creditor against any entity that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of such entity will be effectively senior to the claim of any holders of the exchange notes. See “Description of the Exchange Notes—Note Guarantees—Release of Note Guarantees.”

The senior secured credit facilities and the indenture that governs the existing senior notes impose significant operating and financial restrictions on us.

The senior secured credit facilities and the indenture that governs the existing senior notes contain covenants that limit our ability and the ability of certain of our subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of its capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into certain transactions with its affiliates; and

•	allow to exist certain restrictions on the ability of its subsidiaries to pay dividends or make other payments to us.

In addition, our senior secured credit facilities require us to maintain a first lien leverage ratio that is no greater than 5.5:1.0, which is tested at the end of each fiscal quarter.

All of these covenants may adversely affect our ability to finance our operations, meet or otherwise address our capital needs, pursue business opportunities, react to market conditions or otherwise restrict activities or business plans. A breach of any of these covenants could result in an event of default in respect of the related indebtedness. If an event of default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

Dell Technologies and certain subsidiaries, including Dell Technologies’ non-wholly-owned subsidiaries, foreign subsidiaries, receivables subsidiaries and subsidiaries designated as unrestricted subsidiaries under the senior secured credit facilities, will not be subject to the restrictive covenants in the indenture that will govern the exchange notes.

Only Denali Intermediate and its restricted subsidiaries are subject to the restrictive covenants in the indenture that governs the exchange notes. In addition, after the occurrence of a Release Event, in the case of the exchange notes, only the issuers and certain of its subsidiaries will be subject to the restrictive covenants in the indenture that governs the exchange notes. None of Dell Technologies or any of its non-wholly-owned subsidiaries, foreign subsidiaries, receivables subsidiaries and subsidiaries designated as unrestricted subsidiaries under the senior secured credit facilities (including Secureworks, Boomi, Virtustream, VMware, EMC Equity Assets LLC and VMW Holdco L.L.C. and their respective subsidiaries) will be subject to the restrictive covenants in the indenture that will govern the exchange notes at any time. Dell Technologies and these subsidiaries will be able to engage in many of the activities that we and our subsidiaries subject to the restrictive covenants in the indenture that will govern the exchange notes are prohibited or limited from doing under the terms of such indenture. These actions could be detrimental to our ability to make payments of principal and interest under the exchange notes when due and to comply with our other obligations under the exchange notes and could reduce the amount of our assets that would be available to satisfy your claims should we default on the exchange notes.

We may not have sufficient cash flows from operating activities to service our indebtedness and meet our other cash needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash will be subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. Our future cash flow, cash on hand or available borrowings may not be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the exchange notes), selling material assets or operations or seeking to raise additional debt or equity capital. These actions may not be effected on a timely basis or on satisfactory terms or at all, or these actions may not enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements contain and will contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debts. See “Description of the Exchange Notes.”

In addition, we conduct substantially all of our operations through our subsidiaries, certain of which will not be Issuers or guarantors of the exchange notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the exchange notes, will be dependent in part on the generation of cash flow by our subsidiaries and their ability to make such cash available to us or the issuers, by dividend, debt repayment or otherwise. Unless they are guarantors of the exchange notes or our other indebtedness, the subsidiaries will not have any obligation to pay amounts due on the exchange notes or our other indebtedness, as applicable, or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us or the issuers to make payments in respect of our indebtedness, including the exchange notes. Each subsidiary is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In particular, none of VMware or Secureworks currently pays dividends (other than the special one-time dividend paid by VMware in connection with the Class V transaction). Any decisions regarding dividends on the VMware or Secureworks common stock would be a decision of the board of directors of such entity. The cash and cash equivalents at VMware, Secureworks and any of our other subsidiaries that may be publicly traded may not be available or may be of limited assistance to our ability to make payments of principal and interest under the exchange notes when due and to comply with our other obligations under the exchange notes. While the credit agreement governing the senior secured credit facilities, the indenture governing the existing notes and the agreements governing certain of our other indebtedness limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we and the issuers do not receive distributions from our subsidiaries, we may be unable to make the required principal and interest payments on our indebtedness, including the exchange notes.

If we cannot make scheduled payments on our debt, we will be in default, and as a result, holders of the exchange notes and certain of our other indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under the senior secured credit facilities could terminate their commitments to loan money and the lenders under such facilities could foreclose against the assets securing the borrowings under such agreements and we could be forced into bankruptcy or liquidation, which, in each case, could result in your losing all or a portion of your investment in the exchange notes.

The lenders under the senior secured credit facilities have the discretion to release guarantors under these facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the exchange notes.

So long as any obligations under the senior secured credit facilities remain outstanding, any guarantee of the exchange notes may be released without action by, or consent of, any holder of exchange notes or the applicable trustee under the indenture that will govern the exchange notes if, at the discretion of lenders under the senior secured credit facilities, such guarantor’s guarantee of the senior secured credit facilities is released. The lenders under the senior secured credit facilities have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. Any guarantors of the exchange notes that are released as guarantors under the senior secured credit facilities will automatically be released as guarantors of the exchange notes. You will not have a claim as a creditor against any entity that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of all released subsidiaries will effectively be senior to your claims as a holder of the exchange notes.

The guarantees and the liens securing the guarantees may not be enforceable because of fraudulent conveyance laws and, as a result, you may be required to return payments received by you in respect of the guarantees and the liens securing the guarantees, as applicable.

The incurrence of the guarantees and, in the case of the guarantees, the grant of liens by our guarantors (including any future guarantees and future liens) may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors or their unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such guarantor incurred a guarantee of the exchange notes or granted a lien, as applicable, such guarantor:

•	incurred the guarantee of the exchange notes or, in the case of the guarantees, granted the lien with the intent of hindering, delaying or defrauding current or future creditors,

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee or granting the lien, as applicable,

•	was insolvent or was rendered insolvent,

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or

•

intended to incur, or believed that it would incur, debts and obligations beyond its ability to pay as such debts and obligations matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance or transfer statutes), then such court could avoid the guarantee or lien of such guarantor, as applicable, or subordinate the amounts owing under such guarantee or such lien, as applicable, to such guarantor’s presently existing or future debt, or take other actions detrimental to you.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee or any related lien if the guarantor did not substantially benefit directly or indirectly from the issuance of the applicable series of exchange notes. Thus, it may be asserted (and a court may consequently determine) that the guarantors incurred their guarantees for the issuers’ benefit and did not themselves receive a direct or indirect benefit from the issuance of the applicable series of exchange notes, such that they incurred the obligations under the guarantees or granted the liens, as applicable, for less than reasonably equivalent value or fair consideration.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

•	it could not pay its debts as they became due.

In addition, any payment by any issuer pursuant to the exchange notes or by a guarantor under a guarantee made at a time such issuer or guarantor were found to be insolvent could be voided and required to be returned to such issuer or such guarantor or to a fund for the benefit of such issuer’s or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such party would have received in a distribution under the Bankruptcy Code in a hypothetical Chapter 7 case.

We cannot assure you as to what standard a court would apply in determining whether the issuers or the guarantors were solvent at the relevant time or that a court would agree with our conclusions in this regard, or, regardless of the standard that a court uses, that it would not determine that an issuer or a guarantor were indeed insolvent on that date; that any payments to the holders of the exchange notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the exchange notes and the guarantees would not be subordinated to any issuer’s or any guarantor’s other debt.

If a guarantee or a lien in favor of an exchange note is avoided as a fraudulent conveyance or found to be unenforceable for any reason, you will not have a claim against that obligor and will only be a creditor of the issuers or any guarantor to the extent the issuers’ or such guarantor’s obligation is not set aside or found to be unenforceable. Sufficient funds to repay the exchange notes may not be available from these other sources, including the remaining obligors, if any; accordingly, in the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. You may also be required to return payments you have received with respect to such guarantees and liens in respect of guarantees, as applicable.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless. In a Florida bankruptcy court decision (which was subsequently reinstated by the United States Court of Appeals for the Eleventh Circuit on different grounds), this kind of provision was found to be ineffective to protect the guarantees.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the exchange notes or guarantees to other claims against the issuers or the guarantors, respectively, under the principle of equitable subordination if the court determines that (a) the holder of exchange notes engaged in some type of inequitable conduct, (b) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of exchange notes and (c) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

We may not be able to finance a change of control offer as required by the indenture that will govern the exchange notes offered hereby.

Under the indenture that will govern the exchange notes offered hereby, upon the occurrence of a Change of Control Triggering Event, we will be required to offer to repurchase all of the exchange notes then outstanding at 101% of the principal amount of the exchange notes (or such higher amount as the issuers may determine), plus any accrued and unpaid interest, if any, to, but not including, the repurchase date. We may not be able to repurchase the exchange notes upon a Change of Control Triggering Event because we may not have sufficient financial resources to purchase all of the exchange notes that would be tendered upon a Change of Control Triggering Event. Our failure to repurchase the exchange notes upon a Change of Control Triggering Event would cause an event of default under the indenture that will govern the exchange notes offered hereby and a cross-default under the senior secured credit facilities. The indentures governing the existing first lien notes and the existing senior notes also contain similar change of control offer provisions. The credit agreement governing our senior secured credit facilities also provide that a change of control is an event of default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt arrangements may contain similar provisions. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon the occurrence of a Change of Control Triggering Event in the future. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the exchange notes may be limited by law. In order to avoid the obligations to repurchase the exchange notes, the existing first lien notes and the existing senior notes and to avoid events of default and potential breaches of the credit agreement governing the senior secured credit facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the exchange notes, constitute a “change of control” that would require us to repurchase the exchange notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. See “Description of the Exchange Notes—Change of Control Triggering Event.”

Holders of the exchange notes may not be able to determine when a change of control giving rise to their right to have the exchange notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain.

Ratings of the exchange notes and other factors may affect the market price and marketability of the exchange notes.

We currently expect that, upon issuance, the exchange notes will be rated by Moody’s and S&P. Such ratings will be limited in scope, and will not address all material risks relating to an investment in the exchange notes, but rather will reflect only the view of each rating agency at the time it issues the rating. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the Offering or in connection with future events, such as future acquisitions. Holders of the exchange notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the exchange notes. In addition, the condition of the financial markets, prevailing interest rates, and other factors have fluctuated in the past and are likely to fluctuate in the future, which may adversely affect the market price or marketability of the exchange notes.

We cannot assure you that an active trading market will develop for the exchange notes.

There is no public market for the exchange notes, and there can be no assurance that any such market will develop. We do not intend to list the exchange notes on any national securities exchange. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. If a market were to develop, the exchange notes might not trade at favorable prices depending on many factors, including prevailing interest rates, general economic conditions and our financial condition, performance and prospects.

Certain actions in respect of defaults taken under the indenture that will govern the exchange notes by beneficial owners with short positions in excess of their interests in the exchange notes will be disregarded.

By acceptance of the exchange notes, each holder of exchange notes agrees, in connection with any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”) to (i) deliver a written representation to the Issuers and the trustee that such holder and any of its affiliates acting in concert with it in connection with its investment in the exchange notes (other than screened affiliates) are not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that (together with such affiliates) are not) Net Short (as defined under “Description of the Exchange Notes”) and (ii) provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such holder’s representation within five business days of request therefor. These restrictions may impact a holder’s ability to participate in Noteholder Directions if it is unable to make such a representation.

Risks Related to the Exchange Notes and the Collateral

The indenture that will govern the exchange notes does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the exchange notes.

The indenture that will govern the exchange notes contains limited protective covenants and may not be sufficient to protect your investment in the exchange notes.

The indenture that will govern the exchange notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the exchange notes in the event we experience significant adverse changes in our financial position, results of operations or cash flows;

•

restrict our ability to issue securities or otherwise incur indebtedness (subject to certain limitations on our ability to incur liens on assets securing the exchange notes and the guarantees prior to the occurrence of a Release Event and, following the occurrence of a Release Event, subject to certain limitations on our ability to incur indebtedness that is secured by Principal Property (as defined in “Description of the Exchange Notes”));

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the exchange notes; or

•	restrict our ability to enter into highly leveraged transactions.

As a result of the foregoing, when evaluating the terms of the exchange notes, you should be aware that the terms of the indenture that will govern the exchange notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the exchange notes.

Certain of the covenants in the indenture that will govern the exchange notes does not apply to us upon the occurrence of a Release Event.

Upon the occurrence of a Release Event (including an Investment Grade Event), the covenant relating to the sale and transfer of certain assets with respect to the exchange notes will cease to apply and the scope of the covenant relating to liens will be modified. Any such termination or modification of the covenants under the indenture that governs the exchange notes would allow us to engage in certain transactions that would not be permitted prior to such termination or modification. See “Description of the Exchange Notes—Certain Covenants.”

The value of the collateral securing the exchange notes may not be sufficient to satisfy our obligations under exchange notes.

The obligations under the exchange notes will be secured by a first-priority lien on certain tangible and intangible assets of the issuers and guarantors, subject to certain thresholds, exceptions and permitted liens. No appraisal of the value of the collateral has been made in connection with the exchange offer, and the fair market value of the collateral will be subject to fluctuations based on factors that include, among others, changing economic conditions, competition and other future trends. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the lenders under the senior secured credit facilities and the holders of the existing first lien notes will share the proceeds of the collateral ratably with the holders of the exchange notes, thereby diluting the collateral coverage. In particular, the fair market value of the collateral may not be sufficient to repay the holders of the exchange notes upon any foreclosure, liquidation, bankruptcy or similar proceeding. There also can be no assurance that the collateral will be saleable, and even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the exchange notes. Any claim for the difference between the amount, if any, realized by holders of the exchange notes from the sale of the collateral securing the exchange notes and the obligations under the exchange notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. In addition, as discussed further below, the holders of the exchange notes would not be entitled to receive post-petition interest or applicable fees, costs, expenses, or charges to the extent the amount of the obligations due under the exchange notes exceeded the value of the collateral (after taking into account all other first-priority debt that was also secured by the collateral), or any “adequate protection” on account of any undersecured portion of the exchange notes. See “—In the event of a bankruptcy of either of the issuers or any of our guarantors, holders of the exchange notes may be deemed to have an unsecured claim to the extent that the issuers’ obligations in respect of the exchange notes exceed the fair market value of the collateral that will secure the exchange notes and the guarantees.”

With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure or other auction and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

The indenture that will govern the exchange notes will also permit the Issuers and the guarantors to create additional liens on the collateral under specified circumstances, some of which liens may be pari passu with the liens securing the exchange notes. Any obligations secured by such liens may further dilute the collateral and limit the recovery from the realization of the collateral available to satisfy holders of the exchange notes. See “Description of the Exchange Notes—Certain Covenants—Limitation on Liens.”

Sales of assets by the Issuers and the guarantors could reduce the pool of assets that will secure the exchange notes and the guarantees.

The security documents that will relate to the exchange notes allow the Issuers and the guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the collateral that will secure the exchange notes. To the extent we sell any assets that constitute such collateral, the proceeds of such sale will be subject to the liens securing the exchange notes and the guarantees only to the extent such proceeds would otherwise constitute “collateral” securing the exchange notes and the guarantees under the security documents. Such proceeds will also be subject to the security interests of certain creditors other than the holders of the exchange notes, some of which may have a lien in those assets that is pari passu with the lien of the holders of the exchange notes. For example, the holders of the existing first lien notes and the lenders under the senior secured credit facilities will have a first-priority lien in the collateral that will secure the exchange notes and the guarantees. To the extent the proceeds of any sale of collateral do not constitute “collateral” under the security documents, the pool of assets that will secure the exchange notes and the guarantees would be reduced, and the exchange notes and the guarantees would not be secured by such proceeds.

Certain property will be excluded from the collateral that will secure the exchange notes and the guarantees, and certain of such excluded property may secure debt other than the exchange notes and the guarantees.

Certain categories of assets are excluded from the collateral that will secure the exchange notes and the guarantees, as discussed under “Description of the Exchange Notes—Security for the Notes—Certain Limitations on the Collateral.” For example, the indenture that will govern the exchange notes permits liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and any assets subject to liens securing purchase money indebtedness and capital lease obligations will be automatically excluded from the collateral that will secure the exchange notes and the guarantees to the extent the agreements governing such debt prohibit any other liens on such assets.

In addition, the collateral that will secure the exchange notes will not include any leased real property or any fee-owned real property with a book value of less than $150 million or any “principal property” as defined in the indentures governing the Dell Inc. unsecured notes and debentures and the EMC unsecured notes and capital stock of any subsidiary holding “principal property” as defined in the indenture governing the Dell Inc. unsecured notes and debentures. We believe that, as of January 29, 2021, Dell (including its subsidiaries) did not hold any property qualifying as “principal property” under the indentures governing the Dell Inc. unsecured notes and debentures, and EMC (including its subsidiaries) held certain properties that constituted “principal property” under the indentures governing the EMC unsecured notes, of which the aggregate book value was approximately $0.9 billion. “Principal property” under the indentures governing the Dell Inc. unsecured notes and debentures refers to certain properties that have a net book value exceeding 1% of the “consolidated net tangible assets” (as defined therein) of Dell. To the extent consolidated net tangible assets decreases over time (including as a result of any deleveraging of Dell and its subsidiaries), this may result in additional properties constituting “principal property” under such indentures and therefore being excluded from the collateral that will secure the exchange notes. In addition, the net book value of properties may change over time and constitute “principal property” under such indentures in the future. The collateral that will secure the exchange notes will also not include any pledge of the assets or capital stock of subsidiaries that have been or will be designated as unrestricted subsidiaries under the senior secured credit facilities, including Secureworks, Boomi, Virtustream, VMware, EMC Equity Assets LLC and VMW Holdco L.L.C. and their respective subsidiaries. As of January 29, 2021, excluding the effect of intercompany balances as well as intercompany transactions, such unrestricted subsidiaries and their subsidiaries and the subsidiaries that own “principal property,” as defined in the indentures governing the EMC unsecured notes, accounted for approximately $20.5 billion, or 22.0%, of our total net revenue, and approximately $63.5 billion, or 51.0%, of our total assets. If an event of default occurs and the maturity of the exchange notes is accelerated, the exchange notes and the guarantees will rank pari passu with the holders of other unsecured or senior indebtedness of the relevant obligor with respect to such excluded assets. As a result, if the value of the assets pledged as security for the exchange notes is less than the value of the claims of the holders of the exchange notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

Further, certain assets that are excluded from the collateral that will secure the exchange notes and the guarantees are pledged to secure other indebtedness, including the Margin Loan Facility. Consequently, our obligations under the exchange notes and the guarantees will be effectively subordinated to other indebtedness that is secured by assets not constituting collateral that will secure the exchange notes, including the Margin Loan Facility, to the extent of the value of such assets.

Even though the holders of the exchange notes will benefit from a first-priority lien on the collateral, the collateral agent under the senior secured credit facilities will initially control actions with respect to that collateral.

The rights of the holders of the exchange notes with respect to the collateral that will secure the exchange notes on a first-priority basis will be subject to the intercreditor agreement among all holders of obligations secured by that collateral on a first-priority basis, including the obligations under the senior secured credit facilities and the existing first lien notes. Under the intercreditor agreement, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and to approve amendments to releases of such collateral from the lien of documents relating to such collateral, will be at the exclusive direction of the collateral agent under the senior secured credit facilities until the earlier of (1) the date on which our obligations under the senior secured credit facilities (or any refinancing indebtedness in respect thereof) are no longer secured or (2) 90 days after the occurrence of an event of default under any agreement governing first lien debt other than the senior secured credit facilities (including the indentures governing the existing first lien notes and the indenture that will govern the exchange notes) that is continuing, if the authorized representative of the holders of such debt represent the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (including the senior secured credit facilities) and such authorized representative has complied with the applicable notice provisions so long as the collateral agent under the senior secured credit facilities has not commenced the exercise of remedies with respect to collateral.

At any time that the collateral agent under the senior secured credit facilities does not have the right to direct the actions with respect to the collateral securing the exchange notes offered hereby pursuant to the intercreditor agreement, the right to direct such actions will pass to the authorized representative of holders of the then largest outstanding principal amount of indebtedness secured by a first lien on the collateral. If we have, at such time, outstanding indebtedness that is equal in priority to the lien securing the exchange notes in a greater principal amount than the aggregate principal amount of the exchange notes offered hereby, then the authorized representative for such indebtedness would be next in line to exercise rights under the intercreditor agreement, rather than the collateral agent for the exchange notes offered hereby. To the extent the existing first lien notes remain outstanding in a greater principal amount than the exchange notes offered hereby following the exchange offer, the authorized representative for the existing first lien notes, and not the collateral agent for the exchange notes offered hereby, will be the next in line to exercise rights under the intercreditor agreement. Accordingly, the collateral agent may never have the right to control remedies and take other actions with respect to the collateral.

Also, under the intercreditor agreement, in the event that the holders of the exchange notes obtain possession of any collateral or realize any proceeds or payment in respect of any such collateral at any time prior to the discharge of each of the other first-priority obligations, then such holders will be obligated to hold such collateral, proceeds, or payment in trust for the other holders of first-priority obligations and promptly transfer such collateral, proceeds, or payment, as the case may be, to the controlling collateral agent, to be distributed in accordance with the provisions of the intercreditor agreement among all the holders of first-priority obligations.

There are circumstances, other than the repayment or discharge of the exchange notes, under which the collateral that will secure the exchange notes and the guarantees will be released, without the consent of holders of the exchange notes or the consent of the collateral agent for the exchange notes, and holders of the exchange notes may not realize any payment upon the release of such collateral.

Under various circumstances, the collateral that will secure the exchange notes of a series and the related guarantees will be released, including:

•	upon a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture that will govern the exchange notes;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantees with respect to the exchange notes of such series;

•

with respect to collateral that is capital stock, upon (i) the dissolution or liquidation of the issuer of that capital stock that is not prohibited by the indenture that will govern the exchange notes or (ii) the designation of the issuer of such capital stock as an “unrestricted subsidiary” under the senior secured credit facilities in compliance with the terms of the senior secured credit facilities;

•	upon the occurrence of an Investment Grade Event; and

•

to the extent the liens on the collateral securing the senior secured credit facilities are released (other than any release by, or as a result of, payment of the obligations under the senior secured credit facilities), upon the release of such liens.

Such release of the collateral will not require the consent of holders of the exchange notes or the consent of the collateral agent for the exchange notes. The aggregate value of the collateral that will secure the exchange notes will be reduced to the extent of the value of the released collateral. The value of any released collateral could be significant and there can be no assurance that the value of the remaining collateral (if any) would be sufficient to satisfy all obligations owed by us to holders of the exchange notes and the holders of any additional secured indebtedness that ranks pari passu with the exchange notes with respect to such remaining collateral, including the lenders under the senior secured credit facilities and the existing first lien notes. Upon the occurrence of any Release Event described above, we expect that all of the collateral that will secure the exchange notes will be released and as a result, holders of the exchange notes will no longer have a secured claim on any of our assets (even if we are later required to cause certain non-guarantors to provide a guarantee pursuant to a spring-back provision).

Pledges of equity interests of certain of our foreign subsidiaries may not constitute collateral for the repayment of the exchange notes because such pledges may not be perfected pursuant to foreign law pledge documents.

Part of the security for the repayment of the exchange notes may consist of a pledge of up to 65% of the voting capital stock of direct foreign subsidiaries owned by us or our subsidiary guarantors. Although such pledges of capital stock will be required to be granted under U.S. security documents, it may be necessary or desirable to perfect such pledges under foreign law pledge documents. We will not be required to provide such foreign law pledge documents. Unless and until such pledges of equity interests are properly perfected, they may not constitute collateral for the repayment of the exchange notes.

Certain laws and regulations may impose restrictions or limitations on foreclosure.

The Issuers’ obligations under the exchange notes and the guarantors’ obligations under the guarantees are secured only by the collateral described in this prospectus. The collateral agent’s ability to foreclose on the collateral on behalf of holders of the exchange notes may be subject to perfection, priority issues, state law requirements, applicable bankruptcy law, and practical problems associated with the realization of the collateral agent’s security interest or lien in the collateral, including cure rights, foreclosing on the collateral within the time periods permitted by third parties or prescribed by laws, obtaining third party consents, making additional filings, statutory rights of redemption and the effect of the order of foreclosure. There can be no assurance that the consents of any third parties and approvals by governmental entities will be given when required to facilitate a foreclosure on such assets or that foreclosure on the collateral will be sufficient to make all payments on the exchange notes.

State law may limit the ability of the collateral agent for the holders of the exchange notes to foreclose on the real property and improvements included in the collateral.

The exchange notes will be secured by, among other things, liens on owned real property and improvements located in several states. The laws of these states may limit the ability of the trustee and the holders of the exchange notes to foreclose on the improved real property collateral located in that state. Applicable state laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the exchange notes and the trustee also may be limited in their ability to enforce a breach of the lien covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, and a lender may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the exchange notes from declaring an event of default and accelerating the exchange notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

We do not currently have, nor do we expect to grant at the time of the issuance of the exchange notes, any mortgages on our owned real properties that constitute collateral. There will be no title insurance policies issued insuring any mortgage liens in favor of the holders of the exchange notes at the time of issuance of the exchange notes, and land surveys will not be obtained at such time.

We do not expect to grant mortgages on any properties to secure the exchange notes at the time of the issuance of the exchange notes. As such, mortgagee title insurance policies will not be issued at the time of issuance of the exchange notes to insure, among other things, loss resulting from the entity represented by us to be the fee owner thereof not holding valid title to the properties or such interest being encumbered by unpermitted liens. We expect that such mortgage title insurance policies will be in place only at such time as a property is mortgaged to secure the exchange notes, to the extent applicable in the relevant jurisdiction. There will be no independent assurance prior to issuance of the exchange notes, in respect of properties we may mortgage in the future, that we hold the real property interests we represent we hold or that we may mortgage such interests, or that there will be no lien encumbering such real property interests other than those permitted by the indenture that will govern the exchange notes.

Moreover, land surveys will not be completed at the time of the issuance of the exchange notes. As a result, there is no independent assurance that, among other things, no encroachments, adverse possession claims, zoning or other restricts exist with respect to any properties that may be mortgaged in the future, which could result in a material adverse effect on the value or utility of such properties.

The title insurance process and surveys could reveal certain issues that we will not be able to resolve. If we are unable to resolve any issues raised by the surveys or that are otherwise raised in connection with obtaining the mortgage title insurance policies, any future mortgages and title insurance policies will be subject to such issues. Such issues could have a significant impact on the value of the collateral or any recovery under the title insurance policies. If we are unable to obtain any mortgage or title insurance policy on any of the real property that are pledged in the future as collateral for the exchange notes and the guarantees, the value of the collateral securing the exchange notes and the guarantees will be significantly reduced.

Any future pledge of collateral in favor of the collateral agent for the exchange notes for its benefit and for the benefit of the trustee and the holders of the exchange notes, including pursuant to any mortgages, which we are not required to deliver to the collateral agent for the exchange notes until a specified period of time (which could be in excess of 90 days) following the closing of the Offering, could be avoidable in bankruptcy. If we or any guarantor were to become subject to a bankruptcy proceeding after the issue date of the exchange notes, any mortgage or security interest in other collateral delivered after the issue date of the exchange notes would face a greater risk than security interests in place on the issue date of being avoided by the pledgor (as debtor in possession) or by its trustee in bankruptcy as a preference under bankruptcy law or otherwise if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the exchange notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. To the extent that the grant of any such mortgage or other security interest is avoided as a preference, you would lose the benefit of such mortgage or security interest.

Rights of holders of the exchange notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the exchange notes to repossess and dispose of the collateral that will secure the exchange notes and the guarantees upon acceleration of the payment thereof is likely to be significantly impaired by, and at a minimum delayed by, federal bankruptcy law if bankruptcy proceedings are commenced by or against us or certain of our domestic subsidiaries that will provide security for the exchange notes or guarantees prior to, or possibly even after, any collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the exchange notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of both the lack of a precise definition of the term “adequate protection” under the U.S. Bankruptcy Code and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or when payments under the exchange notes could be made following commencement of a bankruptcy case or the length of the delay in making any such payments, whether or when the collateral agent could or would repossess or dispose of the collateral, or whether or to what extent or in what form holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.”

Furthermore, any disposition of the collateral during a bankruptcy case outside of the ordinary course of our business would also require approval from the bankruptcy court (which also may not be given under the circumstances). In the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the exchange notes and our other first-priority obligations, the holders of the exchange notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, expenses, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. As a result, bankruptcy laws may act to limit the ability of holders of the exchange notes to realize upon the collateral and to limit their ability to receive post-bankruptcy interest, fees or expenses or “adequate protection” with respect to any unsecured portion of the exchange notes.

In addition, the intercreditor agreement will impose certain limitations on the ability of the holders of the exchange notes to object to a proposed debtor-in-possession financing unless the authorized agent for the lenders under the senior secured credit facilities opposes or objects thereto.

In the event of a bankruptcy of either of the issuers or any of our guarantors, holders of the exchange notes may be deemed to have an unsecured claim to the extent that the issuers’ obligations in respect of the exchange notes exceed the fair market value of the collateral that will secure the exchange notes and the guarantees.

In any bankruptcy proceeding with respect to either of the issuers or any of our guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral (if any) with respect to the exchange notes on the date of the bankruptcy filing was less than the then-current principal amount of the exchange notes. Upon a finding by the bankruptcy court that the exchange notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the exchange notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of the exchange notes would be limited to the value of the collateral.

Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the holders of the exchange notes to receive post-petition interest, fees and expenses and a lack of entitlement on the part of the unsecured portion of the exchange to receive other “adequate protection” under federal bankruptcy laws, as discussed above. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the exchange notes.

Any future pledge of collateral or guarantee might be avoidable by a trustee in bankruptcy.

Any security interests or guarantees issued after the issue date of the exchange notes may be treated under bankruptcy law as if they were delivered to secure or guarantee previously existing indebtedness. Accordingly, any future pledge of collateral or future issuance of a guarantee in favor of the holders of the exchange notes, including pursuant to security documents or guarantees delivered in connection therewith after the date the exchange notes are issued, may be avoidable as a preference or otherwise if, among other circumstances, (i) the pledgor or guarantor is insolvent at the time of the pledge or the issuance of the guarantee, (ii) the pledge or the issuance of the guarantee permits the holders of the exchange notes to receive a greater recovery in a hypothetical Chapter 7 case than if the pledge or guarantee had not been given, and (iii) a bankruptcy case in respect of the pledgor or guarantor is commenced within 90 days following the pledge or the perfection thereof or the issuance of the guarantee (as applicable), or, in certain circumstances, a longer period. Accordingly, if the issuers or any guarantor were to file for bankruptcy protection after the issue date of the exchange notes and (1) any liens not granted on the issue date of the exchange notes had been perfected, or (2) any guarantees not issued on the issue date of the exchange notes (as applicable) had been issued, less than 90 days before commencement of such bankruptcy case, such liens or guarantees are more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the exchange notes (even if the liens perfected or other guarantees issued on the issue date of the exchange notes would no longer be subject to such risk). To the extent that the grant of any such mortgage or other security interest and/or guarantee is avoided as a preference or otherwise, holders of the exchange notes would lose the benefit of the mortgage or security interest and/or guarantee (as applicable).

Rights of holders of the exchange notes in the collateral may be adversely affected by the failure to perfect the security interests.

The collateral securing the exchange notes and the guarantees will include substantially all of our and the guarantors’ tangible and intangible assets that secure our indebtedness under the senior secured credit facilities, whether now owned or acquired or arising in the future. Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by or on behalf of the secured party. The liens on the collateral that will secure the exchange notes may not be perfected if we are not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the exchange notes offered hereby or thereafter. We will have limited obligations to perfect the security interest of the holders of the exchange notes in specified collateral other than the filing of financing statements.

If certain additional domestic subsidiaries are formed or acquired and become guarantors under the indenture that will govern the exchange notes, additional financing statements would be required to be filed to perfect the security interest in the assets of such guarantors. Depending on the type of the assets constituting after-acquired collateral, additional action may be required to be taken to perfect the security interest in such assets, such as the delivery of physical collateral, the execution of account control agreements or the execution and recordation of mortgages or deeds of trust. Applicable law requires that certain property and rights acquired after the grant of a general security interest can be perfected only at the time such property and rights are acquired and identified. The trustee and the collateral agent for the exchange notes will have no obligation to monitor, and there can be no assurances that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and there can be no assurances that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the exchange notes and the collateral agent for the senior secured credit facilities will have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such inaction may result in the loss of the security interest in such collateral or the priority of the security interest in favor of the exchange notes and the guarantees against third parties.

In addition, even if the liens of the collateral agent for the exchange notes are properly perfected on collateral acquired in the future, such liens may (as described further herein) potentially be avoidable as a preference or otherwise in any bankruptcy case under certain circumstances. See “—Any future pledge of collateral or guarantee might be avoidable by a trustee in bankruptcy.”

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the exchange notes and the guarantees.

Federal and state environmental laws may decrease the value of the collateral that will secure the exchange notes and guarantees and may result in holders of the exchange notes being liable for environmental cleanup costs at our facilities.

The exchange notes and guarantees will be secured by liens on real property that may be subject to both known and unforeseen environmental risks, and these risks may reduce or eliminate the value of the real property pledged as collateral for the exchange notes or adversely affect our ability to repay the exchange notes.

Moreover, under some federal and state environmental laws, a secured lender may in some situations become subject to its borrower’s environmental liabilities, including liabilities arising out of contamination at or from the borrower’s properties. Such liability can arise before foreclosure, if the secured lender becomes sufficiently involved in the management of the affected facility. Similarly, when a secured lender forecloses and takes title to a contaminated facility or property, the lender could in some circumstances become subject to such liabilities. Consequently, the collateral agent and the trustee for the exchange notes may decline to foreclose on such collateral or exercise remedies available in respect thereof if they do not receive indemnification to their satisfaction from the holders of the exchange notes. Cleanup costs could become a liability of the collateral agent and holders of the exchange notes could be required to help repay those cleanup costs, which could be greater than the value of the underlying property and the principal amount of the exchange notes. In addition, to the extent a holder of exchange notes elects (where possible) to act directly to pursue a remedy rather than acting through the trustee, such holder could also become subject to the risks of the collateral agent and the trustee discussed above.

SUMMARIZED FINANCIAL INFORMATION

See “Prospectus Summary—Summary Historical Consolidated Financial Data—Summarized Financial Information” for information regarding summarized financial information of the Obligor Group and the Affiliate Group on a combined basis.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of January 29, 2021:

You should read this table in conjunction with “Prospectus Summary—Summary Historical Financial Data” included elsewhere in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus as well as our audited consolidated financial statements and related notes thereto that are also incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended January 29, 2021.

As of January 29, 2021
(in millions)
Cash and cash equivalents	$14,201

Debt (1):
Senior secured credit facilities (2)	$6,277
Existing first lien notes (3)	18,500
Dell Inc. unsecured notes and debentures (4)	1,352
Existing senior notes (5)	2,700
EMC unsecured notes (6)	1,000
DFS Debt (7)	9,666
Other debt (8)	4,235
Public subsidiary debt (9)	4,750

Total debt, principal amount	$48,480
Unamortized discounts, net of unamortized premium	(194)
Debt issuance costs	(302)

Total debt, carrying value	$47,984
Total Dell Technologies Inc. stockholders’ equity	$2,479

Total capitalization	$50,463

(1)

For a more complete description of our indebtedness and the related defined terms, see “Summary—Ownership and Corporate Structure” included elsewhere in this prospectus and our audited consolidated financial statements and notes thereto incorporated by reference herein.

(2)

Represents the outstanding borrowings under the senior secured credit facilities, consisting of (i) $3,143 million aggregate principal amount of the term loan B-1 facility, and (ii) $3,134 million aggregate principal amount of the term loan A-6 facility. In addition, as of January 29, 2021, there were no borrowings outstanding under our Revolving Credit Facility and we had $4.5 billion of available borrowings thereunder (without giving effect to an immaterial amount of letters of credit outstanding). On February 18, 2021, we entered into an eighth refinancing amendment to the credit agreement governing the Senior Secured Credit Facilities to refinance the existing term loan B-1 facility with a new term loan B facility consisting of an aggregate principal amount of $3,143 million refinancing term loan B-2 facility maturing on September 19, 2025.

(3)

Represents the aggregate principal amount of (i) the old 2023 notes, old June 2026 notes, old 2036 notes and old 2046 notes, which were co-issued by Dell International and EMC in June 2016 in connection with the EMC merger, (ii) the old 2024 notes, old October 2026 notes and old 2029 notes, which were co-issued by Dell International and EMC in March 2019 and (iii) the old 2025 notes, old 2027 notes and old 2030 notes, which were co-issued by Dell International and EMC in April 2020.

(4)

Represents the aggregate principal amount of 4.625% senior notes due 2021, 7.100% senior debentures due 2028, 6.500% senior notes due 2038 and 5.400% senior notes due 2040, which were issued by Dell prior to the going-private transaction. On March 12, 2021, we redeemed in full the $400 million aggregate principal amount of outstanding 4.625% senior notes due 2021.

(5)

Represents the aggregate principal amount of 5.875% senior notes due 2021 and 7.125% senior notes due 2024, which were co-issued by Dell International and EMC in June 2016 in connection with the EMC merger. On March 4, 2021, we redeemed $600 million aggregate principal amount of the outstanding 5.875% senior notes due 2021. In addition, on April 7, 2021, we issued a notice of redemption to redeem the $475 million aggregate principal amount of outstanding 5.875% senior notes due 2021 in full on April 22, 2021.

(6)	Represents the aggregate principal amount of the 3.375% Notes due 2023, which was issued by EMC prior to the EMC merger.
(7)

DFS debt primarily represents debt from our receivables, securitization, the senior unsecured Eurobonds and structured financing programs. To fund expansion of the DFS business, we balance the use of our receivables, securitization and structured financing programs with other sources of liquidity.

(8)	On a historical basis, Other debt consists primarily of the $4.0 billion aggregate principal amount outstanding under the Margin Loan Facility.
(9)

Represents the aggregate principal amount of VMware’s 2.95% senior notes due 2022, 3.90% senior notes due 2027, 4.50% senior notes due 2025, 4.65% senior notes due 2027 and 4.70% senior notes due 2030 and VMware’s revolving credit. Each of VMware and its subsidiaries is an unrestricted subsidiary for purposes of the exchange notes offered hereby and the existing debt of Dell International and EMC. None of Dell Technologies or any of its subsidiaries (other than VMware and its subsidiaries) is obligated to make payment on such unrestricted subsidiary debt.

DESCRIPTION OF THE EXCHANGE NOTES

The Issuers issued (i) $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Notes”), $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026 (the “June 2026 Notes”), $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 (the “2036 Notes”) and $2,00,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046 (the “2046 Notes”) on June 1, 2016, pursuant to an indenture, dated as of June 1, 2016 (the “2016 Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”), (ii) $1,000,000,000 aggregate principal amount of 4.000% First Lien Notes due 2024 (the “2024 Notes”), $1,750,000,000 aggregate principal amount of 4.900% First Lien Notes due 2026 (the “October 2026 Notes”) and $1,750,000,000 aggregate principal amount of 5.300% First Lien Notes due 2029 (the “2029 Notes”) on March 20, 2019, pursuant to an indenture, dated as of March 20, 2019 (the “2019 Indenture”), among the Issuers, the Guarantors and the Trustee and Collateral Agent, and (iii) $1,000,000,000 aggregate principal amount of 5.850% First Lien Notes due 2025 (the “2025 Notes”), $500,000,000 aggregate principal amount of 6.100% First Lien Notes due 2027 (the “2027 Notes”) and $750,000,000 aggregate principal amount of 6.200% First Lien Notes due 2030 (the “2030 Notes”) on April 9, 2020, pursuant to an indenture, dated as of April 9, 2020 (the “2020 Indenture”), among the Issuers, the Guarantors and the Trustee and Collateral Agent. For purposes of this Description of the Exchange Notes, “Outstanding Notes” means, collectively, the 2023 Notes, the 2024 Notes, the 2025 Notes, the June 2026 Notes, the October 2026 Notes, the 2027 Notes, the 2029 Notes, the 2030 Notes, the 2036 Notes and the 2046 Notes, the “Indentures” refers to the 2016 Indenture, 2019 Indenture and the 2020 Indenture. The Outstanding Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act. The Issuers are offering to exchange any and all of the Outstanding Notes for notes registered under the Securities Act (the “Exchange Notes”). The terms of the Exchange Notes to be issued in the Exchange Offer for the Outstanding Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the Exchange Notes. The terms of the Exchange Notes will include the terms stated in the Indenture and, upon the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the terms made part of the Indenture by reference to the Trust Indenture Act.

Certain terms used in this description are defined under the heading “Certain Definitions.” In this section of the prospectus, references to the “Notes” are to the Outstanding Notes, together with the Exchange Notes offered hereby that are to be exchanged for the Outstanding Notes. References to the “Issuers” are to Dell International L.L.C. (“Dell International”) and EMC Corporation (“EMC”), the co-issuers of the Notes, and not any of their Subsidiaries.

The following description is only a summary of certain provisions of the Indenture, the Intercreditor Agreements, the Security Documents and the Notes, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, the Intercreditor Agreements, the Security Documents and the Notes, including the definitions therein of certain terms used below. We urge you to read each of these documents because they, not this description, define your rights as Holders. You may request copies of these agreements at the address of Dell Technologies Inc. set forth under the heading “Prospectus Summary—Corporate Information.”

Brief Description of the Notes

The Notes are:

•	senior secured obligations of the Issuers;

•	senior in right of payment to any future subordinated indebtedness of the Issuers;

•

pari passu in right of payment with all existing and future senior indebtedness of the Issuers, including the Senior Credit Facility Obligations, the Existing First Lien Notes and the Dell-EMC Unsecured Notes;

•	as to EMC, pari passu in right of payment with the EMC Unsecured Notes (except that the EMC Unsecured Notes do not have the benefit of the guarantees of the Subsidiary Guarantors or the Collateral);

•

secured on a first-priority basis by Liens on the Collateral on an equal and ratable basis with all existing and future First Lien Obligations of the Issuers (including the Senior Credit Facility Obligations and the Existing First Lien Notes), subject to certain Liens permitted under the Indenture;

•

effectively senior to all existing and future unsecured indebtedness of the Issuers (including the Dell-EMC Unsecured Notes and the EMC Unsecured Notes) and any future Second Lien Obligations of the Issuers to the extent of the value of the Collateral;

•

effectively subordinated to all existing and future indebtedness of the Issuers that is secured by assets or properties not constituting Collateral to the extent of the value of such assets and properties;

•

structurally senior to (i) all existing and future indebtedness and other liabilities of any Person that is a direct or indirect parent of the Issuers, including the Dell Inc. Unsecured Notes and Debentures and (ii) (except with respect to EMC) the EMC Unsecured Notes; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of either Issuer that are not Guarantors, including the VMware Notes and the indebtedness in respect of the VMware Revolving Credit Facility, the Margin Loan Facility and the DFS Debt, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Note Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on a senior secured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Notes and the Indenture, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

The Guarantors are Dell Technologies, Denali Intermediate, Dell and each Wholly Owned Subsidiary that is a Domestic Subsidiary of Denali Intermediate that guarantees the Issuers’ Senior Credit Facility Obligations. Each of the guarantors of the Existing First Lien Notes as of the date of this prospectus are Guarantors of the Notes. Not all of Denali Intermediate’s Subsidiaries guarantee the Notes. In particular, none of Denali Intermediate’s non-Wholly Owned Subsidiaries, Foreign Subsidiaries, Receivables Subsidiaries or Credit Facilities Unrestricted Subsidiaries guarantee the Notes. Secureworks, Boomi, Virtustream, VMware, Inc., EMC Equity Assets LLC and VMW Holdco L.L.C. are Credit Facilities Unrestricted Subsidiaries and therefore do not guarantee the Notes or the Senior Credit Facility Obligations. In addition, Denali Intermediate’s future Subsidiaries may not be required to guarantee the Notes, and Note Guarantees may be released under certain circumstances as described under “—Release of Note Guarantees.”

The Note Guarantee of each Guarantor are:

•	a senior secured obligation of such Guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of such Guarantor;

•

pari passu in right of payment with all existing and future senior indebtedness of such Guarantor, including guarantees of the Senior Credit Facility Obligations, the Existing First Lien Notes and the Dell-EMC Unsecured Notes;

•

secured on a first-priority basis by Liens on the Collateral on an equal and ratable basis with all existing and future First Lien Obligations of such Guarantor (including guarantees of the Senior Credit

Facility Obligations and the Existing First Lien Notes), subject to certain Liens permitted under the Indenture;

•

effectively senior to all existing and future unsecured indebtedness of such Guarantor (including guarantees of the Dell-EMC Unsecured Notes) and any future Second Lien Obligations of such Guarantor to the extent of the value of the Collateral;

•	effectively subordinated to any future indebtedness of such Guarantor that is secured by assets or properties not constituting Collateral to the extent of the value of such assets and properties;

•	structurally senior to the Dell Inc. Unsecured Notes and Debentures and the EMC Unsecured Notes; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of either Issuer that are not Guarantors, including the VMware Notes and the indebtedness in respect of the VMware Revolving Credit Facility, the Margin Loan Facility and the DFS Debt, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuers. The non-guarantor Subsidiaries (excluding the Issuers) accounted for approximately $75.9 billion, or 81%, of Dell Technologies’ total net revenue, and approximately $5.3 billion, or 104%, of Dell Technologies’ operating income, in each case for the fiscal year ended January 29, 2021, and accounted for approximately $97.7 billion, or 79%, of Dell Technologies’ total assets, and approximately $72.0 billion, or 62%, of Dell Technologies’ total liabilities, in each case as of January 29, 2021.

Although the Indenture contains limitations on the amount of additional secured Indebtedness that Covenant Parent and certain of its Subsidiaries may incur, under certain circumstances the amount of such secured Indebtedness could be substantial. Moreover, the Indenture does not limit the amount of unsecured indebtedness that can be incurred, including by non-guarantor Subsidiaries. See “Risk Factors—Risks Related to the Exchange Notes and the Exchange Offering—We may be able to incur more indebtedness, in which case the risks associated with our substantial leverage, including our ability to service our indebtedness, would increase. In addition, the value of the rights of holders of the exchange notes to the collateral may be reduced by any increase in the indebtedness secured by the collateral” and “—The exchange notes will be structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries (other than the issuers), and your right to receive payments on the exchange notes could be adversely affected if any of such non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

Each Guarantor that makes a payment under its Note Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Subsidiary Guarantor under its Note Guarantee are limited as necessary to prevent such Note Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could guarantee without such Note Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Note Guarantee from constituting a fraudulent conveyance. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes and the Offering—The note guarantees and the liens securing the first lien note guarantees may not be enforceable because of fraudulent conveyance laws and, as a result, you may be required to return payments received by you in respect of the note guarantees and the liens securing the first lien note guarantees, as applicable.”

Release of Note Guarantees

Each Note Guarantee of a series of Notes by a Guarantor provides by its terms that its Obligations under the Indenture with respect to such series and such Note Guarantee shall be automatically and unconditionally released and discharged upon:

(a) in the case of a Subsidiary Guarantor, any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary of Covenant Parent or (ii) all or substantially all of the assets of such Subsidiary Guarantor to a non-Affiliate, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of the Indenture;

(b) (i) the release or discharge of the guarantee by, or direct obligation of, such Subsidiary Guarantor with respect to the Senior Credit Facilities (including as a result of such Subsidiary Guarantor being designated as an “Unrestricted Subsidiary” under the Senior Credit Facilities) or (ii) the release or discharge of such other guarantee or direct obligation that resulted in the creation of such Note Guarantee except, in the case of clauses (i) and (ii), a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that a release subject to a contingent reinstatement is still a release);

(c) with respect to such series of Notes, the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Indenture with respect to such series being discharged in accordance with the terms of the Indenture;

(d) in the case of a Subsidiary Guarantor, the merger, amalgamation or consolidation of such Subsidiary Guarantor with and into an Issuer or another Subsidiary Guarantor that is the surviving Person in such merger, amalgamation, consolidation, or upon the liquidation of such Subsidiary Guarantor;

(e) in the case of a Subsidiary Guarantor, upon the occurrence of an Investment Grade Event; or

(f) in accordance with clause (iii) of the proviso to the second paragraph under “Certain Covenants—Additional Note Guarantees.”

After the occurrence of an Investment Grade Event, Subsidiaries of Covenant Parent may be required under “Certain Covenants—Additional Note Guarantees” to provide a Post-Release Event Note Guarantee (as defined below).

Ranking

The Indebtedness evidenced by the Notes and the Note Guarantees is senior indebtedness of the Issuers or the applicable Guarantor, as the case may be, ranks equal in right of payment with all existing and future senior indebtedness of the Issuers or such Guarantor, as the case may be, and is secured by the Collateral, which Collateral is shared on an equal and ratable basis with all existing and future First Lien Obligations (including the Senior Credit Facility Obligations and the Existing First Lien Notes). The Obligations under the Notes, the Indenture, the Note Guarantees and any other First Lien Obligations have a first-priority security interest with respect to the Collateral. Such security interests are described under “Security for the Notes.” The phrase “in right of payment” refers to the contractual ranking of a particular Obligation, regardless of whether an Obligation is secured.

A significant portion of the operations of the Issuers and the Parent Guarantors are conducted through the Issuers’ respective Subsidiaries. Not all of the Subsidiaries of Covenant Parent guarantee the Notes, and as described under “Note Guarantees,” Note Guarantees may be released under certain circumstances. In addition, some or all of Covenant Parent’s future Subsidiaries may not be required to guarantee the Notes. Unless the Subsidiary is a Guarantor or an Issuer, claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuers and the Guarantors, even if such claims do not constitute senior indebtedness. The Notes, therefore, are structurally subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of Covenant Parent (excluding the Issuers) that are not Guarantors.

As of January 29, 2021, the Issuers and the Guarantors had:

•

$24.8 billion of secured indebtedness (constituting the Senior Credit Facility Obligations and the Existing First Lien Notes, including the Outstanding Notes), all of which were secured on a first-priority basis by the Collateral;

•	$5.1 billion of unsecured senior indebtedness (including the Dell-EMC Unsecured Notes, the Dell Inc. Unsecured Notes and Debentures and the EMC Unsecured Notes); and

•	$4.5 billion available for future borrowing under the revolving credit facility under the Senior Credit Facilities (without giving effect to an immaterial amount of letters of credit outstanding).

As of January 29, 2021, the non-guarantor Subsidiaries (excluding the Issuers) had $72.0 billion of total liabilities (including the VMware Notes and the indebtedness in respect of the VMware Revolving Credit Facility, the Margin Loan Facility and the DFS Debt), all of which are structurally senior to the Notes and the Note Guarantees. Dell provides an unsecured guarantee of the obligations under the $292 million-equivalent Canadian Structured Facility, the $727 million-equivalent European Structured Facility and the $269 million-equivalent ANZ Structured Facility. Dell Technologies provides an unsecured guarantee, which will expire concurrently with the maturity of the Margin Loan Facility due April 2022, of the borrowings under the Margin Loan Facility, of which $4.0 billion was outstanding as of January 29, 2021. As of January 29, 2021, there was approximately $1.3 billion-equivalent of available borrowings under the DFS Debt, all of which will be structurally senior to the Notes and the Note Guarantees.

In addition, as of January 29, 2021, $1.0 billion was available under the VMware Revolving Credit Facility. See “Capitalization.”

Although the Indenture contains limitations on the amount of additional secured Indebtedness that Covenant Parent and certain of its Subsidiaries may incur, under certain circumstances the amount of such secured Indebtedness could be substantial. See “Certain Covenants—Limitation on Liens.” See “Risk Factors—Risks Related to the Notes and the Offering—We may be able to incur more indebtedness, in which case the risks associated with our substantial leverage, including our ability to service our indebtedness, would increase. In addition, the value of the rights of holders of the first lien notes to the collateral may be reduced by any increase in the indebtedness secured by the collateral.”

Paying Agent and Registrar for the Notes

The Issuers maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuers also maintain a registrar. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuers.

The Issuers may change the paying agents or the registrars without prior notice to the Holders. Dell Technologies or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture and the restrictions set forth in the section of this prospectus entitled “Transfer Restrictions.” The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes and fees required by law and due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Alternate Offer, an Asset Sale Offer, an Advance Offer or other tender offer. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder will be treated as the owner of the Note for all purposes.

Principal and Maturity

The Issuers issued the 2023 Notes initially with an aggregate principal amount of $3,750,000,000, the 2024 Notes initially with an aggregate principal amount of $1,000,000,000, the 2025 Notes initially with an aggregate principal amount of $1,000,000,000, the June 2026 Notes initially with an aggregate principal amount of $4,500,000,000, the October 2026 Notes initially with an aggregate principal amount of $1,750,000,000, the 2027 Notes initially with an aggregate principal amount of $500,000,000, the 2029 Notes initially with an aggregate principal amount of $1,750,000,000, the 2030 Notes initially with an aggregate principal amount of $750,000,000, the 2036 Notes initially with an aggregate principal amount of $1,500,000,000 and the 2046 Notes initially with an aggregate principal amount of $2,000,000,000. The 2023 Notes will mature on June 15, 2023, the 2024 Notes will mature on July 15, 2024, the 2025 Notes will mature on July 15, 2025, the June 2026 Notes will mature on June 15, 2026, the October 2026 Notes will mature on October 1, 2026, the 2027 Notes will mature on July 15, 2027, the 2029 Notes will mature on October 1, 2029, the 2030 Notes will mature on July 15, 2030, the 2036 Notes will mature on July 15, 2036 and the 2046 Notes will mature on July 15, 2046. Subject to compliance with the covenant described below under the caption “Certain Covenants—Limitation on Liens,” the Issuers may issue additional Notes of a series from time to time after this offering under the applicable Indenture (“Additional Notes”). Any Additional Notes of such series subsequently issued under the applicable Indenture will be treated as a single class for all purposes under such Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if any Additional Notes of a series are not fungible with the Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series will have a separate CUSIP number and ISIN from the Notes of such series. Unless the context requires otherwise, references to “Notes” of a series for all purposes of the applicable Indenture, the Note Guarantees and this “Description of First Lien Notes” include any Additional Notes of such series that are actually issued.

Interest

Interest on the 2023 Notes will accrue at the rate of 5.450% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding June 1 and December 1 (whether or not a Business Day). Interest on the 2024 Notes will accrue at the rate of 4.000% per annum and will be payable in cash semiannually in arrears on January 15 and July 15 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding January 1 and July 1 (whether or not a Business Day). Interest on the 2025 Notes will accrue at the rate of 5.850% per annum and will be payable in cash semiannually in arrears on January 15 and July 15 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding January 1 and July 1 (whether or not a Business Day). Interest on the June 2026 Notes will accrue at the rate of 6.020% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding June 1 and December 1 (whether or not a Business Day). Interest on the October 2026 Notes will accrue at the rate of 4.900% per annum and will be payable in cash semi-annually in arrears on April 1 and October 1 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding March 15 and September 15 (whether or not a Business Day). Interest on the 2027 Notes will accrue at the rate of 6.100% per annum and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding January 1 and July 1 (whether or not a Business Day). Interest on the 2029 Notes will accrue at the rate of 5.300% per annum and will be payable in cash semi-annually in arrears on April 1 and October 1 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding March 15 and September 15 (whether or not a Business Day). Interest on the 2030 Notes will accrue at the rate of 6.200% per annum and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year to the Holders of record as of the close of business (if applicable) on the immediately preceding January 1 and July 1 (whether or not a Business Day). Interest on the 2036 Notes will accrue at the rate of 8.100% per annum and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year commencing on January 15, 2017, to the Holders of record as of the close of business (if applicable) on the immediately preceding January 1 and July 1 (whether or not a Business Day). Interest on the 2046 Notes will accrue at the rate of 8.350% per annum and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year commencing on January 15, 2017, to the Holders of record as of the close of business (if applicable) on the immediately preceding January 1 and July 1 (whether or not a Business Day).Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Paying Agent maintained for such purpose as described under “Paying Agent and Registrar for the Notes” or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. If any interest payment date, the maturity date or any earlier required repurchase or redemption date falls on a day that is a Legal Holiday, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Each of the 2023 Notes, the 2024 Notes, the 2025 Notes, the June 2026 Notes, the October 2026 Notes, the 2027 Notes, the 2029 Notes, the 2030 Notes, the 2036 Notes and the 2046 Notes constitute a separate series of notes for purposes of the applicable Indenture. The Notes were issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Interest Rate Adjustment of the Notes Based on Certain Rating Events

The Indenture provides that the interest rate payable on each series of Notes is subject to adjustment from time to time if either Moody’s (as defined below) or S&P (as defined below) (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers under the Indenture, as a replacement for Moody’s or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to such series of Notes, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

Neither the Trustee nor the calculation agent shall be responsible for monitoring the ratings of any series of Notes. Should the interest rate be subject to adjustment due to a ratings change, we will notify the Trustee in writing.

If the rating of the Notes of a series from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on such series of Notes will increase from the interest rate with respect to such series of Notes, as set forth on the cover page of this prospectus by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%

Moody’s Rating*	Percentage
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on any series of Notes, the following rules of interpretation will apply:

(1) if at any time less than two Interest Rate Rating Agencies provide a rating on such series of Notes for reasons not within our control (i) the Issuers will use commercially reasonable efforts to obtain a rating on such series of Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on such series of Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on such series of Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior secured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuers and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on such series of Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to such series of Notes, as set forth on the cover page of this prospectus, plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2) for so long as only one Interest Rate Rating Agency provides a rating on such series of Notes, any increase or decrease in the interest rate on such series of Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3) if both Interest Rate Rating Agencies cease to provide a rating of such series of Notes for any reason, and no Substitute Rating Agency has provided a rating on such series of Notes, the interest rate on such series of Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on such series of Notes prior to any such adjustment;

(4) if Moody’s or S&P ceases to rate such series of Notes or make a rating of such series of Notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on such series of Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on such series of Notes, as the case may be;

(5) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6) in no event will the interest rate on such series of Notes be reduced to below the interest rate on such series of Notes on the Issue Date; and

(7) subject to clauses (3) and (4) above, no adjustment in the interest rate on such series of Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating of such series of Notes.

If at any time the interest rate on a series of Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of such series of Notes, the interest rate on such series of Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on such series of Notes equals the interest rate on such series of Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to such series of Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on such series of Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on such series of Notes to “BBB–” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on such series of Notes will be decreased to the interest rate on such series of Notes prior to any adjustments made pursuant to this section.

Any interest rate increase or decrease described above will take effect from the first day of the interest period immediately following which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of such series of Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to such series of Notes.

The interest rate on a series of Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if such series of Notes become rated “A3” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “A-” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on any series of Notes is increased as described above, the term “interest,” as used with respect to such series of Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Security for the Notes

Collateral Generally

Until the occurrence of any Release Event, including an Investment Grade Event, the Notes and the Note Guarantees are secured on a pari passu basis with the obligations under the Senior Credit Facilities and the Existing First Lien Notes by perfected first-priority security interests in the Collateral. Certain First Lien Secured Parties other than the Holders have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral benefiting the Holders, particularly the rights described below under “—First Lien Intercreditor Agreement.”

The Issuers and the Guarantors are and will be able to incur additional indebtedness in the future which could share in the Collateral, including Additional First Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations is limited by the covenant described under “Certain Covenants—Limitation on Liens.” Under certain circumstances, the amount of any such additional Obligations could be significant. See “Risk Factors—Risks Related to the Notes and the Offering—We may be able to incur more indebtedness, in which case the risks associated with our substantial leverage, including our ability to service our indebtedness, would increase. In addition, the value of the rights of holders of the first lien notes to the collateral may be reduced by any increase in the indebtedness secured by the collateral.”

The Notes are secured by first-priority liens on the Collateral, which will generally consist of the following assets of the Covenant Parties (other than Excluded Assets), whether now owned or hereafter acquired:

(a) 100% of the Equity Interests of the Issuers, Dell and of each direct Material Subsidiary that is a Wholly-Owned Subsidiary of the Issuers and the Guarantors that is a Credit Facilities Restricted Subsidiary (which pledge, in the case of Capital Stock of any Foreign Subsidiary or FSHCO, shall be limited to 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary or FSHCO); and

(b) substantially all tangible and intangible personal property and material fee-owned real property of the Covenant Parties (including but not limited to, accounts receivable, inventory, equipment, general intangibles (including contract rights), investment property, intellectual property, real property, intercompany notes, instruments, chattel paper and documents, letter of credit rights, commercial tort claims and proceeds of the foregoing.

Certain Limitations on the Collateral

The Collateral securing the Notes does not include any of the following assets (together with any Capital Stock and other securities excluded in accordance with the second following paragraph, the “Excluded Assets”):

(1) any fee-owned real property with a book value of less than $150 million as determined on September 7, 2016 for real property existing as of such date and on the date of acquisition for real property acquired after such date;

(2) all leasehold interests in real property;

(3) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction);

(4) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Obligations under the Notes is prohibited by any requirements of law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law) or would require consent or approval of any governmental authority;

(5) margin stock (including the Pledged VMware Shares) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than the Issuers and any Guarantor) under the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries;

(6) assets to the extent a security interest in such assets would result in material adverse tax consequences to Covenant Parent or one of its Subsidiaries as reasonably determined by the Issuers in consultation with the Bank Collateral Agent;

(7) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(8) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Issuers or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition;

(9) [reserved];

(10) for so long as any Dell Inc. Unsecured Notes and Debentures or EMC Unsecured Notes remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,”

any “Principal Property” (as such term is defined in the indentures governing the Dell Inc. Unsecured Notes and Debentures or EMC Unsecured Notes);

(11) for so long as any Dell Inc. Unsecured Notes and Debentures remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,” any Equity Interests in any Subsidiary that owns any “Principal Property” (as such term is defined in the indentures governing the Dell Inc. Unsecured Notes and Debentures);

(12) receivables, DFS Financing Assets and related assets (or interests therein) (a) transferred to any Receivables Subsidiary or (b) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing;

(13) commercial tort claims with a value of less than $50 million and letter-of-credit rights with a value of less than $50 million (except to the extent a security interest therein can be perfected by a UCC filing);

(14) vehicles and other assets subject to certificates of title;

(15) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof;

(16) any and all assets and personal property owned or held by any Subsidiary that is not an Issuer or a Guarantor (including any Credit Facilities Unrestricted Subsidiary);

(17) the Equity Interests of any Credit Facilities Unrestricted Subsidiary;

(18) the Pledged VMware Shares;

(19) [reserved];

(20) any proceeds from any issuance of indebtedness that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose; and

(21) any asset with respect to which the Bank Collateral Agent and the Issuers agree, in writing (each acting reasonably), that the cost of obtaining such a security interest or perfection thereof shall be excessive in view of the benefits to be obtained by the lenders and other parties holding obligations under the Senior Credit Facility therefrom, and confirmed in writing by notice to the Trustee.

We believe that, as of January 29, 2021, Dell and its Subsidiaries did not hold any property qualifying as “Principal Property” (as such term is defined in the indentures governing the Dell Inc. Unsecured Notes and Debentures) that would be excluded from the Collateral pursuant to clauses (10) or (11) of the immediately preceding paragraph. We believe that, as of January 29, 2021, EMC and its Subsidiaries held certain properties that constituted “Principal Property” (as such term is defined in the indentures governing the EMC Unsecured Notes), of which the aggregate book value was approximately $0.9 billion, that would be excluded from the Collateral pursuant to clauses (10) or (11) of the immediately preceding paragraph. Pursuant to clauses (16) and (17) of the immediately preceding paragraph, the Collateral also excludes the Equity Interests and other assets of Credit Facilities Unrestricted Subsidiaries, including Secureworks, Boomi, Virtustream, VMware, Inc., EMC Equity Assets LLC and VMW Holdco L.L.C. and their respective Subsidiaries. As of January 29, 2021, excluding the effect of intercompany balances as well as intercompany transactions, such Credit Facilities Unrestricted Subsidiaries and their Subsidiaries and the EMC Subsidiaries that own “Principal Property” (as such term is defined in the indentures governing the EMC Unsecured Notes) accounted for approximately $20.5 billion, or 22%, of Dell Technologies’ total net revenue, approximately $2.3 billion of Dell Technologies’ operating income, and approximately $63.5 billion, or 51%, of Dell Technologies’ total assets. See “Risk Factors—Risks Related to the Collateral for the Exchange Notes—The value of the collateral securing the exchange notes may not be sufficient to satisfy our obligations under the exchange notes.”

The Capital Stock and other securities of an Affiliate of the Issuers constitute Collateral only to the extent that the pledge of such Capital Stock and other securities in respect of any series of Notes or any other series of SEC-registered secured debt securities of Dell Technologies and its Subsidiaries does not result in the requirement to file separate financial statements of such Affiliate with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. The new Rule 13-02 of Regulation S-X under the Securities Act, which amended Rule 3-16 of Regulation S-X under the Securities Act and became effective on January 4, 2021, does not require separate financial statements of an Affiliate to be filed with the SEC as a result of the pledge of the Capital Stock and other securities of such Affiliate. In the event that Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act is further amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Affiliate of the Issuers due to the fact that such Affiliate’s Capital Stock or other securities secure any series of Notes or any other series of SEC-registered secured debt securities of Dell Technologies and its Subsidiaries, then the Capital Stock or other securities of such Affiliate will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to exclude such shares of Capital Stock or other securities that are so deemed to not constitute part of the Collateral.

In the event such Affiliate’s Capital Stock is deemed not to constitute a part of the Collateral as a result of any such amendment, modification or interpretation described in the preceding paragraph, and Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act is further amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Affiliate’s Capital Stock or other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Affiliate, then the Capital Stock of such Affiliate will automatically be deemed to be a part of the Collateral. In such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to add such shares of Capital Stock or other securities that are so deemed to constitute part of the Collateral.

We do not currently expect that the Collateral securing the Notes and the Note Guarantees are not limited by Rule 3-16 or new Rule 13-02 upon registration of the Notes; however, there can be no assurances that the limitations set forth in the two immediately preceding paragraphs could not operate to limit the Capital Stock or other securities that constitute Collateral in the future, including as a result of future changes in applicable rules and regulations.

In addition, the Collateral securing the Senior Credit Facilities are not be subject to the limitations set forth in the three immediately preceding paragraphs and, as a result the Notes and the Note Guarantees are effectively subordinated to the Senior Credit Facility Obligations to the extent of the value of the Capital Stock and other assets, if any, excluded from the Collateral securing the Notes and the Note Guarantees as a result of such limitations.

In addition:

(a) Liens required to be granted from time to time pursuant to the Indenture shall be subject to exceptions and limitations set forth in the Security Documents;

(b) control agreements or other control or similar arrangements shall not be required with respect to deposit accounts, securities accounts, commodities accounts or other assets requiring perfection by control agreements;

(c) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiary and foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction); and

(d) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of a UCC financing statement).

It is understood and agreed that prior to the Discharge of the First Lien Obligations, to the extent that the Bank Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Senior Credit Facilities), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the Bank Collateral Agent in respect of any such matters under the Senior Credit Facilities shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under the Indenture and the Security Documents.

All terms used in the preceding paragraphs and defined in the Uniform Commercial Code and not otherwise defined in this “Description of First Lien Notes” section have the meanings given to such terms in the Uniform Commercial Code; provided that the term “instrument” has the meaning given to such term in Article 9 of the Uniform Commercial Code.

Possession of the Collateral

Subject to the terms of the Security Documents, and unless an Event of Default shall have occurred and be continuing, the Covenant Parties have the right to remain in possession and retain exclusive control of the Collateral securing the Obligations under the Notes, the Note Guarantees and the Indenture to freely operate the Collateral and to collect, invest and dispose of any income therefrom. See “Risk Factors—Risks Related to the Collateral for the First Lien Notes—Sales of assets by the issuers and the guarantors could reduce the pool of assets securing the first lien notes and the first lien note guarantees.”

After-Acquired Collateral

Subject to certain limitations and exceptions, if any Covenant Party creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations, it must concurrently grant a first priority perfected security interest (subject to Permitted Liens) upon any such Collateral, as security for the New First Lien Notes Obligations.

Liens with Respect to the Collateral

The Covenant Parties and the Notes Collateral Agent entered into the Security Documents that establish the terms of the security interests with respect to the Collateral. These security interests secure the payment and performance when due of all of the New First Lien Notes Obligations (including the Notes and the Note Guarantees) of the Covenant Parties.

First Lien Intercreditor Agreement

The Notes Collateral Agent, as collateral agent for the New First Lien Notes Secured Parties, is party to the intercreditor agreement dated as of September 7, 2016 (as the same may be amended from time to time, the

“First Lien Intercreditor Agreement”) with respect to the Collateral, to which the Bank Collateral Agent, the Collateral Agent for the Existing First Lien Notes and the Covenant Parties are party to and which may be amended from time to time without the consent of the Holders to add other parties holding First Lien Obligations permitted to be incurred under the Indenture, the indentures governing the Existing First Lien Notes, the Senior Credit Facilities and the First Lien Intercreditor Agreement.

Under the First Lien Intercreditor Agreement, only the “Controlling Collateral Agent” has the right to act or refrain from acting with respect to any Shared Collateral. The Bank Collateral Agent is the Controlling Collateral Agent and will remain so until the earlier of (1) the Discharge of First Lien Obligations that are Senior Credit Facility Obligations and (2) the Non-Controlling Collateral Agent Enforcement Date (such earlier date, the “Controlling Collateral Agent Change Date”). After the Controlling Collateral Agent Change Date, the Collateral Agent (other than the Bank Collateral Agent) of the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of Senior Credit Facility Obligations) with respect to such Shared Collateral (the “Major Non-Controlling Collateral Agent”) will become the Controlling Collateral Agent, but solely to the extent that such Series of First Lien Obligations has a larger aggregate principal amount than the Series of Senior Credit Facility Obligations then outstanding. As of the Issue Date, the Collateral Agent for the Existing First Lien Notes were deemed to be the Major Non-Controlling Collateral Agent.

With respect to any Shared Collateral, no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral.

While the Bank Collateral Agent (or any other Collateral Agent) is the Controlling Collateral Agent, the Notes Collateral Agent will have no rights to take any action under the First Lien Intercreditor Agreement with respect to the Shared Collateral (unless and until it becomes the Controlling Collateral Agent).

Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent may deal with the Shared Collateral as if the Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. Each of the First Lien Secured Parties also agreed that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Shared Collateral, or the provisions of the First Lien Intercreditor Agreement.

If an Event of Default or an event of default under any document governing a Series of First Lien Obligations has occurred and is continuing and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any Shared Collateral in any bankruptcy case of the Covenant Parties or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the First Lien Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party and proceeds of any such distribution or payment (subject, in the case of any such proceeds, to the immediately following paragraph) to which the First Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to each Collateral Agent (in its capacity as such).

It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Senior Credit Facilities) which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations permitted by the First Lien Intercreditor Agreement) set forth in the First Lien Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

None of the First Lien Secured Parties may institute in any bankruptcy case or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral. In addition, none of the First Lien Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy case or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment to the Controlling Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

Under the First Lien Intercreditor Agreement, if at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of the Trustee and the Holders and each other Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged. However, any proceeds of any Shared Collateral realized therefrom will be applied as described in the First Lien Intercreditor Agreement.

If any Covenant Party becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that if any Covenant Party shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code (in each case, or under any equivalent provision of any other applicable bankruptcy law), each First Lien Secured Party agrees not to object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent or any Controlling Secured Party with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A) First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement;

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement; and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the First Lien Intercreditor Agreement; provided that the First Lien Secured Parties of each Series will have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that do not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priority of claims and application of proceeds set forth in the First Lien Intercreditor Agreement or the other provisions thereof defining the relative rights of the First Lien Secured Parties of any Series.

Second Lien Intercreditor Agreement

If any of the Covenant Parties were to incur indebtedness secured by the Collateral with a Junior Lien Priority relative to the First Lien Obligations, the Bank Collateral Agent, the Notes Collateral Agent, the Collateral Agent for the Existing First Lien Notes Secured Parties, the other Collateral Agents (if any) and the applicable Second Lien Collateral Agent will enter into an intercreditor agreement (as the same may be amended from time to time, the “Second Lien Intercreditor Agreement”). The Second Lien Intercreditor Agreement may be amended from time to time without the consent of the Holders to add other parties holding Second Lien Obligations and First Lien Obligations permitted to be incurred under the relevant agreements, or their respective representatives.

Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Second Lien Collateral Agent or any Second Lien Secured Parties on the Collateral or of any Liens granted to any First Lien Secured Parties on the Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Lien Documents or any First Lien Documents or any other circumstance whatsoever, the Second Lien Collateral Agent and each other Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Documents, will agree that any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Secured Parties or any First Lien Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations.

Pursuant to the terms of the Second Lien Intercreditor Agreement, prior to the Discharge of First Lien Obligations, the Controlling Collateral Agent or any person authorized by it will have the exclusive right to exercise any right or remedy with respect to the Collateral and will also have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, will agree pursuant to the Second Lien Intercreditor Agreement that it will not (and thereby waives any right to) take any action to, contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the validity, extent, perfection, priority or enforceability of a Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the Controlling Collateral Agent or any of the First Lien Secured Parties or any agent or trustee therefor in any Collateral or other collateral securing both the First Lien Obligations and any Second Lien Obligations. The Second Lien Intercreditor Agreement will provide for a reciprocal restriction on the ability of any Collateral Agent to contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Lien Obligations held (or purported to be held) by or on behalf of the Second Lien Collateral Agent or any of the Second Lien Secured Parties in the Collateral securing the Second Lien Obligations.

The Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies will be applied to the First Lien Obligations prior to application to any Second Lien Obligations in such order as specified in the relevant First Lien Security Documents until the Discharge of First Lien Obligations has occurred.

In addition, so long as the Discharge of First Lien Obligations has not occurred, none of the Issuers or any Guarantor shall grant or permit any additional Liens on any asset or property of any Issuer or any Guarantor to secure any Second Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Issuer or such Guarantor to secure the First Lien Obligations. If the Second Lien Collateral Agent or any Second Lien Secured Party holds any Lien on any assets or property of any Covenant Party securing any Second Lien Obligations that are not also subject to the senior-priority Liens securing First Lien Obligations under the First Lien Documents, the Second Lien Collateral Agent or such Second Lien Secured Party (i) is obligated to notify the Controlling Collateral Agent promptly upon becoming aware thereof and, unless such Covenant Party shall promptly grant a similar Lien on such assets or property to the Collateral Agents as security for the First Lien Obligations, must assign such Lien to the Collateral Agents as security for the First Lien Obligations (but may retain a junior lien on such assets or property subject to the terms of the Second Lien Intercreditor Agreement) and (ii) until such assignment or such grant of a similar Lien to the Collateral Agents, will be deemed to hold and have held such Lien for the benefit of the Collateral Agents as security for the First Lien Obligations.

If any First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Covenant Party (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and such First Lien Secured

Party shall be entitled to a future Discharge of First Lien Obligations with respect to all such recovered amounts and shall have all rights thereunder. If the Second Lien Intercreditor Agreement shall have been terminated prior to such Recovery, the Second Lien Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party will agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Second Lien Intercreditor Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in that agreement.

The Second Lien Intercreditor Agreement will provide that so long as the Discharge of First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against any Covenant Party, (i) neither the Second Lien Collateral Agent nor any Second Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Collateral securing both the First Lien Obligations and any Second Lien Obligations in respect of any Second Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Collateral or any other collateral by the Controlling Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the Controlling Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Controlling Collateral Agent or any First Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies relating to such Collateral or any other collateral under the First Lien Security Documents or otherwise in respect of First Lien Obligations, or (z) object to forbearance by the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such Collateral or any other collateral in respect of First Lien Obligations and (ii) except as otherwise provided in the Second Lien Intercreditor Agreement, the Controlling Collateral Agent and the First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt), and make determinations regarding the release, disposition or restrictions with respect to such Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Secured Party; provided, however that (a) in any insolvency or liquidation proceeding, any Second Lien Representative may file a claim, proof of claim or statement of interest with respect to the Second Lien Obligations, (b) any Second Lien Representative may take any action (not adverse to the prior Liens on the Collateral securing the First Lien Obligations or the rights of the Controlling Collateral Agent or the First Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Collateral, (C) to the extent not otherwise inconsistent with the Second Lien Intercreditor Agreement, any Second Lien Representative and the Second Lien Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in the Second Lien Intercreditor Agreement, (D) any Second Lien Representative may exercise the rights and remedies provided for in the Second Lien Intercreditor Agreement with respect to seeking adequate protection in an insolvency or liquidation proceeding, and (E) any Second Lien Representative and the Second Lien Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Lien Secured Parties, including any claims secured by the Collateral, in each case in accordance with the terms of the Second Lien Intercreditor Agreement. In exercising rights and remedies with respect to the Collateral, the Controlling Collateral Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the

Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy laws of any applicable jurisdiction.

In the event of a sale, transfer or other disposition of any specified item of Collateral (including all or substantially all of the equity interests of any Subsidiary of Covenant Parent), the Liens granted to the Second Lien Representatives and the Second Lien Secured Parties upon such Collateral to secure Second Lien Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Collateral to secure First Lien Obligations.

Certain Matters in Connection with Liquidation and Insolvency Proceedings

Debtor-in-Possession Financings

The Second Lien Collateral Agent and each other Second Lien Secured Party agree, among other things, that if any Covenant Party is subject to any insolvency or liquidation proceeding and the Controlling Collateral Agent or any other First Lien Secured Party desires to permit (or not object to) the use of cash collateral or to permit any Covenant Party to obtain DIP Financing to be secured by the Collateral, then each Second Lien Representative, on behalf of itself and each applicable Second Lien Secured Party, will not object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the Second Lien Intercreditor Agreement) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto), any adequate protection liens granted to the First Lien Secured Parties, and any “carve out” for professional and United States trustee fees agreed to by the Controlling Collateral Agent, on the same basis as they are subordinated to the First Lien Obligations. The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, agree that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.

Relief from Automatic Stay; Bankruptcy Sales; and Post-Petition Interest

No Second Lien Secured Party may (x) seek relief from the automatic stay with respect to any Collateral without the prior written consent of the Controlling Collateral Agent, or object to any motion for relief from the automatic stay with respect to the Collateral made by the Controlling Collateral Agent, (y) object to any lawful exercise by any holder of First Lien Obligations of the right to credit bid such claims under Section 363(k) of the Bankruptcy Code or any other similar provision of the Bankruptcy Code, or to any sale or other disposition of any Collateral that the Controlling Collateral Agent has consented to, provided that in the case of such a sale, the parties’ respective liens will attach to the proceeds of such sale on the same basis of priority as such liens existed on the Collateral pursuant to the Second Lien Intercreditor Agreement, or (z) object to any claim of any holder of First Lien Obligations for post-petition interest, fees, costs, expenses, and/or other charges under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims and Liens held by the Second Lien Secured Parties on the Collateral).

Adequate Protection

Each Second Lien Representative, for itself and on behalf of each applicable Second Lien Secured Party, agrees that none of them shall object to (a) any request by the Controlling Collateral Agent or the First Lien Secured Parties for adequate protection in any form, (b) any objection by the Controlling Collateral Agent or the First Lien Secured Parties to any motion, relief, action, or proceeding based on the Controlling Collateral Agent’s or the First Lien Secured Parties’ claiming a lack of adequate protection, or (c) the allowance and payment of interest, fees, expenses, or other amounts of the Controlling Collateral Agent or the First Lien Secured Parties as adequate protection or otherwise under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. If the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the

Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Lien Representative, for itself and on behalf of applicable Second Lien Secured Parties, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which Lien and/or superpriority administrative expense claim (as applicable) will be subordinated to the Liens securing and claims with respect to the First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Second Lien Obligations are so subordinated to the Liens securing and claims with respect to the First Lien Obligations under the Second Lien Intercreditor Agreement and (ii) in the event any Second Lien Representatives, for themselves and on behalf of the applicable Second Lien Secured Parties, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Second Lien Representatives, for themselves and on behalf of the applicable Second Lien Secured Parties, agree that the First Lien Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security for the First Lien Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing the Second Lien Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the First Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Second Lien Obligations are so subordinated to such Liens securing and claims with respect to First Lien Obligations under the Second Lien Intercreditor Agreement. To the extent that the First Lien Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Second Lien Representatives shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the First Lien Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Lien Secured Parties.

Plans of Reorganization

No Second Lien Representative or any other Second Lien Secured Party may support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) that is inconsistent with the terms of the Second Lien Intercreditor Agreement. Without limiting the generality of the foregoing, no Second Lien Representative or any other Second Lien Secured Party may support or vote in favor of any plan of reorganization unless such plan (a) pays off, in cash in full, all First Lien Obligations or (b) is accepted by the class of holders of First Lien Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

If it is held that the claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims) under a plan of reorganization, then each Second Lien Representative, for itself and on behalf of the applicable Second Lien Secured Parties, will acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of senior and junior secured claims against the Covenant Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in such insolvency or liquidation proceeding) before any distribution is made from the Collateral in respect of the Second Lien Obligations, with each Second Lien Representative, for itself and on behalf of each applicable Second Lien Secured Party, acknowledging and agreeing to turn over to the Controlling Collateral Agent amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.

Release of Collateral

The Covenant Parties are entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes of any series and the New First Lien Notes Obligations under any one or more of the following circumstances:

(1) to enable any Covenant Party to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “Certain Covenants—Limitation on Asset Sales;”

(2) in the case of a Guarantor that is released from its Note Guarantee with respect to the Notes of such series pursuant to the terms of the Indenture with respect to the property and other assets of such Guarantor, upon the release of such Guarantor from its Note Guarantee;

(3) with respect to Collateral that is Capital Stock, upon (i) the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by the Indenture or (ii) upon the designation by Covenant Parent of the issuer of that Capital Stock as a Credit Facilities Unrestricted Subsidiary in compliance with the terms of the Senior Credit Facilities;

(4) with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(5) upon the occurrence of an Investment Grade Event;

(6) in accordance with the fourth paragraph under “Certain Covenants—Limitation on Liens;”

(7) to the extent the Liens on the Collateral securing the Senior Credit Facility Obligations are released by the Bank Collateral Agent (other than any release by, or as a result of, payment of the Senior Credit Facility Obligations), upon the release of such Liens;

(8) in connection with any enforcement action taken by the Controlling Collateral Agent in accordance with the terms of the First Lien Intercreditor Agreement; or

(9) as described under “Amendment, Supplement and Waiver” below.

The Liens on the Collateral securing each series of Notes and related Note Guarantees also will be terminated and released (i) upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes of such series and all other Obligations with respect to such series under the Indenture, the related Note Guarantees and the Security Documents with respect to such series that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid, (ii) upon a legal defeasance or covenant defeasance with respect to such series under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a satisfaction and discharge of the Indenture with respect to such series as described under “Satisfaction and Discharge” or (iii) pursuant to the Intercreditor Agreements described above and the Security Documents with respect to such series.

In addition, any Lien on any Collateral may be released or subordinated to the holder of any Lien on such Collateral securing any Financing Lease Obligations or any Lien on such Collateral that is permitted by clause (12) or (16) of the definition of “Permitted Liens” to the extent required by the terms of the Obligations secured by such Liens.

Except as provided under “Certain Covenants—Limitation on Liens,” following the occurrence of a Release Event, the Notes and the Note Guarantees is not be secured by any assets or property, regardless of whether any Post-Release Event Note Guarantees have been provided by any Subsidiary of Covenant Parent.

In connection with any release of Collateral which requires execution by the Notes Collateral Agent, the Notes Collateral Agent shall receive an Opinion of Counsel and an Officer’s Certificate stating that such release is permitted by the Indenture and the Security Documents.

Sufficiency of Collateral

No appraisal of the value of the Collateral has been made in connection with this Exchange Offer, and the value of the Collateral in the event of liquidation may be materially different from its book value. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below. See “Risk Factors—Risks Related to the Collateral for the First Lien Notes—The value of the collateral securing the first lien notes may not be sufficient to satisfy our obligations under the first lien notes” and “Risk Factors—Risks Related to the Collateral for the First Lien Notes—Sales of assets by the issuers and the guarantors could reduce the pool of assets securing the first lien notes and the first lien note guarantees.”

Foreclosure

Subject to the terms of the First Lien Intercreditor Agreement and certain other restrictions, after the occurrence of an Event of Default but only for so long as such Event of Default is continuing, the Security Documents and the First Lien Intercreditor Agreement provide for (among other available remedies) the foreclosure upon and sale of the Collateral by the Controlling Collateral Agent and the distribution of the net proceeds of any such sale to the Holders of the Notes, the holders of the Existing First Lien Notes and the lenders under the Senior Credit Facilities and any other First Lien Obligations on a pro rata basis, subject to any prior Liens on the Collateral. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Covenant Parties’ obligations under the Notes.

Certain Bankruptcy Limitations

The right of the Notes Collateral Agent to repossess and dispose of the Collateral after the occurrence of an Event of Default for so long as such Event of Default is continuing would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against any Covenant Party prior to the Notes Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Notes Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the outstanding aggregate principal amount of the obligations secured by the Collateral. See “Risk Factors—Risks Related to the Collateral for the First Lien Notes—In the event of a bankruptcy of either of the issuers or any of our guarantors, holders of the first lien notes may be deemed to have an unsecured claim to the extent that the issuers’ obligations in respect of the first lien notes exceed the fair market value of the collateral securing the first lien notes and the first lien note guarantees.”

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims only to the extent of the value of the Collateral to which the Holders are entitled, and unsecured claims with respect to such shortfall.

Compliance with Trust Indenture Act

The Trust Indenture Act will become applicable to the Indenture upon the qualification of the Indenture under the Trust Indenture Act, which will occur at such time as the Exchange Notes have been registered under the Securities Act. The Indenture provides that the Issuers will comply with the provisions of Section 314 of the Trust Indenture Act to the extent applicable. To the extent applicable, the Issuers will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer or legal counsel, as applicable, of the Issuers except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person will be an engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuers will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on the written advice of counsel, a copy of which written advice shall be provided to the Trustee, that under the terms of Section 314(d) of the Trust Indenture Act or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to any release or series of releases of Collateral. Until such time as the Exchange Notes have been registered under the Securities Act, the Notes will not be subject to Section 316(b) of the Trust Indenture Act and the provisions set forth under “Amendment, Supplement and Waiver” do not conform to the express provisions in Section 316(b) of the Trust Indenture Act.

Optional Redemption

Redemption Price

Prior to April 15, 2023, in the case of the 2023 Notes (two months prior to the maturity date of the 2023 Notes (the “2023 Notes par call date”)), June 15, 2024, in the case of the 2024 Notes (one month prior to the maturity of the 2024 notes (the “2024 Notes par call date”)), June 15, 2025, in the case of the 2025 Notes (one month prior to the maturity date of the 2025 Notes (the “2025 Notes par call date”)), March 15, 2026, in the case of the June 2026 Notes (three months prior to the maturity date of the June 2026 Notes (the “June 2026 Notes par call date”)), August 1, 2026, in the case of the October 2026 Notes (two months prior to the maturity date of the October 2026 Notes (the “October 2026 Notes par call date”)), May 15, 2027, in the case of the 2027 Notes (two months prior to the maturity date of the 2027 Notes (the “2027 Notes par call date”)), July 1, 2029, in the case of the 2029 Notes (three months prior to the maturity date of the 2029 Notes (the “2029 Notes par call date”)), April 15, 2030, in the case of the 2030 Notes (three months prior to the maturity date of the 2030 Notes (the “2030 Notes par call date”)), January 15, 2036, in the case of the 2036 Notes (six months prior to the maturity date of the 2036 Notes (the “2036 Notes par call date”)) and January 15, 2046, in the case of the 2046 Notes (six months prior to the maturity date of the 2046 Notes (the “2046 Notes par call date” which, together with the 2023 Notes par call date, the 2024 Notes par call date, the 2025 Notes par call date, the June 2026 Notes par call date, the October 2026 Notes par call date, the 2027 Notes par call date, 2029 Notes par call date, the 2030 Notes par call date and the 2036 Notes par call date, are each referred to as a “par call date”)), the 2023 Notes, the 2024 Notes, the 2025 Notes, the June 2026 Notes, the October 2026 Notes, the 2027 Notes, the 2029 Notes, the 2030 Notes, the 2036 Notes and the 2046 Notes will be redeemable, at any time in whole or from time to time in part, at the Issuers’ option, at a redemption price at any time equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) that would be due if such series of Notes matured on the relevant par call date, discounted to the date of redemption for such Notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the

Treasury Rate, plus 50 basis points; plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on the Notes to be redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to such Notes and the Indenture.

In addition, at any time and from time to time on or after the 2023 Notes par call date, in the case of the 2023 Notes, on or after the 2024 Notes par call date, in the case of the 2024 Notes, on or after the 2025 Notes par call date, in the case of the 2025 Notes, on or after the June 2026 Notes par call date, in the case of the June 2026 Notes, on or after the October 2026 Notes par call date, in the case of the October 2026 Notes, on or after the 2027 Notes par call date, in the case of the 2027 Notes, on or after the 2029 Notes par call date, in the case of the 2029 Notes, on or after the 2030 Notes par call date, in the case of the 2030 Notes, on or after the 2036 Notes par call date, in the case of the 2036 Notes and on or after the 2046 Notes par call date, in the case of the 2046 Notes, such Notes will be redeemable, in whole or in part at any time, at the Issuers’ option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

For purposes of the optional redemption provisions of the Notes, the following terms have the meanings indicated below:

“Comparable Treasury Issue” means, with respect to any series of Notes, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes of such series to be redeemed (assuming for this purpose, that the Notes to be redeemed mature on the applicable par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means each Reference Treasury Dealer appointed by the Issuers.

“Reference Treasury Dealer” means (i) BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, (or their respective affiliates that are Primary Treasury Dealers); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuers will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

The Trustee shall have no obligation to determine the redemption price or to verify the calculation of the redemption price.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. In addition, other than as required under “Change of Control Triggering Event” and “Certain Covenants—Limitation on Asset Sales,” the Issuers are not required to offer to repurchase or redeem or otherwise modify the terms of any of the Notes upon a change in control of, or other events involving, Dell Technologies or any of its Subsidiaries which may adversely affect the creditworthiness of the Notes. The Issuers and their Affiliates may at any time and from time to time acquire the Notes by means other than a redemption, whether pursuant to a tender offer, purchases in the open market, in privately negotiated transactions or otherwise.

Change of Control Triggering Event

The Notes provide that if a Change of Control Triggering Event occurs with respect to a series of Notes, unless, prior to or concurrently with the time the Issuers are required to make a Change of Control Offer, the Issuers have mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes of such series as described under “Optional Redemption” or “Satisfaction and Discharge,” the Issuers will make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuers may determine (any Change of Control Offer at a higher amount, an “Alternate Offer”)) (such price, the “Change of Control Payment”) plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided, that the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (7) below shall be satisfied or waived;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment plus accrued and unpaid interest on all properly tendered Notes, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes (or, in the case of global notes, such Notes shall be reduced by such amount of Notes that the Holder has tendered) and such new Notes will be equal in aggregate principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(7) if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuers’ discretion (including more than 60 days after the notice is mailed or delivered), the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Issuers reasonably believe that any or all such conditions (including the occurrence of the Change of Control Triggering Event) will not be satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(8) the other instructions, as determined by the Issuers, consistent with this covenant, that a Holder must follow.

While the Notes of a series are in global form and the Issuers make an offer to purchase all of the Notes of such series pursuant to the Change of Control Offer, a Holder of such series of Notes may exercise its option to elect for the purchase of the Notes of such series through the facilities of DTC, subject to its rules and regulations.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, plus accrued and unpaid interest thereon, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Credit Facilities provide, and any future credit agreements or other agreements relating to indebtedness to which the Issuers (or any of their Affiliates) become parties may provide, that certain change of control events with respect to the Issuers would constitute an event of default thereunder (including a Change of Control under the Indenture). If Covenant Parent experiences a change of control that triggers an event of default under the Senior Credit Facilities and/or any Indebtedness governed by such other agreements, we could seek a waiver of such event of default or seek to refinance the Senior Credit Facilities and/or such other agreements. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities and/or such other agreements, such event of default could result in amounts outstanding under the Senior Credit Facilities and/or such other agreements being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to our Indebtedness and the Exchange Notes—We may not be able to finance a change of control offer as required by the indentures that will govern the exchange notes offered hereby.”

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of Dell or any Parent Entity, and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on the ability of Covenant Parent and its Subsidiaries to incur additional secured Indebtedness are contained in the covenant described under “Certain Covenants—Limitation on Liens.” Such restrictions in the Indenture with respect to any series of Notes can be waived only with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

With respect to the Notes of any series, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment (excluding any early tender premium or similar premium and any accrued and unpaid interest to any Holder in such Change of Control Payment) in respect of the Second Change of Control Payment Date, including, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Second Change of Control Payment Date, subject to the right of Holders of record of Notes of such series on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Second Change of Control Payment Date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Covenant Parent and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Covenant Parent and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions of the Indenture relating to the Issuers’ obligation to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control Triggering Event may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding. A Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer)

may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, the Notes and/or the Note Guarantees so long as the tender of Notes by a Holder is not conditioned upon the delivery of consents by such Holder. In addition, the Issuers or any third party approved in writing by the Issuers that is making the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may increase or decrease the Change of Control Payment (or decline to pay any early tender or similar premium) being offered to Holders at any time in its sole discretion, so long as the Change of Control Payment is at least equal to 101% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

Selection and Notice

With respect to any partial redemption or purchase of Notes of a series made pursuant to the Indenture, selection of the Notes of such series for redemption or purchase will be made by the Trustee by lot; provided that if the Notes are represented by global notes, interests in the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures therefor; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part.

Notices of redemption or offer to purchase shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 days, but except as set forth in the immediately succeeding paragraph, not more than 60 days before the redemption date or purchase date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of any series of Notes or a satisfaction and discharge of the Indenture with respect to any series of Notes. If any Note is to be redeemed or purchased in part only, any notice of redemption or offer to purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed or purchased.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuers’ discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or purchase date or by the redemption date or purchase date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if the Issuers reasonably believe that any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuers’ obligations with respect to such redemption or offer to purchase may be performed by another Person.

With respect to Notes represented by certificated notes, if any Notes are to be redeemed or purchased in part only, the Issuers will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Notes called for redemption or purchase become due on the date fixed for redemption or purchase, unless such redemption or purchase is conditioned on the happening of a future event. On and after the redemption or purchase date, unless the Issuers default in payment of the redemption or purchase price, interest shall cease to accrue on Notes or portions of them called for redemption or purchase, unless such redemption or purchase remains conditioned on the occurrence of a future event.

The Issuers may redeem Notes pursuant to one or more of the relevant provisions in the Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

Certain Covenants

Except as set forth below, neither the Issuers nor any of the Guarantors are restricted by the Indenture from:

•	incurring additional indebtedness or other obligation;

•	paying dividends or making distributions on its Capital Stock; or

•	purchasing or redeeming its Capital Stock.

Dell Technologies is be subject to any of the covenants under the Indenture. In addition, Secureworks, Boomi, Virtustream, VMware, Inc., EMC Equity Assets LLC and VMW Holdco L.L.C. are Credit Facilities Unrestricted Subsidiaries and therefore, such entities and their Subsidiaries do not constitute Restricted Subsidiaries and are not subject to the covenants contained in the Indenture. Further, after the occurrence of a Release Event, the covenants in the Indenture described below will apply only to Covenant Parent and its Wholly-Owned Subsidiaries that are Domestic Subsidiaries and that own “Principal Property,” as defined in the Indenture and set forth below under “Certain Definitions.”

The Indenture provides that, so long as a Parent Guarantor that is a direct or indirect parent entity of Covenant Parent and does not hold any material assets other than the Equity Interests of Covenant Parent (as determined in good faith by the Board or senior management of such Parent Guarantor), any calculations or measure that is determined with reference to Covenant Parent’s financial statements (including, without limitation, Consolidated Net Tangible Assets and Permitted Receivables Financing) may be determined with reference to such Parent Guarantor’s financial statements instead.

Limitation on Liens

Prior to the occurrence of a Release Event, the Issuers and the other Covenant Parties will not, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) on the Collateral or any Principal Property that secures Indebtedness.

Following the occurrence of a Release Event, the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (except Permitted Post-Release Liens) on any of their or any Restricted Subsidiary’s Principal Property or upon any shares of stock of any of our Restricted Subsidiaries that directly owns any Principal Property (whether such Principal Property or shares are now existing or owed or hereafter created or acquired) that secures indebtedness for borrowed money, unless the Notes are equally and ratably secured with (or, at an Issuer’s option, on a senior basis to) the indebtedness so secured.

Notwithstanding the immediately preceding paragraph, following the occurrence of a Release Event, the Issuers and their Restricted Subsidiaries may, without equally and ratably securing the Notes, create, incur or assume any Lien which would otherwise be prohibited by such paragraph if, after giving effect thereto and at the time of determination, Aggregate Debt does not exceed at any one time outstanding the greater of (x) $2,750 million and (y) 15% of Consolidated Net Tangible Assets.

Any Lien created for the benefit of the Holders of any series of Notes pursuant to second paragraph under this “Limitation on Liens” covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes of such series.

Limitation on Sale and Lease-Back Transactions

Following the occurrence of a Release Event, the Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless (a) the Issuers or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to the second paragraph under “—Limitation on Liens,” or (b) the Issuers shall apply an amount equal to the net proceeds of the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to the defeasance or retirement of any series of Notes or other indebtedness of the Issuers or a Restricted Subsidiary or to the purchase, construction or development of other assets or property.

Notwithstanding the foregoing, following the occurrence of a Release Event, the Issuers and their Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would otherwise be prohibited by the foregoing paragraph if, after giving effect thereto and at the time of determination, Aggregate Debt does not exceed at any one time outstanding the greater of (x) $2,750 million and (y) 15% of Consolidated Net Tangible Assets.

Limitation on Asset Sales

Prior to the occurrence of a Release Event, each Issuer and the other Covenant Parties will not consummate, directly or indirectly, an Asset Sale of Collateral unless:

(1) such Covenant Party receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration (measured at the time of contractually agreeing to such Asset Sale) for such Asset Sale, together with all other Asset Sales since June 1, 2016 (on a cumulative basis), received by the Covenant Parties is in the form of cash or Cash Equivalents.

Within 450 days after the receipt of any Net Proceeds from any Asset Sale covered by this covenant (the “Asset Sale Proceeds Application Period”), a Covenant Party, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(a) to repay either (i) Obligations under the Notes, the Existing First Lien Notes or any other senior secured notes issued by the Issuers after the Issue Date and secured on a first lien basis, (ii) Obligations under the Senior Credit Facilities or (iii) First Lien Obligations other than the Notes, the Existing First Lien Notes, any other senior secured notes issued by the Issuers after the Issue Date and secured on a first lien basis or the Senior Credit Facilities, and in the case of revolving obligations (other than obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto; provided that in the case of any repayment pursuant to clause (iii), such Covenant Party will either (A) reduce the aggregate principal amount of Obligations under the Notes on an equal or ratable basis with any First Lien Obligations repaid pursuant to clause (iii) by, at its option, (x) redeeming Notes as provided under “Optional Redemption” and/or (y) purchasing Notes through open-market purchases or in privately negotiated transactions (which may be below par) and/or (B) make an offer (in accordance with the provisions set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on an equal or ratable basis with any First Lien Obligations repaid pursuant to clause (iii) (which offer shall be deemed to be an Asset Sale Offer for purposes hereof);

(b) to invest in the business of the Covenant Parent and its Subsidiaries, including (i) any investment in Additional Assets and (ii) making capital expenditures;

(c) to repay indebtedness of a Subsidiary of an Issuer that is not a Guarantor, other than Indebtedness owed to an Issuer or a Guarantor; or

(d) any combination of the foregoing; provided that, in the case of clause (b) above, a binding commitment or letter of intent shall be treated as a permitted application of the Net Proceeds from the date of such commitment or letter of intent so long as such Covenant Party enters into such commitment or letter of intent with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment or letter of intent within 180 days of the expiration of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied in such manner within 180 days of the expiration of the Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “First Commitment Application Period”), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless such Covenant Party reasonably expects to enter into another Acceptable Commitment prior to the expiration of the First Commitment Application Period (a “Second Commitment”) and such Net Proceeds are actually applied in such manner prior to 180 days from the date of entering into the Second Commitment; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or if such Second Commitment is not entered into prior to the expiration of the First Commitment Application Period, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale covered by this covenant that are not invested or applied as provided and within the time period set forth in this covenant will be deemed to constitute “Excess Proceeds.” No later than 20 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $500 million, the Issuers shall make an offer to all Holders and, if required by the terms of other First Lien Obligations, to the holders of such other First Lien Obligations (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such other First Lien Obligations that is, in the case of the Notes only, equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes only, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the date fixed for the repurchase of such Notes pursuant to such offer, in accordance with the procedures set forth in the Indenture and, if applicable, the other documents governing such other First Lien Obligations. The Issuers will commence an Asset Sale Offer by sending the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by the Indenture (an “Advance Offer”) with respect to all or part of the available Net Proceeds (the “Advance Portion”).

To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and such other First Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuers may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by the Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or such other First Lien Obligations tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Trustee shall select the Notes (subject to applicable DTC procedures as to global notes) and the Issuers or the representative of such other First Lien Obligations shall select such other First Lien Obligations to be purchased or repaid on a pro rata basis based on the accreted value or aggregate principal amount of the Notes and such other First Lien Obligations tendered, with adjustments as necessary so that no Notes or such other First Lien Obligations, as the case may be, will be repurchased in an unauthorized denomination; provided, that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.

Pending the final application of an amount equal to the Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply any Net Proceeds temporarily to reduce indebtedness outstanding under a revolving credit facility (including under the Senior Credit Facilities) or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

For purposes of this covenant (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(1) the greater of the principal amount and the carrying value of any liabilities (as reflected on the most recent balance sheet of a Covenant Party or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of a Covenant Party or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by Covenant Parent) of a Covenant Party, other than liabilities that are by their terms subordinated in right of payment to the Notes or the Note Guarantees, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases such Covenant Party from such liabilities;

(2) any securities, notes or other obligations or assets received by a Covenant Party from such transferee that are converted by such Covenant Party into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(3) any Designated Non-cash Consideration received by a Covenant Party in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed 5.0% of the Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or an Advance Offer. To the extent that the provisions of any securities laws or regulations conflict with the asset sale provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the asset sale provisions of the Indenture by virtue of such compliance.

The provisions of the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes of any series as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding. An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, the Notes and/or the Note Guarantees.

Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets

The Issuers, Covenant Parent and any Subsidiary of Covenant Parent that is a Parent Guarantor will not merge, consolidate or amalgamate with or into or wind up into, (whether or not such Issuer, Covenant Parent or such Parent Guarantor is the surviving Person), consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Covenant Parent and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(a) (x) in the case of a Division where an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor is the Dividing Person, each Division Successor shall remain or become an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, as the case may be, and

(y) in all other cases, an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (in each of clauses (x) and (y), such Issuer, such Covenant Parent, such Subsidiary of Covenant Parent that is a Parent Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of an Issuer is not a corporation, a co-issuer of the Notes is a corporation;

(b) the Successor Company, if other than an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor expressly assumes, in the case of Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, all the obligations of Covenant Parent or such Parent Guarantor, as the case may be, under the Indenture, its Note Guarantee, the Registration Rights Agreement, the Intercreditor Agreements and the Security Documents, and, in the case of an Issuer, all of the obligations of such Issuer under the Indenture, the Notes, the Intercreditor Agreements and the Security Documents, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Event of Default exists; and

(d) prior to a Release Event, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Successor Company, or the assets of the Dividing Person, as the case may be, are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents.

The Successor Company will succeed to, and be substituted for an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, as the case may be, under the Indenture, the Note Guarantees and the Notes, as applicable, and such Issuer, Covenant Parent or such Parent Guarantor, as applicable, will automatically be released and discharged from its obligations under the Indenture, the Note Guarantees and the Notes, as applicable. Notwithstanding the foregoing clause (c),

(a) any Subsidiary of Covenant Parent may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Covenant Parent and any of its Subsidiaries (including the Issuers); and

(b) an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor may merge, consolidate or amalgamate with or into with an Affiliate of such Issuer, Covenant Parent or such Parent Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer, Covenant Parent or such Parent Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

Subject to the provisions described in the Indenture governing release of a Note Guarantee upon the sale, disposition or transfer of Capital Stock of a Subsidiary Guarantor, no Subsidiary Guarantor will, and Covenant Parent will not permit a Subsidiary Guarantor to, merge, consolidate or amalgamate with or into or wind up into (whether or not an Issuer or a Guarantor is the surviving Person), consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(a) (x) in the case of a Division where a Subsidiary Guarantor is the Dividing Person, each Division Successor shall remain or become a Subsidiary Guarantor, and (y) in all other cases, a Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation (if other than such Subsidiary Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia (in each of clauses (x) and (y), such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s related Note Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Event of Default exists; and

(d) prior to a Release Event, to the extent any assets of the Subsidiary Guarantor which is merged, consolidated or amalgamated with or into the Successor Person, or assets of the Dividing Person, as the case may be, are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; or

(e) the transaction is not prohibited by the covenant described under “Certain Covenants—Asset Sales.”

The Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Note Guarantee and such Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Guarantor’s Note Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor, Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor or an Issuer, (ii) merge, consolidate or amalgamate with or into an Affiliate of an Issuer, Covenant Parent or any Subsidiary of Covenant Parent that is a Parent Guarantor solely for the purpose of reincorporating or reorganizing the Subsidiary Guarantor in the United States, any state or territory thereof or the District of Columbia, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or a jurisdiction in the United States, any state or territory thereof or the District of Columbia or (iv) liquidate or dissolve or change its legal form if the Board of Covenant Parent or the senior management of Covenant Parent determines in good faith that such action is in the best interests of Covenant Parent and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in the preceding paragraph.

Reports and Other Information

Whether or not Dell is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, Dell will have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any Notes are outstanding, Dell will furnish to the Holders: (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of Dell, if Dell is at such time required to file such forms and (y) with respect to the annual financial statements only, a report on the annual financial statements by Dell’s independent registered public accounting firm; provided, however, that (i) in no event shall such financial statements or reports be required to comply with (w) Rule 3-10 of Regulation S-X promulgated by the SEC (or such other rule or regulation that amends, supplements or replaces such Rule 3-10, including for the avoidance of doubt, Rules 13-01 or 13-02 of Regulation S-X promulgated by the SEC), (x) Rule 3-09 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-09), (y) Rule 3-16 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-16 or (z) any requirement to otherwise include any schedules or separate financial statements of any of Dell Technologies’ Subsidiaries, Affiliates or equity method investees and (ii) in no event shall such financial statements or reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein.

All such annual financial statements shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly financial statements shall be furnished within 45 days after the end of the fiscal quarter to which they relate.

Dell will make available such information and such financial statements (as well as the details regarding the conference call (to the extent there is one) described in clause (B) of the immediately succeeding paragraph) to the Trustee under the Indenture, to any Holder of the Notes and, upon request, to any beneficial owner of the Notes, in each case by posting such information on its website on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any Holder of the Notes, any bona-fide prospective investor in the Notes, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information as confidential or accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that Dell shall post such information thereon and make readily available any password or other login information to any such Holder of the Notes, bona-fide prospective investor, securities analyst or market maker; provided, further, however, Dell may deny access to any competitively-sensitive information otherwise to be provided pursuant to this paragraph to any such Holder, bona-fide prospective investor, security analyst or market maker that is a competitor of Dell and its Subsidiaries to the extent that Dell determines in good faith that the provision of such information to such Person would be competitively harmful to Dell and its Subsidiaries.

So long as any Notes are outstanding, Dell will either, at its option,

(A) include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section with the delivery of the annual and quarterly financial statements required by the first paragraph of this “Reports and Other Information” covenant; or

(B)

(1) as promptly as reasonably practicable after furnishing to the Trustee the annual and quarterly financial statements required by the first paragraph of this “Reports and Other Information” covenant, hold a conference call to discuss the results of operations for the relevant reporting period (which conference call, for the avoidance of doubt, may be held prior to such time that the annual or quarterly financial statements required by the first paragraph of this “Reports and Other Information” covenant for such reporting period are furnished to Holders); and

(2) post a press release on its website on Intralinks or any comparable password-protected online data system prior to the date of the conference call held in accordance with clause (1) above, announcing the time and date of such conference call and including all information necessary to access the call.

In addition, Dell shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Any Parent Entity may satisfy the obligations of Dell set forth in this “Reports and Other Information” covenant by providing the requisite financial and other information of such Parent Entity instead of Dell, provided that to the extent such Parent Entity holds assets (other than its direct or indirect interest in Dell) that exceeds the lesser of (i) 1% of the Total Assets of such Parent Entity and (ii) 1% of the total revenue for the preceding fiscal year of such Parent Entity, then such information related to such Parent Entity shall be accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to Dell and its Subsidiaries on a stand-alone basis, on the other hand.

Dell will be deemed to have furnished the information referred to in the first paragraph and clause (A) of the fourth paragraph of this covenant if Dell or any direct or indirect parent of Dell has filed reports containing such information (or any such information of a Parent Entity in accordance with the immediately preceding paragraph) with the SEC.

To the extent any information is not provided within the time periods specified in this “Reports and Other Information” section and such information is subsequently provided, Covenant Parent will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Additional Note Guarantees

Prior to the occurrence of a Release Event, Covenant Parent will not permit any of its Domestic Subsidiaries that is a Wholly-Owned Subsidiary (other than the Issuers, the Guarantors, a Receivables Subsidiary or a Credit Facilities Unrestricted Subsidiary), to become an obligor with respect to any Indebtedness under the Senior Credit Facilities or any capital markets debt securities in an aggregate principal amount in excess of $350.0 million unless such Subsidiary within 60 days (or, in the case of mortgages, within 90 days) executes and delivers a supplemental indenture to the Indenture providing for a Note Guarantee by such Subsidiary and joinders to the First Lien Intercreditor Agreement and Security Documents or new intercreditor agreements and Security Documents, together with any other filings and agreements required by the Security Documents to create or perfect the security interests for the benefit of the Holders in the Collateral of such Subsidiary. Covenant Parent may elect, in its sole discretion, to cause any Domestic Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60-day period (or, in the case of mortgages, within 90-day period) described in the foregoing sentence.

After the occurrence of a Release Event, with respect to each series of Notes, if the aggregate principal amount of Indebtedness of non-guarantor Domestic Subsidiaries that are Wholly-Owned Subsidiaries (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of any Credit Facilities Unrestricted Subsidiary or Receivables Subsidiary) that is incurred or issued and outstanding exceeds, in the aggregate, the greater of (x) $2,750 million and (y) 15% of Consolidated Net Tangible Assets (the “Guarantee Threshold”), then Covenant Parent shall cause such of its non-guarantor Subsidiaries to, within 60 days, execute and deliver a supplemental indenture to the Indenture providing for a Note Guarantee by such non-guarantor Subsidiaries (each such Note Guarantee, a “Post-Release Event Note Guarantee”) such that the aggregate principal amount of Indebtedness of all other non-guarantor Domestic Subsidiaries that are Wholly-Owned Subsidiaries (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of any Credit Facilities Unrestricted Subsidiary or Receivables Subsidiary) that is incurred or issued and outstanding does not exceed the Guarantee Threshold (after giving effect to the provision of Post-Release Event Note Guarantees pursuant to the foregoing); provided that (i) this covenant shall not be applicable to any

Indebtedness of any Subsidiary that existed at the time such Person became a Subsidiary of Covenant Parent (including any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as Covenant Parent and its Subsidiaries (other than such Person and its Subsidiaries) are not obligors under such Indebtedness), (ii) if the Guarantee Threshold would be exceeded immediately after giving effect to the occurrence of a Release Event, then such Release Event shall be deemed not to have occurred with respect to the release of such Note Guarantees only and (iii) a Post-Release Event Note Guarantee shall be released to the extent the Guarantee Threshold would not be exceeded after giving effect to such release.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “Note Guarantees.”

Events of Default

Each of the following events is an “Event of Default” with respect to the Notes of any series under the Indenture:

(1) the failure to pay the principal of (or premium, if any, on) such series of the Notes when due and payable;

(2) the failure to pay any interest installment or Additional Interest (as required by the Registration Rights Agreement) on such series of Notes when due and payable, which failure continues for 30 days;

(3) the failure by any Covenant Party to comply for 90 days after written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes of such series with its covenants or other agreements (other than those described in clauses (1) through (2) above) contained in the Indenture; provided that in the case of a failure to comply with the provisions described under “—Reports and Other Information,” such period of continuance of such default or breach shall be 180 days after written notice described in this clause (3) has been given; provided that no such notice may be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Covenant Parent or any of its Wholly-Owned Subsidiaries or the payment of which is guaranteed by Covenant Parent or any of its Wholly-Owned Subsidiaries (other than Indebtedness owed to Covenant Parent or a Subsidiary or any Permitted Receivables Financing), whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, the maturity of which has been so accelerated, aggregate $500 million (or its foreign currency equivalent) or more at any one time outstanding;

(5) certain events of bankruptcy, insolvency or reorganization involving Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor, any Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) (the “bankruptcy provisions”);

(6) any Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) of such series of Notes ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any such Subsidiary Guarantor or such group of Subsidiary Guarantors denies or disaffirms its obligations under its Note Guarantee of such series of Notes (other than by reason of the satisfaction in full of all obligations under the Indenture and discharge of the Indenture with respect to such series of Notes or the release of such Note Guarantee with respect to such series of Notes in accordance with the terms of the Indenture); or

(7) other than by reason of the satisfaction in full of all obligations under the Indenture and discharge of the Indenture with respect to such series of Notes or the release of such Collateral with respect to such series of Notes in accordance with the terms of the Indenture and the Security Documents,

(a) in the case of any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, such security interest under the Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Issuers by the Trustee or the Holders of at least 30% of the aggregate principal amount of the then outstanding Notes issued under the Indenture, except to the extent that any such default (A) results from the failure of the Collateral Agent to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Security Documents or (B) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or

(b) any Issuer, Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Security Document is invalid or unenforceable.

If an Event of Default enumerated above with respect to the Notes of any series at the time outstanding shall occur and be continuing, then either the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes of such series may declare to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by the Holders) the entire principal amount of all the Notes of such series. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series, by written notice to the Issuers and the Trustee, may, in certain circumstances, rescind and annul such acceleration. If an Event of Default relating to the bankruptcy provisions (with respect to any Issuer, Covenant Parent or any Subsidiary of Covenant Parent that is a Parent Guarantor) occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to the terms of the First Lien Intercreditor Agreement and certain other restrictions, no Holder of any Notes of any series shall have any right to institute any proceeding with respect to the Indenture or the Notes of such series or for any remedy thereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series and unless also the Holders of not less than 30% in aggregate principal amount of the outstanding Notes of such series shall have made written request upon the Trustee, and have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with the request, and the Trustee, for 60 days after receipt of such notice, request and offer of indemnity, shall have failed to institute such proceeding and, during such 60-day period, the Trustee shall not have received direction inconsistent with such request in writing by the Holders of a majority in aggregate principal amount of the outstanding Notes of such series. These limitations do not apply, however, to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of, premium, if any, or interest on such note on or after the respective due date expressed in such Note.

Subject to the terms of the First Lien Intercreditor Agreement and certain other restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuers and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe that a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuers have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuers provide to the Trustee an Officer’s Certificate that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant (such satisfaction to be evidenced by delivery of an Officers’ Certificate to the Trustee, which shall be delivered promptly upon such satisfaction). Any breach of the Position Representation (as evidenced by an Officers’ Certificate to the Trustee) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of the Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default with respect to the Notes shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraph. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise.

The Trustee shall have no liability to the Issuers, Parent Guarantor, any Holder or any other Person in acting in good faith on a Noteholder Direction.

If a Default occurs and is continuing and the Trustee has received written notice thereof, the Trustee must mail (or otherwise transmit in accordance with DTC) to each Holder notice of the Default within 90 days of having received such notice; provided, that, except in the case of a Default in the payment of principal or premium, if any, or interest on any Note, the Trustee may withhold notice if the Trustee determines in good faith that withholding notice is not opposed to the interests of the Holders. Covenant Parent will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signer of the certificate knows of any failure by the Covenant Parties to comply with all conditions and covenants of the Indenture during such fiscal year.

Amendment, Supplement and Waiver

Subject to certain exceptions, modifications and amendments of the Notes of a series or the Indenture, the Intercreditor Agreements, the Security Documents and the Registration Rights Agreement with respect to a series of Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of such series (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes of such series), and any past Default or compliance with certain provisions also may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of such series; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such Note;

•	reduce the principal amount of, or the rate of interest on, any such Note;

•	reduce any premium, if any, or redemption price payable upon the redemption of any such Note;

•	reduce the amount of the principal of an original discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such Note is payable;

•

amend the contractual right expressly set forth in the Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Note on or after the stated maturity or redemption date of any such Note;

•

reduce the percentage in aggregate principal amount of the outstanding Notes of any series, the consent of whose Holders is required to approve any such modification or amendment or for any waiver of compliance with certain provisions of the Indenture or of certain Defaults;

•

modify any of the provisions in the Indenture regarding the waiver of past Defaults and the waiver of certain covenants by the Holders of each such Note affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; or

•	modify any of the above provisions.

Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes of a series then outstanding, no amendment or waiver may (A) make any change in any Security Document, the Intercreditor Agreements or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes of such series or (B) change or alter the priority of the Liens securing the Obligations in respect of the Notes of such series in any material portion of the

Collateral in any way adverse to the Holders of the Notes of such series in any material respect, other than, in each case, as provided under the terms of the Security Documents or the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuers, the Guarantors (only with respect to its Notes Guarantee, and for the avoidance of doubt excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor) and the Trustee, without the consent of any Holders, may amend the Notes, the Indenture, the Intercreditor Agreements, the Security Documents and the Registration Rights Agreement, in each case with respect to a series of Notes for any of the following purposes:

•

to cure any ambiguity or omission or correct any defect or inconsistency, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture or the Security Documents, in each case as shall not adversely affect the interests of any Holders of the Notes of such series in any material respect;

•

to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the Notes, the Note Guarantees, the Indenture, the Security Documents, the Intercreditor Agreements or the Registration Rights Agreement, as described above under “Certain Covenants—Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets”;

•

to surrender any right or power conferred upon the Issuers with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the Holders of any series of the Notes, and to add any additional defaults or Events of Default for the Issuers’ or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

•	to modify or amend the Indenture in such a manner to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act;

•	to add Note Guarantees with respect to any or all of the Notes of such series;

•	to add Collateral with respect to any or all the Notes of such series;

•	to make any change that does not adversely affect the rights of any Holder of Notes of such series;

•	to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes of such series;

•	to comply with the rules of any applicable securities depositary;

•

to provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) in exchange for Notes of such series and which shall be treated, together with any outstanding Notes of such series, as a single class of securities;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•

to conform the text of the Indenture, the Notes, any Note Guarantee, the Intercreditor Agreements, any Security Document or the Registration Rights Agreement to any provision of this “Description of First Lien Notes” or “Exchange Offer; Registration Rights” to the extent that such provision in this “Description of First Lien Notes” or “Exchange Offer; Registration Rights” was intended to be a verbatim recitation of a provision in the Notes, the Indenture, such Note Guarantee, the Intercreditor Agreements, such Security Document or the Registration Rights Agreement;

•

to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes or Exchange Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes or Exchange Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer Notes or Exchange Notes;

•

in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Intercreditor Agreements or to modify any such legend as required by the Intercreditor Agreements;

•

to release Collateral from the Lien securing the Notes of such series when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreements (including, for the avoidance of doubt, the release of Collateral that becomes an Excluded Asset and, following the occurrence of an Investment Grade Event, the release of Collateral that was not at such time required under the Indenture to be pledged as security for the Notes);

•

to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, taken as a whole, or any joinder thereto; or

•

with respect to the Security Documents, as provided in the relevant Security Document and the Intercreditor Agreements (including to add or replace First Lien Secured Parties or Second Lien Secured Parties).

The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The Indenture provides that, when (1) the Issuers deliver to the Trustee all outstanding Notes of a series under the Indenture for cancellation or (2) all outstanding Notes of a series under the Indenture not previously delivered to the Trustee for cancellation have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, or will become due and payable within one year, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee U.S. dollars, or U.S. government obligations, or both, sufficient to pay at maturity or upon redemption all such outstanding Notes of such series, including interest thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable by the Issuers under the Indenture with respect to such series of Notes and satisfy certain other conditions, then the Indenture, subject to certain exceptions, ceases to be of further effect with respect to such series of Notes; provided, that upon any redemption that occurs prior to a par call date, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Redemption Price Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Redemption Price Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Redemption Price Deficit that confirms that such Redemption Price Deficit shall be applied toward such redemption.

Legal Defeasance and Covenant Defeasance

The Indenture provides that the Issuers may elect with respect to any series of the Notes either (1) to defease and be discharged from any and all obligations with respect to such Notes (except for, among other things, certain obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from their obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such Notes, and clause (3) under “Events of Default” will no longer be applied (“covenant defeasance”). If the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to a series of Notes, each Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents with respect to such series of Notes. Legal defeasance or covenant defeasance, as the case may be, is conditioned upon, among other things, the irrevocable deposit by the Issuers with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or both, sufficient in the opinion of a nationally recognized public accounting firm to pay the principal or premium, if any, and interest on the applicable Notes on the scheduled due dates therefor.

If the Issuers effect covenant defeasance with respect to any series of the Notes and such Notes are declared due and payable because of the occurrence of any Event of Default other than under clause (3) under “Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay amounts due on such Notes at the time of the stated maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Issuers would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, the Issuers are required to deliver to the Trustee an Opinion of Counsel that the deposit and related defeasance will not cause the Holders of the applicable Notes to recognize income, gain or loss for U.S. Federal income tax purposes. If the Issuers elect legal defeasance, that Opinion of Counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of an Issuer or a Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as Trustee.

The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Notes, the Indenture, the Note Guarantees, the Intercreditor Agreements, the Registration Rights Agreement and (subject to certain exceptions) the Security Documents are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP.

“Additional Assets” means (1) any property or other assets used or useful in a Similar Business, (2) the Capital Stock of a Person that becomes a Subsidiary of Covenant Parent as a result of the acquisition of such Capital Stock by Covenant Parent or a Subsidiary of Covenant Parent, or (3) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary of Covenant Parent, provided, however, that any Subsidiary described in clause (2) or (3) above is engaged in a Similar Business.

“Additional First Lien Obligations” means the Obligations with respect to any indebtedness having Pari Passu Lien Priority (but without regard to the control of remedies) relative to the Notes with respect to the Collateral (other than the Existing First Lien Notes and the Senior Credit Facility Obligations); provided that an authorized representative of the holders of such indebtedness shall be a party to the First Lien Intercreditor Agreement or shall have executed a joinder to the First Lien Intercreditor Agreement (or entered into such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole).

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any trustee, authorized representative or agent of such Additional First Lien Obligations.

“Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration set forth in the Registration Rights Agreement.

“Advance Offer” has the meaning set forth under “Certain Covenants—Limitation on Asset Sales.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Debt” means, as of the date of determination, the sum of (1) the aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries secured by Liens (other than Permitted Post-Release Liens) that is not permitted by the second paragraph under “Certain Covenants—Limitation on Liens” and (2) the Attributable Indebtedness of the Issuers and their Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into after the occurrence of a Release Event pursuant to the second paragraph of “Certain Covenants—Limitation on Sale and Lease-Back Transactions”.

“ANZ Structured Facility” means the transactions contemplated from time to time in that certain facility agreement, dated as of January 29, 2018, as in effect from time to time, by and among, Dell Financial Services Pty Limited and/or its affiliates, as borrowers, Dell Global B.V. and Dell Inc., as guarantors, and the financial institutions from time to time party thereto.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (including, in each case, by way of Division), whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and lease-back transaction) of any Covenant Party (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Credit Facilities Restricted Subsidiary, whether in a single transaction or a series of related transactions and whether effected pursuant to a Division or otherwise;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out property or equipment or other assets, in each case, in the ordinary course of business or consistent with industry practice or any disposition of inventory, immaterial assets or goods (or other assets), property or equipment held for sale or no longer used or useful in, or economically practicable to maintain in the conduct of, the business of Covenant Party and any of its Subsidiaries;

(b) the disposition of all or substantially all of the assets of any Covenant Party in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets”;

(c) any disposition of property or assets, or issuance or sale of Equity Interests of any Covenant Party, in any single transaction or series of related transactions with an aggregate fair market value of less than the greater of (x) $180 million and (y) 1% of Consolidated Net Tangible Assets;

(d) any disposition of property or assets or issuance of securities by a Covenant Party to Covenant Parent or any of its Subsidiaries;

(e) any disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of similar replacement property or (iii) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(f) the lease, assignment, sublease, license or sublicense of any real or personal property (including the provision of software under an open source license) in the ordinary course of business or consistent with past practice;

(g) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed in lieu of condemnation or otherwise) with respect to assets or the granting of Liens not prohibited by the Indenture, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(h) sales of (i) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) or any participation therein and (ii) receivables, DFS Financing Assets and related assets pursuant to any Permitted Receivables Financing or any participation therein;

(i) any financing transaction with respect to property built or acquired by any Covenant Party after the Issue Date, including sale and lease-back transactions and assets securitizations permitted by the Indenture;

(j) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(k) the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other assets in the ordinary course of business or the conversion of accounts receivable for notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(l) the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or that is immaterial;

(m) the unwinding of any Hedging Obligations or Cash Management Obligations;

(n) sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(o) the lapse, abandonment or invalidation of intellectual property rights, which in the reasonable determination of the Board of Covenant Parent or the senior management thereof are not material to the conduct of the business of Covenant Parent and its Subsidiaries, taken as a whole, or are no longer used or useful or no longer economically practicable or commercially reasonable to maintain;

(p) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(q) the sale or discount (with or without recourse) (including by way of assignment or participation) of DFS Financing Assets or other receivables (including, without limitation, trade and lease receivables) and related assets in connection with a Permitted Receivables Financing;

(r) the disposition of any assets (including Equity Interests) (i) acquired in a transaction, which assets are not used or useful in the core or principal business of Covenant Parent and its Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of Covenant Parent to consummate any acquisition; and

(s) the sales of property or for an aggregate fair market value not to exceed (x) $2,750 million and (y) 15% of Consolidated Net Tangible Assets.

“Asset-Backed Notes” means the $3,311 million aggregate principal amount of asset-backed notes issued by certain Delaware statutory trusts under certain trust agreements.

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction relating to a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction, (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the Notes of each series outstanding pursuant to the Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes a Financing Lease Obligation, the amount equal to the capitalized amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Bank Collateral Agent” means the collateral agent for the lenders and other secured parties under the Senior Credit Facilities, together with its successors and permitted assigns under the Senior Credit Facilities.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Business Day” means each day which is not a Legal Holiday.

“Canadian Structured Facility” means the transactions contemplated from time to time in that certain Second Amended and Restated Credit Agreement, dated as of April 15, 2016, as in effect from time to time, by and among, Dell Financial Services Canada Limited, as borrower, Dell Inc., as guarantor, and the financial institutions from time to time party thereto.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, Australia dollars, Chinese yuan, Japanese yen, euro, pound sterling or any national currency of any participating member state of the EMU; or

(b) other currencies held by Covenant Parent and its Subsidiaries from time to time in the ordinary course of business or consistent with industry practice;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof as a full faith and credit obligation of the U.S. government, with average maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (10) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (4) above, in each case, with average maturities of 36 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

(9) securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 36 months from the date of acquisition thereof;

(10) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(11) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(12) Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(13) in the case of investments by any Foreign Subsidiary of Covenant Parent, investments for cash management purposes of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates; and

(14) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (4) above, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (1) through (13) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under the Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“Change of Control” means the occurrence of one or more of the following events after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Dell Technologies and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders;

(2) Dell Technologies becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of Dell Technologies (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Dell Technologies having a majority of the aggregate votes on the Board of Directors of Dell Technologies, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate or appoint directors of Dell Technologies having a majority of the aggregate votes on the Board of Directors of Dell Technologies;

(3) Dell Technologies consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Dell Technologies, in any such event pursuant to a transaction in which the outstanding Voting Stock of Dell Technologies or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of Dell Technologies outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, measured by voting power rather than number of shares, immediately after giving effect to such transaction;

(4) either of the Issuers shall cease to be a direct or indirect Subsidiary of Dell Technologies; or

(5) the adoption by Dell Technologies of a plan providing for its liquidation or dissolution.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Dell Technologies owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such Parent Entity having a majority of the aggregate votes on the Board of Directors of such Parent Entity.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to such series of Notes.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all of the assets and property of the Covenant Parties, whether real, personal or mixed, securing or purported to secure any New First Lien Notes Obligations.

“Collateral Agent” means (1) in the case of any Senior Credit Facility Obligations, the Bank Collateral Agent, (2) in the case of the New First Lien Notes Obligations, the Notes Collateral Agent, (3) in the case of the Existing First Lien Notes Obligations, the notes collateral agent with respect thereto and (4) in the case of any Additional First Lien Obligations, the collateral agent, administrative agent or the trustee with respect thereto.

“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (including, for the avoidance of doubt, Non-Financing Lease Obligations), except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations (such current liabilities referred to in this clause (1), less the items set forth in sub-clauses (a) through (c), the “Adjusted Current Liabilities”), and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs) (such items referred to in this clause (2), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of Covenant Parent and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under the Indenture in connection with any transaction, (i) the assets and Intangible Assets of Covenant Parent and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the Indenture and (ii) the Adjusted Current Liabilities of Covenant Parent and its Subsidiaries shall be adjusted to reflect any increase or decrease in Adjusted Current Liabilities as a result of such transaction being tested under the Indenture or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (1) until the earlier of (a) the Discharge of First Lien Obligations that are Senior Credit Facility Obligations and (b) the Non-Controlling Collateral Agent Enforcement Date, the Bank Collateral Agent and (2) from and after the earlier of (a) the Discharge of First Lien Obligations that are Senior Credit Facility Obligations and (b) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Covenant Parent” means (1) if the direct parent entity of Dell is a Guarantor, such direct parent entity, (2) if Dell is, but none of its direct or indirect parent entities are, a Guarantor, Dell or (3) if neither Dell nor any of its direct or indirect parent entities are Guarantors, each Issuer.

“Covenant Parties” means, collectively, Covenant Parent, any of its Subsidiaries that are Parent Guarantors, the Issuers and the Subsidiary Guarantors.

“Credit Facility” means, with respect to Covenant Parent or any of its Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Credit Facilities Restricted Subsidiary” means any “Restricted Subsidiary” under the Senior Credit Facilities and, if Dell is not the Covenant Parent, Dell.

“Credit Facilities Unrestricted Subsidiary” means any “Unrestricted Subsidiary” under the Senior Credit Facilities.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Dell” means Dell Inc., a Delaware corporation.

“Dell-EMC Unsecured Notes” means, collectively, the (1) 5.875% senior notes due June 2021 and (2) 7.125% senior notes due June 2024, in each case, issued by the Issuers on June 22, 2016.

“Dell Inc. Unsecured Notes and Debentures” means, collectively, the (1) 4.625% senior notes due April 2021, (2) 6.50% senior notes due April 2038, (3) 5.40% senior notes due September 2040 and (4) 7.10% senior debentures due April 2028, in each case, issued by Dell.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“Dell Technologies” means Dell Technologies Inc., a Delaware corporation.

“Denali Intermediate” means Denali Intermediate Inc., a Delaware corporation.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuers and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by any Covenant Party in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with “Certain Covenants—Limitation on Asset Sales.”

“DFS Financing Assets” means loans, installment sale contracts, receivables arising under revolving credit accounts, software licenses, maintenance services agreements, service contracts, leases (including all equipment and software subject to leases) or subleases (including any related account receivable or note receivable) entered into with or purchased by Covenant Parent or any Credit Facilities Restricted Subsidiary to finance the acquisition or use of products or services and other assets customarily included in connection with a financing thereof.

“DFS Debt” means, collectively, the Receivables Facilities, the Asset-Backed Notes, the Structured Facilities, the Mexico Loan Agreements and the senior unsecured Eurobonds.

“Discharge” means, with respect to any Collateral, the date on which such Series of First Lien Obligations or Second Lien Obligations is no longer secured by such Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Collateral, the Discharge of the applicable First Lien Obligations with respect to such Collateral; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Collateral under an additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under the First Lien Obligation so refinanced) or by the Issuers, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of the First Lien Intercreditor Agreement.

“Dividing Person” has the meaning set forth for such term in the definition of Division.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means any Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“EMC” means EMC Corporation, a Massachusetts corporation.

“EMC Unsecured Notes” means the 3.375% notes due June 2023, issued by EMC.

“EMEA Receivables Facility” means the transactions contemplated from time to time in that certain senior facility agreement, dated as of January 13, 2017, as in effect from time to time, by and among, Dell Receivables Financing 2016 Designated Activity Company, Dell Bank International Designated Activity Company and the financial institutions from time to time party thereto.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“European Structured Facility” means the transactions contemplated from time to time in the “Finance Documents” as defined in that certain Revolving Credit Facility Agreement, dated as of December 23, 2013, as amended by that certain Deed of Amendment and Restated dated as of November 30, 2018, as in effect from time to time, by and among, Dell Bank International Designated Activity Company, Dell Inc., and the financial institutions and the agents from time to time party thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect on the Issue Date.

“Exchange Offer” has the meaning set forth on the cover of this prospectus.

“Exchange Notes” means Notes issued in a registered exchange offer pursuant to the Registration Rights Agreements.

“Excluded Assets” has the meaning set forth in “Security for the Notes—Certain Limitations on the Collateral.”

“Existing First Lien Notes” means, collectively, the (1) (a) 5.450% First Lien Notes due 2023, (b) 6.020% First Lien Notes due 2026, (c) 8.100% First Lien Notes due 2036 and (d) 8.350% First Lien Notes due 2046, in each case, issued by the Issuers on June 1, 2016, (2) (a) 4.000% First Lien Notes due 2024, (b) 4.900% First Lien Notes due 2026 and (c) 5.300% First Lien Notes due 2029, in each case, issued by the Issuers on March 20, 2019, and (3) (a) 5.850% First Lien Notes due 2025, (b) 6.100% First Lien Notes due 2027 and (c) 6.200% First Lien Notes due 2030, in each case, issued by the Issuers on April 9, 2020.

“Existing First Lien Notes Obligations” means Obligations in respect of the Existing First Lien Notes and the indentures, the note guarantees and the security documents relating to the Existing First Lien Notes.

“Existing First Lien Notes Secured Parties” means the trustee, the notes collateral agent and the holders of the Existing First Lien Notes.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined in good faith by the Board or senior management of Covenant Parent.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the related First Lien Security Documents and First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” has the meaning set forth under “Security for the Notes—First Lien Intercreditor Agreement.”

“First Lien Notes Obligations” means, collectively, the Existing First Lien Notes Obligations and the New First Lien Notes Obligations.

“First Lien Notes Secured Parties” means, collectively, the Existing First Lien Notes Secured Parties and the New First Lien Notes Secured Parties.

“First Lien Obligations” means, collectively, (1) the Senior Credit Facility Obligations, (2) the First Lien Notes Obligations and (3) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means, collectively, (1) the Senior Credit Facility Secured Parties, (2) First Lien Notes Secured Parties and (3) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the First Lien Obligations.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“FSHCO” means any direct or indirect Domestic Subsidiary of Denali Intermediate (other than Dell and the Issuers) that has no material assets other than Equity Interests in one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that (a) all terms of an accounting or financial nature used in the Indenture shall be construed, and all computations of amounts and ratios referred to in the Indenture shall be made without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any indebtedness of Covenant Parent or any Subsidiary at “fair value,” as defined therein and (b) the accounting for operating leases and financing or capital leases under U.S. GAAP as in effect on June 1, 2016 (including, without limitation, FASB Accounting Standards Codification Topic 840—Leases) shall apply for the purpose of determining compliance with the provisions of the Indenture, including the definition of Financing Lease Obligation. At any time after the Issue Date, Covenant Parent may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Covenant Parent’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Covenant Parent shall give notice of any such election made in accordance with this definition to the Trustee.

If there occurs or has occurred a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in the Indenture or in the indentures governing the Existing First Lien Notes and the Dell-EMC Unsecured Notes (an “Accounting Change”), then Covenant Parent may elect, as evidenced by a written notice of Covenant Parent to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means, with respect to each series of Notes, Dell Technologies, Denali Intermediate, Dell and each Subsidiary of Covenant Parent (excluding the Issuers) that executes the Indenture as a Guarantor on the Issue Date and each other Affiliate of Covenant Parent that thereafter guarantees the Notes of such series, until, in each case, such Person is released from its Note Guarantee with respect to such series of Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“holder” means, with reference to any indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IFRS” means the international accounting standards as promulgated by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person on any date of determination, the principal amount in respect of (1) indebtedness of such Person (a) in respect of borrowed money, including indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments or reimbursement obligations in respect of letters of credit, (b) representing any balance deferred and unpaid portion of the purchase price of any property (or, after a Release Event, any Principal Property) (including pursuant to Financing Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until, after 120 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP or (c) representing any net Hedging Obligations if and to the extent that any of the foregoing Indebtedness in clauses (a) through (c) (other than net Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that (1) (x) Indebtedness of any Parent Entity appearing on the balance sheet of Covenant Parent solely by reason of push down accounting under GAAP and (y) Non-Financing Lease Obligations, straight-line leases and operating leases shall be excluded, (2) all guarantees in respect of such indebtedness specified in clause (1) of another Person and (3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any assets owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (x) the fair market value of such assets at such date of determination and (y) the amount of such Indebtedness of such other Person (it being understood, however, that Indebtedness shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Investment Grade Event” means (1) the Issuers have obtained a rating or, to the extent any Rating Agency will not provide a rating, an advisory or prospective rating from any two of the three Rating Agencies that reflect an Investment Grade Rating (i) for the corporate rating of the Issuers (or any Parent Guarantor) and (ii) with respect to each outstanding series of Notes after giving effect to the proposed release of all of the Note Guarantees and the Collateral securing the Notes; and (2) no Event of Default shall have occurred and be continuing with respect to any series of Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) (and, for purposes of a Release Event, stable or better outlook) by Moody’s, BBB- (or the equivalent) (and, for purposes of a Release Event, stable or better outlook) by S&P and BBB- (or the equivalent) (and, for purposes of a Release Event, stable or better outlook) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (b) of the definition of “Rating Agency.”

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Covenant Parent and its Subsidiaries;

(3) investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors” means each of (1) Michael S. Dell and his Affiliates, related estate planning and charitable trusts and vehicles and his family members, and also upon Michael S. Dell’s death, (a) any Person who was an Affiliate of Michael S. Dell that upon his death directly or indirectly owns Equity Interests in any Parent Entity of Dell, Dell or any Subsidiary and (b) Michael S. Dell’s heirs, executors and/or administrators, (2) MSDC Management L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates and (3) Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Partners V DE (AIV), L.P., SL SPV-2, L.P. and their Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates, excluding, in each case, Denali Intermediate Inc. and its Subsidiaries and any portfolio companies of any of the foregoing.

“Issue Date” means June 1, 2016, in the case of the 2023 Notes, the 2024 Notes, the June 2026 Notes, the 2036 Notes and the 2046 Notes, March 20, 2019, in the case of the 2024 Notes, the October 2026 Notes and the 2029 Notes, and April 9, 2020, in the case of the 2025 Notes, the 2027 Notes and the 2030 Notes.

“Junior Lien Priority” means, with respect to specified indebtedness, such indebtedness is secured by a Lien that is junior in priority to the Liens on specified Collateral and is subject to the Second Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Second Lien Intercreditor Agreement, taken as a whole).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (2) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Margin Loan Facility” means the margin loan facility under the Margin Loan Agreement, dated as of April 12, 2017, as amended by the First Amendment Agreement, dated as of September 10, 2018, the Second Amendment Agreement, dated as of December 20, 2018, the Third Amendment Agreement, dated as of March 7, 2019 and the Fourth Amendment Agreement, dated as of March 23, 2020, by and among VMW Holdco LLC, the other borrowers and guarantors party thereto, the lenders party thereto and the other agents party thereto, as the same may be in effect from time to time, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Major Non-Controlling Collateral Agent” has the meaning set forth under “Security for the Notes—First Lien Intercreditor Agreement.”

“Material Subsidiary” means (1) each Wholly-Owned Subsidiary that is a Credit Facilities Restricted Subsidiary that, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter or that is designated by Covenant Parent as a Material Subsidiary and (2) any group comprising Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (1) but that, taken together, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter.

“Mexico Loan Agreements” means, collectively, the credit agreements, as in effect from time to time, or as may be replaced and supplemented, by and among Dell Leasing Mexico, S. de R.L. de C.V., as borrower, Dell Inc., as guarantor, and the financial institutions from time to time party thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by any Covenant Party in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) the fees, out-of-pocket expenses and other direct costs relating to such Asset Sale or the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting, consulting, investment banking and other customary fees, underwriting discounts and commissions, survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions and any relocation expenses incurred as a result thereof), (2) all federal, state, provincial, foreign and local taxes paid or reasonably estimated to be payable as a result thereof (including transfer taxes, deed or mortgage recording taxes and taxes in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness (other than any unsecured Indebtedness or any Indebtedness secured by the Collateral) required (other than required by the second paragraph under “Certain Covenants—Limitation on Asset Sales”) to be paid as a result of such transaction, (4) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (5) any deduction of appropriate amounts to be provided by any Covenant Party as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by any Covenant Party after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (6) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to any Covenant Party and (7) the amount of any liabilities (other than Indebtedness in respect of the Senior Credit Facilities, the Existing First Lien Notes, the Notes and any other First Lien Obligations) directly associated with such asset being sold and retained by any Covenant Party. Any non-cash consideration received in connection with any Asset Sale that is subsequently converted to cash shall become Net Proceeds only at such time as it is so converted.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Issuer or any Guarantor immediately prior to such date of determination.

“New First Lien Notes Obligations” means Obligations in respect of the Notes and the Indenture, the Note Guarantees and the Security Documents relating to the Notes.

“New First Lien Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders of the Notes.

“New First Lien Security Agreement” means that certain Security Agreement, dated as of the Issue Date, among the Covenant Parties and the Notes Collateral Agent, relating to the Notes.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date that is 90 days (throughout which 90-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (1) an event of default, as defined in the indenture or other debt facility for the applicable Series of First Lien Obligations, but only for so long as such event of default is continuing, and (2) the Controlling Collateral Agent and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (a) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an event of default, as defined in the indenture or other debt facility for that Series of First Lien Obligations has occurred and is continuing and (b) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the indenture or debt facility for that Series of First Lien Obligations; provided that the Non-Controlling Collateral Agent Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to any Shared Collateral (i) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (ii) at any time any Covenant Party that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non- Financing Lease Obligation.

“Nonrecourse Obligation” means indebtedness or other Obligations substantially related to (1) the acquisition of assets not previously owned by Covenant Parent or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of Covenant Parent or any of its Subsidiaries, as to which the obligee with respect to such indebtedness or Obligation has no recourse to Covenant Parent or any of its Subsidiaries or any assets of Covenant Parent or any of its Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Note Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the Notes (including, for the avoidance of doubt, any Post-Release Event Note Guarantee).

“Notes Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., as collateral agent for the holders of the New First Lien Notes Obligations under the Security Documents and any successor pursuant to the provisions of the Indenture and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest.

“Offering Memorandum” means, as the case may be, the Offering Memorandum, dated May 17, 2016, relating to the offering of the 2023 Notes, the 2024 Notes, the June 2026 Notes, the 2036 Notes and the 2046 Notes, the Offering Memorandum, dated March 6, 2019, relating to the offering of the 2024 Notes, the October 2026 Notes and the 2029 Notes, and the Offering Memorandum, dated April 3, 2020, relating to the offering of the 2025 Notes, the 2027 Notes and the 2030 Notes.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of Covenant Parent or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of Covenant Parent or an Issuer by an Officer of Covenant Parent or an Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to Covenant Parent or the Issuers.

“Parent Entity” means any Person that, with respect to another Person, owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of Directors of such other Person.

“Parent Guarantor” means a Guarantor that is a direct or indirect parent of any of the Issuers.

“Performance References” has the meaning set forth for such term in the definition of Derivative Instrument.

“Pari Passu Lien Priority” means, with respect to specified indebtedness, such indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (without regard to control of remedies) and is subject to the First Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole).

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between any Covenant Party and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the “Certain Covenants—Limitation on Asset Sales” covenant.

“Permitted Holders” means (1) each of the Investors and members of management of Dell Technologies and its Subsidiaries who are holders of Equity Interests of Dell Technologies on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Dell Technologies having a majority of the aggregate votes on the Board of Directors of Dell Technologies held by such group, (2) any Permitted Parent and (3) any Permitted Plan. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership or assets or properties of Dell Technologies constitutes a Change of Control Triggering Event in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means:

(1) Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of Covenant Parent or any of its Subsidiaries in accordance with GAAP, or for property taxes on property that Covenant Parent or any of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(2) Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, architects’ or construction contractors’ Liens and other similar Liens that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate actions or other Lien arising out of judgments or awards against Covenant Parent or any of its Subsidiaries with respect to which Covenant Parent or such Subsidiary shall then be proceeding with an appeal or other proceeding for review, if adequate reserves with respect thereto are maintained on the books of Covenant Parent or such Subsidiary in accordance with GAAP;

(3) Liens incurred or deposits made in the ordinary course of business (a) in connection with workers’ compensation, unemployment insurance, employers’ health tax, and other social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (b) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Covenant Parent or any of its Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (a);

(4) Liens incurred or deposits made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, public or statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), deposits as security for contested taxes or import duties or for payment of rent and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, restrictions, encroachments, protrusions, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of Covenant Parent and its Subsidiaries or to the ownership of their respective properties which were not incurred in connection with Indebtedness and which do not in any case materially interfere with the ordinary conduct of the business of Covenant Parent and its Subsidiaries, taken as a whole;

(6) Liens on the Pledged VMware Shares securing the Margin Loan Facility;

(7) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Covenant Parent or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and specific items of inventory or other goods and proceeds of Covenant Parent or any of its Subsidiaries securing Covenant Parent’s or such Subsidiary’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary or trade letters of credit issued or created for the account of Covenant Parent or such Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) (a) rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, (b) Liens securing Secured Letter of Credit Obligations or (c) Liens securing, or otherwise arising from, judgements;

(9) Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases (as determined in accordance with GAAP on June 1, 2016) or consignments entered into by Covenant Parent or any of its Subsidiaries;

(10) Liens securing Indebtedness incurred under the Senior Credit Facilities and any letter of credit facility relating thereto in an aggregate principal amount not exceeding $26.0 billion;

(11) Liens existing on the Issue Date (including Liens securing the Existing First Lien Notes Obligations but excluding Liens incurred in connection with the Senior Credit Facilities, the Notes, the Note Guarantees and the Margin Loan Facility);

(12) Liens to secure any indebtedness (including Financing Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 12 months thereafter; provided that the aggregate amount of indebtedness incurred or issued and outstanding pursuant to this clause (12) does not exceed, together with any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such Indebtedness secured by any Lien under clause (32), the greater of (x) $2,750 million and (y) 15% of Consolidated Net Tangible Assets at any one time outstanding; provided, further, that Liens securing indebtedness permitted to be incurred pursuant to this clause (12) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(13) Leases (including leases of aircraft), licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the business of Covenant Parent and its Subsidiaries, taken as a whole or (b) secure any Indebtedness;

(14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(16) Liens (a) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an investment to be applied against the purchase price for such investment or otherwise in connection with any escrow arrangements with respect to any such investment (including any letter of intent or purchase agreement with respect to such investment), and (b) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under “Certain Covenants—Limitation on Asset Sales,” in each case, solely to the extent such sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(17) Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary, in each case after the Issue Date (whether or not such existing Liens thereon were given to secure the payment of all or any part of the purchase price thereof, so long as such Lien extends only to such property being acquired or the property or shares of stock or other assets of such Person that becomes a Subsidiary, as the case may be, and accessions to such property and the proceeds and products thereof and customary security deposits in respect thereof); provided, however, that in the case of multiple financings of equipment provided by any lender, individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(18) any interest or title of a lessor under leases (including leases constituting Non-Financing Lease Obligations but excluding leases constituting Financing Lease Obligations) entered into by Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(20) Liens deemed to exist in connection with investments in repurchase agreements permitted under clause (5) of the definition of “Cash Equivalents;”

(21) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(22) Liens that are contractual rights of setoff or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Covenant Parent and its Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(23) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by Covenant Parent or any of its Subsidiaries are located;

(24) (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or (b) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(25) Liens on cash and any investments used to satisfy or discharge indebtedness;

(26) Liens on DFS Financing Assets, other receivables and related assets incurred in connection with Permitted Receivables Financings;

(27) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(28) Liens securing Hedging Obligations;

(29) Liens securing Obligations relating to any indebtedness or other obligations of a Subsidiary owing to Covenant Parent or any of its Subsidiary Guarantors;

(30) Liens in favor of an Issuer or any Guarantor or the Trustee;

(31) Liens on vehicles or equipment of Covenant Parent or any of its Subsidiaries granted in the ordinary course of business;

(32) Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien included in this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such indebtedness, the terms of which indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof); provided further that any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien pursuant to clause (45) shall have Junior Lien Priority on the Collateral relative to the Notes and the Note Guarantees;

(33) other Liens securing indebtedness in an aggregate principal amount not to exceed at any one time outstanding, together with any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such Indebtedness secured by any Lien under clause (32), the greater of (x) $2,750 million and (y) 15% of Consolidated Net Tangible Assets, with the amount determined on the dates of incurrence of such obligations;

(34) Liens to secure any Credit Facility in an aggregate principal amount not to exceed at any one time outstanding, together with any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such Indebtedness secured by any Lien under clause (32), the sum of (i) $11.0 billion plus (ii) all voluntary prepayments of term loan facilities under the Senior Credit Facilities and voluntary prepayments of revolving loans (to the extent accompanied by a permanent reduction of the revolving commitments thereunder) under the Senior Credit Facilities, in each case made prior to the date of the incurrence of such Credit Facility and not funded with the proceeds of long term Indebtedness plus (iii) an additional amount, such that after giving effect to the incurrence of any such Credit Facility, the Covenant Parent and its Subsidiaries would be in compliance with the “first lien ratio” based incremental facilities provision of the Senior Credit Facilities, as in effect on the Issue Date and as described in the Offering Memorandum (but without giving effect to any amount incurred simultaneously under clause (i) or (ii) above), with such amount to be determined at the time of incurrence;

(35) (a) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, (b) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (c) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Covenant Parent or any of its Subsidiaries in joint ventures;

(36) agreements to subordinate any interest of Covenant Parent or any of its Subsidiaries in any accounts receivable or other proceeds arising from inventory consigned by Covenant Parent or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(37) Lien on property or assets used to defease or to irrevocably satisfy and discharge indebtedness;

(38) Liens on deposits taken by a Subsidiary of Covenant Parent that constitutes a regulated bank incurred in connection with the taking of such deposits;

(39) Liens securing the Notes (other than any Additional Notes) and the related Note Guarantees;

(40) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(41) Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;

(42) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(43) Liens securing Cash Management Obligations owed by Covenant Parent or any of its Subsidiaries to any lender under the Senior Credit Facilities or any Affiliate of such a lender;

(44) Liens solely on any cash earnest money deposits made by Covenant Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement; and

(45) Lien having Junior Lien Priority on the Collateral relative to the Notes and the Note Guarantees.

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Covenant Parent shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “indebtedness” shall be deemed to include interest on such indebtedness.

“Permitted Parent” means any Parent Entity that at the time it became a Parent Entity of Dell Technologies was a Permitted Holder pursuant to clause (1) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control.

“Permitted Plan” means any employee benefits plan of Dell Technologies or its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Post-Release Liens” means:

(1) Liens in effect as of the effective date of the Release Event (other than Permitted Liens incurred pursuant to clause (33) and (34) of the definition thereof);

(2) Liens securing Obligations in respect of Notes outstanding on the effective date of the Release Event;

(3) Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary (whether or not such existing Liens thereon were given to secure the payment of all or any part of the purchase price thereof);

(4) Liens described in clauses (7), (8), (9), (28), (37), (40), (41) and (44) of the definition of “Permitted Liens”;

(5) Liens to secure any indebtedness (including Financing Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 24 months thereafter; provided, that Liens securing indebtedness permitted to be incurred pursuant to this clause (5) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(6) Liens in favor of Covenant Parent or any of its Subsidiaries or the Trustee; and

(7) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any indebtedness secured by any Lien referred to in this definition of “Permitted Post-Release Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such indebtedness, the terms of which indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof).

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Post-Release Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Post-Release Liens, Covenant Parent shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “indebtedness” shall be deemed to include interest on such indebtedness.

“Permitted Receivables Financing” means, collectively, (a)(i) with respect to receivables of the type supporting the DFS Debt or otherwise constituting DFS Financing Assets, any term securitizations, receivables securitizations or other financing transactions with respect to DFS Financing Assets (including any factoring program), and (ii) with respect to receivables (including, without limitation, trade and lease receivables) not of the type supporting the DFS Debt and not otherwise constituting DFS Financing Assets, term securitizations, other receivables securitizations or other similar financings (including any factoring program) (provided that with respect to Permitted Receivables Financings incurred in the form of a factoring program under this clause (a)(ii), the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the most recently completed four consecutive fiscal quarters of Covenant Parent ending on or prior to such date for which internal financial statements are available) so long as, in the case of each of clause (a)(i) and (a)(ii), such financings are non-recourse to Covenant Parent and its Credit Facilities Restricted Subsidiaries (except for (A) recourse to any Foreign Subsidiaries, (B) any customary limited recourse that is no more expansive in any material respect than the recourse under the DFS Debt (as in effect on the Issue Date), (C) any performance undertaking or guarantee that is no more extensive in any material respect than the “Performance Undertakings” (as defined in the DFS Debt as of the Issue Date) provided by Dell (as in effect on the Issue Date) in connection with the DFS Debt, (D) an unsecured parent guarantee by Covenant Parent or Dell or (E) an unsecured parent guarantee by any Credit Facilities Restricted Subsidiary that is a parent company of a Foreign Subsidiary referred to in the foregoing clause (A) (other than an Issuer or any other Domestic Subsidiary) of obligations of Foreign Subsidiaries, and in each case, reasonable extensions thereof) and (b)(i) the DFS Debt (including any term securitizations of DFS Financing Assets as of the Issue Date) and (ii) any modifications, refinancings, renewals, replacements or extensions thereof; provided that, in the case of this clause (b)(ii), the terms of the applicable DFS Debt, after giving effect to any modifications, refinancings, renewals, replacements or extensions thereof would satisfy the requirements set forth in clause (a)(i) above and (c) the financings and factoring facilities existing on the Issue Date and any modifications, refinancings, renewals, replacements or extensions thereof; provided that any recourse to a Covenant Parent or a Credit Facilities Restricted Subsidiary is not expanded in any material respect by any such modification, refinancing, renewal, replacement or extension and the aggregate outstanding amount of such facilities is not increased after the Issue Date, in each case, except to the extent such recourse or increase would otherwise be permitted by clause (a) above.

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than Covenant Parent or any of its Credit Facilities Restricted Subsidiaries).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged VMware Shares” means any Equity Interests of VMware that are pledged to secure the Margin Loan Facility from time to time, which as of the Issue Date consists of approximately 24,000,000 shares of VMware Class A Common Stock and approximately 76,000,000 shares of VMware Class B Common Stock.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by Covenant Parent or any of its Subsidiaries; (b) has not been determined in good faith by the Board of Covenant Parent not to be materially important to the total business conducted by Covenant Parent and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be).

“Prospectus” means the prospectus dated                  , 2021 relating to the exchange of the Notes.

“Public Company” means any Person with a class or series of Voting Stock that is traded on the New York Stock Exchange, the NASDAQ or any other national securities exchange registered with the SEC.

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Issuers (or any Parent Guarantor) or a rating on any series of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Covenant Parent, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of such series of Notes, as the case may be.

“Rating Decline” means, with respect to any series of Notes, the occurrence of a decrease in the rating of the Notes of such series by one or more gradations by any two of three Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of Covenant Parent to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced ratings review for possible downgrade by either of such two Rating Agencies, it being understood that a change in ratings outlook shall not extend such 60-day period); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at Covenant Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as such series of Notes has an Investment Grade Rating from at least two of three Rating Agencies.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Receivables Facilities” means, collectively, the U.S. DFS Commercial Receivables Facilities, the U.S. Revolving Consumer Receivables Facility and the EMEA Receivables Facility.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing.

“Registration Rights Agreement” means that certain Registration Rights Agreement entered into as of the Issue Date by and among the Issuers, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreements may be amended from time to time.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by any Covenant Party in exchange for assets transferred by such Covenant Party shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary of Covenant Parent.

“Release Event” means, with respect to any series of Notes, the occurrence of an event as a result of which all Collateral securing such series of Notes is permitted to be released in accordance with the terms of the Indenture and the Security Documents, it being understood that any action taken by any Issuer or its Affiliates to, solely at its option, provide Collateral to secure such series of Notes that is not required to be provided pursuant to the terms of the Indenture and the Security Documents, shall not be deemed to cause such Release Event to not have occurred.

“Restricted Subsidiary” means (1) any Subsidiary of an Issuer that (a) is a Wholly-Owned Subsidiary, (b) is a Domestic Subsidiary and (c) directly owns or directly leases any Principal Property and (2) any other Subsidiary that the Board of any Issuer may designate as a Restricted Subsidiary; provided, that “Restricted Subsidiary” shall not include any Receivables Subsidiary or any Credit Facilities Unrestricted Subsidiary.

“S&P” means S&P Global Ratings Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by an Issuer or any of its Restricted Subsidiaries of any Principal Property, which property has been or is to be sold or transferred by such Issuer or such Restricted Subsidiary to such Person, other than (1) any such transaction involving a lease for a term of not more than three years, (2) any such transaction between any Issuer and any Subsidiary of any Issuer or between Subsidiaries of any Issuer, (3) any such transaction executed by the time of or within 365 days after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property or (4) any such transaction entered into before the Issue Date or entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Collateral Agent” means the Second Lien Representative for the holders of any initial Second Lien Obligations.

“Second Lien Documents” means the credit, guarantee and security documents governing the Second Lien Obligations, including, without limitation, the related Second Lien Security Documents and Second Lien Intercreditor Agreement.

“Second Lien Intercreditor Agreement” has the meaning set forth under “Security for the Notes—Second Lien Intercreditor Agreement.”

“Second Lien Obligations” means the Obligations with respect to any indebtedness having Junior Lien Priority relative to the Notes and the Note Guarantees with respect to the Collateral; provided, that the holders of such indebtedness or their Second Lien Representative shall become party to the Second Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Second Lien Intercreditor Agreement, taken as a whole) and any other applicable Intercreditor Agreements.

“Second Lien Representative” means any duly authorized representative of any holders of Second Lien Obligations, which representative is named as such in the Second Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Second Lien Intercreditor Agreement, taken as a whole) or any joinder thereto.

“Second Lien Secured Parties” means the holders from time to time of any Second Lien Obligations, the Second Lien Collateral Agent and each other Second Lien Representative.

“Second Lien Security Agreement” means any security agreement covering a portion of the Collateral to be entered into by certain Covenant Parties and a Second Lien Representative.

“Second Lien Security Documents” means, collectively, the Second Lien Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, as amended, amended and restated, modified, renewed or replaced from time to time.

“Secured Letter of Credit Obligations” means Obligations of Covenant Parent or any of its Subsidiaries in respect of letters of credit, bank guarantees or similar instruments provided to Covenant Parent or any of its Subsidiaries (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are not letters of credit or bank guarantees issued pursuant to the Senior Credit Facilities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means, collectively, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, if any, the New First Lien Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the revolving credit facility and term loan facilities under the Credit Agreement, dated as of September 7, 2016, as amended, by and among Denali Intermediate, Dell, Dell International, EMC, the other borrowers and guarantors party thereto, the lenders party thereto and the other agents party thereto as the same may be in effect from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Senior Credit Facility Obligations” means the “Secured Obligations” as defined in the Senior Credit Facilities.

“Senior Credit Facility Secured Parties” means the “Secured Parties” as defined in the Senior Credit Facilities.

“Senior Indebtedness” means:

(1) all Indebtedness of an Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Existing First Lien Notes, the Dell-EMC Unsecured Notes or the Notes and related Note Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of an Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (a) Hedging Obligations (and guarantees thereof) and (b) Cash Management Obligations (and guarantees thereof), provided that such Hedging Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other indebtedness of an Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Note Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to Covenant Parent or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other indebtedness or other Obligation of such Person; or

(e) that portion of any indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Series” means (1) with respect to the First Lien Secured Parties, each of (i) the Senior Credit Facility Secured Parties (in their capacities as such), (ii) the Existing First Lien Notes Secured Parties (in their capacities as such), (iii) the New First Lien Notes Secured Parties (in their capacity as such) and (iv) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole, that replaces the First Lien Intercreditor Agreement) after the date hereof that are represented by a common representative (in its capacity as such for such Additional First Lien Secured Parties) and (2) with respect to any First Lien Obligations, each of (i) the Senior Credit Facility Obligations, (ii) the Existing First Lien Notes Obligations, (iii) the New First Lien Notes Obligations and (iv) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which are to be represented under the First Lien Intercreditor Agreement (or under such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole, that replaces the First Lien Intercreditor Agreement) by a common representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Covenant Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business conducted or proposed to be conducted by Covenant Parent and its Subsidiaries or any business that is similar, complementary, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Special Purpose Entity” means a direct or indirect subsidiary of Covenant Parent, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from Covenant Parent and/or one or more Subsidiaries of Covenant Parent.

“Structured Facilities” means, collectively, the Canadian Structured Facility, the European Structured Facility, the ANZ Structured Facility and the U.S. Structured Facilities.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Indenture, regardless of whether such entity is consolidated on Covenant Parent’s or any of its Subsidiaries’ financial statements.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of Covenant Parent.

“Total Assets” means, at any time, the total assets of Covenant Parent and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Covenant Parent and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under the Indenture in connection with any transaction, the Total Assets of Covenant Parent and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the Indenture.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. DFS Commercial Receivables Facilities” means the transactions contemplated from time to time (including any refinancing or replacement thereof) in the “Transaction Documents” as defined in that certain Loan and Servicing Agreement, dated as of October 29, 2013, as in effect from time to time, by and among Dell Conduit Funding–B L.L.C., as the borrower, Dell Financial Services L.L.C., as the servicer, and the financial institutions and the agents from time to time party thereto, and in that certain Receivables Loan and Servicing Agreement, dated as of February 9, 2018, as in effect from time to time, by and among Dell Conduit Funding-C L.L.C., as the borrower, Dell Financial Services L.L.C., as the servicer, and the financial institutions and the agents from time to time party thereto.

“U.S. Revolving Consumer Receivables Facility” means the transactions contemplated from time to time (including any refinancing or replacement thereof) in the “Transaction Documents” as defined in that certain Note Purchase Agreement, dated as of October 29, 2013, as in effect from time to time, by and among Dell

Financial Services L.L.C., as the servicer and administrator, Dell Asset Revolving Trust-B, as the issuer, Dell Revolving Transferor L.L.C., as the transferor, Dell Revolver Company L.P., as the seller, and the financial institutions and the agents from time to time party thereto.

“U.S. Structured Facilities” means the transactions contemplated from time to time (including any refinancing or replacement thereof) in that certain Loan and Security Agreement, dated as of January 30, 2019, by and among EMC Corporation, Dell Inc. and the financial institutions from time to time party thereto, and in that certain Assignment and Servicing Agreement, dated as of October 10, 2018, by and among Dell Asset Syndication L.L.C., Dell Inc., Dell Financial Services L.L.C. and the financial institutions from time to time party thereto.

“VMware” means VMware, Inc., a Delaware corporation.

“VMware Class A Common Stock” means the Class A common stock, par value $0.01 per share, of VMware.

“VMware Class B Common Stock” means the Class B common stock, par value $0.01 per share, of VMware.

“VMware Notes” means, collectively, the (1) 2.95% senior notes due August 2022, (2) 3.90% senior notes due August 2027, (3) 4.50% senior notes due May 2025, (4) 4.65% senior notes due May 2027 and (5) 4.70% senior notes due May 2030, in each case, issued by VMware.

“VMware Revolving Credit Facility” means that certain Credit Agreement, dated as of September 12, 2017, by and among VMware, the other borrowers and guarantors from time to time party thereto and the financial institutions from time to time party thereto.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuers and the guarantors of the outstanding notes and the initial purchasers entered into registration rights agreements pursuant to which each of the Issuers and the guarantors of the outstanding notes have agreed that it will, at its expense, for the benefit of the holders of outstanding notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for new notes, guaranteed by the guarantors on a full and unconditional, joint and several senior unsecured basis, with terms substantially identical in all material respects to the outstanding notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, (i) $3,750,000,000 aggregate principal amount of the 5.450% First Lien Notes due 2023, $4,500,000,000 aggregate principal amount of the 6.020% First Lien Notes due 2026, $1,500,000,000 aggregate principal amount of the 8.100% First Lien Notes due 2036 and $2,000,000,000 aggregate principal amount of the 8.350% First Lien Notes due 2046 are outstanding, which were issued on June 1, 2016, (ii) $1,000,000,000 aggregate principal amount of 4.000% First Lien Notes due 2024, $1,750,000,000 aggregate principal amount of 4.900% First Lien Notes due 2026 and $1,750,000,000 aggregate principal amount of 5.300% First Lien Notes due 2029 are outstanding, which were issued on March 20, 2019 and (iii) $1,000,000,000 aggregate principal amount of 5.850% First Lien Notes due 2025, $500,000,000 aggregate principal amount of 6.100% First Lien Notes due 2027 and $750,000,000 aggregate principal amount of 6.200% First Lien Notes due 2030 are outstanding, which were issued on April 9, 2020.

Under the circumstances set forth below, the Issuers and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect an exchange offer;

•	if an exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•

if in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

If (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer on or prior to the day that is five years after the date on which the EMC merger was consummated, in the case of the old 2023 notes, old June 2026 notes, old 2036 notes and old 2046 notes, March 20, 2019, in the case of the old 2024 notes, old October 2026 notes and old 2029 notes, and April 9, 2020, in the case of the old 2025 notes, old 2027 notes and old 2030 notes, or (B) if applicable, a shelf registration statement covering resales of the applicable series of outstanding notes eligible for inclusion in the shelf registration statement has been declared effective and after effectiveness of such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the applicable series of outstanding notes at a rate of 0.25% per annum (which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (x) the day after the date that is five years after the date on which the EMC merger was consummated, in the case of the old 2023 notes, old June 2026 notes, old 2036 notes and old 2046 notes, March 20, 2019, in the case of the old 2024 notes, old October 2026 notes and old 2029 notes, and April 9, 2020, in the case of the old 2025 notes, old 2027 notes and old 2030 notes, in the case of (A) above, or (y) the day such shelf registration statement (if required) ceases to be effective, in the case of (B) above; provided, however, that upon the exchange of exchange notes for all outstanding notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above), special interest on the outstanding notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue; provided, further, that notwithstanding any provision in this paragraph to the contrary, no special interest shall accrue on the outstanding notes following the seventh anniversary of the effective date on which the EMC merger was consummated, in the case of the old 2023 notes, old June 2026 notes, old 2036 notes and old 2046 notes, March 20, 2019, in the case of the old 2024 notes, old October 2026 notes and old 2029 notes, and April 9, 2020, in the case of the old 2025 notes, old 2027 notes and old 2030 notes. Any amounts of special interest due will be payable in cash on the same original interest payment dates as interest on the outstanding notes is payable.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuers or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuers will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuers will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuers and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding notes. For a description of the indenture, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuers and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuers have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuers and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                , 2021, which is the 21st business day after the date of this prospectus. However, if the Issuers, in their sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuers shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, the Issuers will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change.

The Issuers reserve the right, in their sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuers amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offer in a manner that it determines to constitute a material change, the Issuers will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuers may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuers:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to the Issuers an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuers will return any outstanding notes that the

Issuers do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuers expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuers and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuers may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuers and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuers, they should also submit evidence satisfactory to the Issuers of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the Issuers may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuers will promptly issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to the Issuers that, among other things:

•	you are not an affiliate of the Issuers or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuers in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuer determines. Neither the Issuers, the trustee, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, we anticipate that the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within two NYSE trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within two NYSE trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuers will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and their determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. New York Mellon Trust Company, N.A. also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o BNY Mellon

Corporate Trust Operations- Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Joseph Felicia

Tel: 315-414-3349

Fax: 732-667-9408

Email: CT_Reorg_Unit_Inquiries@bnymellon.com

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of these exchange offer. We have capitalized expenses relating to the offering of the outstanding notes, and we will capitalize the expenses relating to the exchange offer.

Transfer Taxes

The Issuers and the guarantors will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuers to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes (and the exchange of outstanding notes for exchange notes) by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in the notes (including an exchange of outstanding notes for exchange notes) with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the Issuers or a guarantor or certain of their affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to initially acquire the notes, including the exchange of outstanding notes for exchange notes in connection with the exchange offer. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to a decision to acquire the notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The acquisition and/or holding of notes (including an exchange of outstanding notes for exchange notes) by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes (including an exchange of outstanding notes for exchange notes). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers,

PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Included among the statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale or purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary that renders investment advice or has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction, or an affiliate of any such person and (iii) the Covered Plan pays no more or receives no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the fiduciary self-dealing prohibitions under ERISA and the Code. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes (including by an exchange of outstanding notes for exchange notes) in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the notes (including exchanging the outstanding notes for exchange notes).

Representation

Accordingly, by acceptance of a note (including in connection with an exchange of outstanding notes for exchange notes), each purchaser and holder of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or holder to acquire or hold the notes or any interest therein are assets of any Plan or (ii) the acquisition and holding of the notes (including an exchange of outstanding notes for exchange notes) or any interest therein by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring or holding the notes (including exchanging outstanding notes for exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be required. Neither this discussion nor anything provided in this registration statement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in either exchange offer, we have agreed that for a period of up to 90 days, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus as such broker-dealer may reasonably request. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters with respect to the Massachusetts registrant will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters with respect to the Nevada registrant will be passed upon for us by Holland & Hart LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 29, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Investors also may consult our website for more information. Our website is www.delltechnologies.com and the Investors page of our website is http://investors.delltechnologies.com. The information contained in, or that may be accessed through, our website is not incorporated by reference into this prospectus.

This prospectus also contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of these summaries are qualified in their entirety by reference to the actual documents.

We will provide any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, at no cost, by written or oral request directed to:

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Investor Relations

Telephone: (512) 728-7800

We “incorporate by reference” into this prospectus certain documents or information we file with the SEC, which means that we can disclose important information to you by referring you to those documents or information. The following documents and information are incorporated by reference and are deemed to be part of this prospectus (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 29, 2021;

•

Dell Technologies’ Definitive Proxy Statement on Schedule 14A filed on May 19, 2020 (solely with respect to information contained in such proxy statement that is incorporated by reference into Part III of Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 31, 2020); and

•	Dell Technologies’ Current Reports on Form 8-K filed with the SEC on February 18, 2021 and April 14, 2021.

All documents filed by Dell Technologies pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) The following entities are incorporated under the laws of the State of Delaware: DCC Executive Security Inc., Dell America Latina Corp., Dell Colombia Inc., Dell DFS Corporation, Dell Federal Systems Corporation, Dell Inc., Dell Marketing Corporation, Dell Product and Process Innovation Services Corp., Dell Products Corporation, Dell Technologies Inc., Dell USA Corporation, Dell World Trade Corporation, Denali Intermediate Inc. and EMC Puerto Rico, Inc. (collectively, the “Delaware Corporations”).

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Corporations

The certificate of incorporation of DCC Executive Security Inc. provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (as used in this paragraph, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

The certificates of incorporation of Dell America Latina Corp., Dell Colombia Inc., Dell DFS Corporation, Dell Federal Systems Corporation and Dell World Trade Corporation provide that the corporation shall indemnify each of its directors and officers (and each person who has ever served as a director or officer of the corporation) to the fullest extent permitted by applicable law (including the provisions of Section 145 of the Delaware General Corporation Law), In addition, the board of directors of the corporation shall have the power to cause the corporation to indemnify any employee or agent of the corporation to the fullest extent permitted by applicable law (including the provisions of Section 145 of the Delaware General Corporation Law).

The certificates of incorporation of Dell Marketing Corporation, Dell Customer Services Corporation, Dell USA Corporation and Dell Products Corporation provide that the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

The certificate of incorporation of Dell Product and Process Innovation Services Corp. provide that the corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall insure to the benefit of the heirs, executors, and administrators of such person.

The certificate of incorporation of Dell Technologies Inc. provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

The bylaws of DCC Executive Security Inc., Denali Intermediate Inc., Dell Federal Systems Corporation, Dell Inc., Dell Product and Process Innovation Services Corp. and Dell USA Corporation provide that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general), limited liability company member or manager, or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided therein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for certain suits or actions) only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification also shall include the right to be paid by the corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the board of directors deems appropriate.

The bylaws of Dell Marketing Corporation and Dell Products Corporation provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this paragraph, a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such’ expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

The bylaws of Dell Technologies provide that each person who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals (as used in this paragraph, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or an officer of the corporation, or while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (as used in this paragraph, a “Person”), or by reason of any action alleged to have been taken or omitted by such person in any such capacity or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent (as used in this paragraph, an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including, without limitation, attorneys’ fees, costs and expenses), judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding, including any appeals or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to serve in the capacity which initially entitled such indemnitee to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors; provided, further, that the corporation shall not be obligated (a) to indemnify an indemnitee for any amounts paid in settlement of an action, suit or proceeding unless the corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned, or (b) to indemnify an indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the corporation under Section 16(b) of the Exchange Act. In addition, subject to certain exceptions, the corporation shall not be liable under to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment pursuant to this indemnity right or any insurance policy, contract, agreement or otherwise.

Dell Technologies also maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to Dell Technologies with respect to indemnification payments that Dell Technologies may make to such directors and officers.

The bylaws of EMC Puerto Rico Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(b) Dell DFS Group Holdings L.L.C., Dell Federal Systems GP L.L.C., Dell Federal Systems LP L.L.C., Dell Financial Services L.L.C., Dell Global Holdings XV L.L.C., Dell International L.L.C., Dell Marketing GP L.L.C., Dell Marketing LP L.L.C., Dell Products GP L.L.C., Dell Products LP L.L.C., Dell Revolver GP L.L.C., Dell Technologies Capital, LLC, Dell USA GP L.L.C., Dell USA LP L.L.C., Dell World Trade GP L.L.C., Dell World Trade LP L.L.C., EMC IP Holding Company LLC, Flanders Road Holdings LLC, NBT Investment Partners LLC, Newfound Investment Partners LLC, ScaleIO LLC, and Wyse Technology L.L.C. are limited liability companies organized under the laws of the State of Delaware (collectively, the “Delaware Limited Liability Companies”).

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Organizational Documents of Delaware Limited Liability Companies

The regulations of Dell DFS Group Holdings L.L.C., Dell Products GP L.L.C., Dell Products LP L.L.C., Dell USA LP L.L.C. and Dell USA LP L.L.C., and the limited liability company agreements of Dell Federal Systems GP L.L.C., Dell Federal Systems LP L.L.C., Dell Global Holdings XV L.L.C., Dell Marketing GP LLC, Dell World Trade GP L.L.C., Dell World Trade LP L.L.C., EMC IP Holding Company LLC and Wyse Technology L.L.C. provide that the company may indemnify persons who are or were a manager, officer, employee, or agent of the company (as used in this paragraph, each a “Corporate Functionary”) both in their capacities as such and, if serving at the request of the company, as a director, manager, member, officer, trustee, employee, agent, or similar functionary of another foreign or domestic Person, as applicable, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (as used in this paragraph, a “Proceeding”), (b) an appeal in a Proceeding, or (c) any inquiry or investigation that could lead to a Proceeding, all to the fullest extent permitted by applicable law. The company may pay or reimburse, in advance of the final disposition of the Proceeding, all reasonable expenses incurred by any Corporate Functionary who was, is, or is threatened to be made a named defendant or respondent in a Proceeding to the fullest extent permitted by applicable law. The rights of indemnification shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of members or as a matter of law or otherwise.

The limited liability company agreement of Dell International L.L.C. provides that, to the fullest extent permitted by applicable law, the company shall indemnify and hold harmless each (a) each managing member, other member or officer, in each case in his, her or its capacity as such, (b) any person (other than the company) of which a member is an officer, director, shareholder, partner, member, employee, representative or agent and (c) any affiliate (other than the company), officer, director, shareholder, partner, member, employee, representative or agent of any of the foregoing (as used in this paragraph, collectively, “Covered Persons”) from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the Company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (as used in this paragraph, collectively, “Claims and Expenses”) that may be imposed on, incurred by or asserted at any time against such Covered Person in any way related to or arising out of the limited liability company agreement, the company or the management or administration of the company or in connection with the business or affairs of the company or the activities of such Covered Person on behalf of the company; provided that a Covered Person shall not be entitled to indemnification hereunder against Claims and Expenses that are finally determined by a court of competent jurisdiction to have resulted from such Covered Person’s act or omission (i) that is a criminal act by such person that such person had no reasonable cause to believe was lawful or (ii) that constitutes fraud, gross negligence or knowing and willful misconduct by such person. The rights of any Covered Person to indemnification will be in addition to any other rights any such Covered Person may have under any other agreement or instrument in which such Covered Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.

The limited liability company agreement of Dell Revolver GP L.L.C. provides that, to the fullest extent permitted by applicable law, the member, the special member, any officer, director, employee or agent of the company, and any employee, representative, agent or affiliate of the member or the special member (as used in this paragraph, collectively, the “Covered Persons”) shall be entitled to indemnification from the company for any loss, damage, claim, judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, with-out limitation, attorneys’ fees) (as used in this paragraph, a “Claim”) incurred by such Covered Person by rea-son of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement; provided, however, that any indemnity by the company shall be provided out of and to the extent of company assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that no indemnity payment from funds of the company (as distinct from funds from other sources, such as insurance) of any indemnity shall be payable from amounts allocable to any other person pursuant to an agreement by which the company is a party.

The limited liability company agreement of Dell Technologies Capital, LLC provides that the company shall indemnify (i) the members, the partnership representative in its capacity as such, and the managing member to the fullest extent permitted or authorized by the Delaware Limited Liability Company Act now or hereafter in force, including, without limitation, for the advancement of expenses to the fullest extent permitted by law, and (ii) other employees and agents of the company to such extent as shall be authorized by the managing member and is permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The managing member may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

The limited liability company agreements of Flanders Road Holdings LLC, NBT Investment Partners LLC, Newfound Investment Partners LLC and ScaleIO LLC provide that, to the fullest extent permitted by law, the company shall indemnify and hold harmless the member, any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of the member, and any officer, employee, representative or agent of the company (as used in this paragraph, collectively, “Covered Persons”) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (as used in this paragraph, “Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. A Covered Person shall not be entitled to indemnification with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the member.

(c) Dell Revolver Company L.P. is a limited partnership organized under the laws of the State of Delaware (the “Delaware Limited Partnership”).

Delaware Revised Uniform Limited Partnership Act

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Organizational Documents of the Delaware Limited Partnership

The limited partnership agreement of Dell Revolver Company L.P. provides that the partnership may indemnify (1) any partner, (2) any person who was or is an officer, manager, agent or employee of the partnership, (3) any person who was or is a director, officer, manager, agent or employee of a partner (to the extent such person was properly engaged in activities for and on behalf of the partnership) and (4) any person who was or is serving as a director, officer, manager, agent, employee, trustee or similar functionary of another person at the request of the partnership or the general partner (acting for and on behalf of the partnership) (as used in this paragraph, collectively, “Permitted Indemnitees”) against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (as used in this paragraph, a “Proceeding”), any appeal in a Proceeding or any inquiry or investigation that could lead to a Proceeding, all to the fullest extent permitted by applicable law. The partnership may pay or reimburse, in advance of the final disposition of the Proceeding, all reasonable expenses incurred by any Permitted Indemnitee who was, is, or is threatened to be made a named defendant or respondent in a Proceeding to the fullest extent permitted by applicable law. The rights of indemnification shall be in addition to all rights to which any Permitted Indemnitee may be entitled under any agreement or vote of partners or as a matter of law or otherwise.

(d) EMC Corporation is a corporation incorporated under the laws of the Commonwealth of Massachusetts (the “Massachusetts Corporation”).

Massachusetts General Laws

Massachusetts General Laws (“MGL”) Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. MGL Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Organizational Documents of the Massachusetts Corporation

The bylaws of EMC Corporation provide that the corporation shall, to the extent legally permissible, indemnify-each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to, any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. This right of indemnification shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

(e) Dell Revolver Funding L.L.C. is a limited liability company organized under the laws of the State of Nevada (the “Nevada Limited Liability Company”).

Nevada Revised Statutes

Under Section 86.411 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he or she is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Under Section 86.421 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Pursuant to Section 86.431 of Nevada’s Limited Liability Company Act, to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraph or in defense of any claim, issue or matter therein, the company shall indemnify him or her against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense. Any indemnification under the foregoing two paragraphs, unless ordered by a court or advanced pursuant to Section 86.441 of Nevada’s Limited Liability Company Act, may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (i) by the members or managers as provided in the articles of organization or the operating agreement; (ii) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding; or (iii) if a majority in interest of the members who are not parties to the action, suit or proceeding so order or if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Organizational Documents of the Nevada Limited Liability Company

The operating agreement of Dell Revolver Funding L.L.C. provides that that the company may indemnify persons who are or were a manager, officer, employee, or agent of the company (as used in this paragraph, each a “Corporate Functionary”) both in their capacities as such and, if serving at the request of the company, as a director, manager, member, officer, trustee, employee, agent, or similar functionary of another foreign or domestic Person, as applicable, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (as used in this paragraph, a “Proceeding”), (b) an appeal in a Proceeding, or (c) any inquiry or investigation that could lead to a Proceeding, all to the fullest extent permitted by applicable law. The company may pay or reimburse, in advance of the final disposition of the Proceeding, all reasonable expenses incurred by any Corporate Functionary who was, is, or is threatened to be made a named defendant or respondent in a Proceeding to the fullest extent permitted by applicable law. The rights of indemnification shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of members or as a matter of law or otherwise.

(f) Dell Computer Holdings L.P., Dell Federal Systems L.P., Dell Marketing L.P., Dell Products L.P., Dell USA L.P. and Dell World Trade L.P. are limited partnerships incorporated under the laws of the State of Texas (collectively, the “Texas Limited Partnerships”).

Texas Business Organizations Code

Under the provisions of Chapter 8 of the Texas Business Organizations Code (the “Texas Business Organizations Code”), subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons.

Sections 8.101 and 8.102 of the Texas Business Organizations Code provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by such person in connection with a proceeding, in which he or she was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the Texas Business Organizations Code, that: (i) he or she acted in good faith, (ii) he or she reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he or she did not have a reasonable cause to believe that his conduct was unlawful. However, if the person is found liable to the enterprise, or if the person is found liable on the basis that he improperly received a personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by (i) a majority vote of the disinterested and independent members of the governing authority of the enterprise, (ii) a majority vote of a committee of the governing authority of the enterprise if the committee is designated by a majority vote of the disinterested and independent members of the governing authority or if such committee is composed solely of disinterested and independent members of the governing authority, (iii) special legal counsel selected by the governing authority or a committee thereof by vote in accordance with clauses (i) or (ii) of this paragraph, (iv) the owners of the enterprise (excluding ownership interests held by each governing person who is not disinterested and independent), or (v) a unanimous vote of the owners of the enterprise.

If a prospective indemnitee is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines, in suit for indemnification, that such person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 of the Texas Business Organizations Code. In connection with any proceeding in which a prospective indemnitee that makes application to a court for indemnification under Section 8.052 of the Texas Business Organizations Code is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification ordered by the court is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax.

Section 8.002 of the Texas Business Organizations Code provides that the governing documents of a limited partnership may adopt the general statutory indemnification provisions of Chapter 8 of the Texas Business Organizations Code or may contain enforceable provisions relating to: (1) indemnification; (2) advancement of expenses; or (3) insurance or another arrangement to indemnify or hold harmless a governing person.

Organizational Documents of the Texas Limited Partnerships

The limited partnership agreement of Dell Computer Holdings L.P. does not contain any provisions on indemnification of partners, directors and officers of the corporation.

The limited partnership agreement of Dell Federal Systems L.P. provides that the partnership shall indemnify and hold harmless the general partner and its affiliates from and against any and all claims, demands, costs, liabilities, damages, losses and expenses of any nature whatsoever (including attorneys’ fees and disbursements), arising out of or incidental to the business of the partnership or any act or omission of the general partner or its affiliates in connection therewith or related thereto, except where such claim is based on the actual fraud or willful misconduct of the general partner or its affiliates. The indemnification rights of the general partner and its affiliates shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the general partner or its affiliates shall be entitled, whether pursuant to the limited partnership agreement, at law or in equity.

The limited partnership agreements of Dell Marketing L.P., Dell Products L.P., Dell USA L.P. and Dell World Trade L.P. provide that the partnership may indemnify (1) any partner, (2) any person who was or is an officer, manager, agent or employee of the partnership, (3) any person who was or is a director, officer, manager, agent or employee of a partner (to the extent such person was properly engaged in activities for and on behalf of the partnership) and (4) any person who was or is serving as a director, officer, manager, agent, employee, trustee or similar functionary of another person at the request of the partnership or the general partner (acting for and on behalf of the partnership) (as used in this paragraph, collectively, “Permitted Indemnitees”) against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (as used in this paragraph, a “Proceeding”), any appeal in a Proceeding or any inquiry or investigation that could lead to a Proceeding, all to the fullest extent permitted by applicable law. The partnership may pay or reimburse, in advance of the final disposition of the Proceeding, all reasonable expenses incurred by any Permitted Indemnitee who was, is, or is threatened to be made a named defendant or respondent in a Proceeding to the fullest extent permitted by applicable law. The rights of indemnification shall be in addition to all rights to which any Permitted Indemnitee may be entitled under any agreement or vote of partners or as a matter of law or otherwise.

Item 21. Exhibits and Financial Statement Schedules.

See Page II-15 for a list of exhibits being filed as part of, or incorporated by reference into, this registration statement on Form S-4.

Certain agreements filed as exhibits to this registration statement contain representations and warranties that the parties thereto made to each other. These representations and warranties have been made solely for the benefit of the other parties to such agreements and may have been qualified by certain information that has been disclosed to the other parties to such agreements and that may not be reflected in such agreements. In addition, these representations and warranties may be intended as a way of allocating risks among parties if the statements contained therein prove to be incorrect, rather than as actual statements of fact. Accordingly, there can be no reliance on any such representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of any such representations and warranties may have changed since the date of such agreements.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of April 14, 2021 by and between Dell Technologies Inc. and VMware, Inc. (incorporated by reference to Exhibit 2.1 to Dell Technologies Inc.’s Current Report on Form 8-K (Commission File No. 001-37867) filed on April 14, 2021).

3.1*	Amended and Restated Certificate of Formation of Dell International L.L.C., as amended.

3.2*	Limited Liability Company Agreement of Dell International L.L.C.

3.3*	Restated Articles of Organization of EMC Corporation, as amended.

3.4*	Amended and Restated Bylaws of EMC Corporation.

3.5	Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (incorporated by reference to Exhibit 3.1 to Dell Technologies Inc.’s Current Report on Form 8-K (Commission File No. 001-37867) filed on December 28, 2018).

3.6	Second Amended and Restated Bylaws of Dell Technologies Inc. (incorporated by reference to Exhibit 3.2 to Dell Technologies Inc.’s Current Report on Form 8-K (Commission File No. 001-37867) filed on December 28, 2018).

3.7*	Amended and Restated Certificate of Incorporation of Dell Inc., as amended.

3.8*	Amended and Restated Bylaws of Dell Inc.

3.9*	Certificate of Incorporation of DCC Executive Security Inc., as amended.

3.10*	Amended and Restated Bylaws of DCC Executive Security Inc.

3.11*	Amended and Restated Certificate of Incorporation of Dell America Latina Corp.

3.12*	Bylaws of Dell America Latina Corp., as amended.

3.13*	Certificate of Incorporation of Dell Colombia Inc., as amended.

3.14*	Bylaws of Dell Columbia Inc., as amended.

3.15*	Certificate of Incorporation of Dell DFS Corporation, as amended.

3.16*	Bylaws of Dell DFS Corporation, as amended.

3.17*	Certificate of Formation of Dell DFS Group Holdings L.L.C.

3.18*	Regulations of Dell DFS Group Holdings L.L.C.

3.19*	Certificate of Incorporation of Dell Federal Systems Corporation., as amended.

3.20*	Amended and Restated Bylaws of Dell Federal Systems Corporation.

3.21*	Certificate of Formation of Dell Federal Systems GP L.L.C., as amended.

3.22*	Restated and Amended Limited Liability Company Agreement of Dell Federal Systems GP L.L.C.

3.23*	Certificate of Formation of Dell Federal Systems LP L.L.C., as amended.

3.24*	Restated and Amended Limited Liability Company Agreement of Dell Federal Systems LP L.L.C.

3.25*	Certificate of Formation of Dell Financial Services LLC., as amended.

3.26*	First Amended and Restated Limited Liability Company Agreement of Dell Financial Services L.L.C.

3.27*	Certificate of Formation of Dell Global Holdings XV L.L.C, as amended.

Exhibit No.	Description

3.28*	Amended and Restated Regulations of Dell Global Holdings XV L.L.C.

3.29*	Certificate of Incorporation of Dell Marketing Corporation, as amended.

3.30*	Bylaws of Dell Marketing Corporation, as amended.

3.31*	Certificate of Formation of Dell Marketing GP L.L.C., as amended.

3.32*	Amended and Restated Regulations of Dell Marketing GP L.L.C., as amended.

3.33*	Certificate of Formation of Dell Marketing LP L.L.C., as amended.

3.34*	Regulations of Dell Marketing LP L.L.C., as amended.

3.35*	Certificate of Incorporation of Dell Product and Process Innovation Services Corp., as amended.

3.36*	Amended and Restated Bylaws of Dell Product and Process Innovation Services Corp.

3.37*	Certificate of Incorporation of Dell Products Corporation, as amended.

3.38*	Restated Bylaws of Dell Products Corporation, as amended.

3.39*	Certificate of Formation of Dell Products GP L.L.C.

3.40*	Regulations of Dell Products GP L.L.C.

3.41*	Certificate of Formation of Dell Products LP L.L.C.

3.42*	Regulations of Dell Products LP L.LC., as amended.

3.43*	Certificate of Limited Partnership of Dell Revolver Company L.P., as amended.

3.44*	Restated Agreement of Limited Partnership of Dell Revolver Company L.P., as amended.

3.45*	Certificate of Formation of Dell Revolver GP L.L.C.

3.46*	First Amended and Restated Limited Liability Company Agreement of Dell Revolver GP L.L.C., as amended.

3.47*	Certificate of Formation of Dell Technologies Capital, LLC., as amended.

3.48*	Amended and Restated Limited Liability Company Agreement of Dell Technologies Capital, LLC.

3.49*	Certificate of Incorporation of Dell USA Corporation, as amended.

3.50*	Amended and Restated Bylaws of Dell USA Corporation.

3.51*	Certificate of Formation of Dell USA GP L.L.C.

3.52*	Regulations of Dell USA GP L.L.C., as amended.

3.53*	Certificate of Formation of Dell USA LP L.L.C.

3.54*	Regulations of Dell USA LP L.L.C., as amended.

3.55*	Certificate of Incorporation of Dell World Trade Corporation, as amended.

3.56*	Bylaws of Dell World Trade Corporation, as amended.

3.57*	Certificate of Formation of Dell World Trade GP L.L.C.

3.58*	Regulations of Dell World Trade GP L.L.C., as amended.

3.59*	Certificate of Formation of Dell World Trade LP L.L.C.

3.60*	Regulations of Dell World Trade LP L.L.C., as amended.

3.61*	Second Amended and Restated Certificate of Incorporation of Denali Intermediate Inc.

3.62*	Second Amended and Restated Bylaws of Denali Intermediate Inc.

Exhibit No.	Description

3.63*	Amended and Restated Certificate of Formation of EMC IP Holding Company LLC., as amended.

3.64*	Limited Liability Company Agreement of EMC IP Holding Company L.L.C., as amended.

3.65*	Certificate of Incorporation of EMC Puerto Rico, Inc., as amended.

3.66*	Bylaws of EMC Puerto Rico Inc.

3.67*	Certificate of Formation of Flanders Road Holdings L.L.C, as amended.

3.68*	Limited Liability Company Agreement of Flanders Road Holdings L.L.C.

3.69*	Certificate of Formation of NBT Investment Partners L.L.C., as amended.

3.70*	Limited Liability Company Agreement of NBT Investment Partners L.L.C.

3.71*	Certificate of Formation of Newfound Investment Partners L.L.C, as amended.

3.72*	Limited Liability Company Agreement of Newfound Investment Partners L.L.C.

3.73*	Amended and Restated Certificate of Incorporation of ScaleIO L,L.C., as amended.

3.74*	Limited Liability Company Agreement of ScaleIO L.L.C.

3.75*	Amended and Restated Certificate of Formation of Wyse Technology L.L.C.

3.76*	Amended and Restated Regulations of Wyse Technology L.L.C.

3.77*	Articles of Organization of Dell Revolver Funding LLC, as amended.

3.78*	Amended and Restated Operating Agreement Dell Revolver Funding L.L.C.

3.79*	Certificate of Limited Partnership of Dell Computer Holdings L.P., as amended.

3.80*	Amended and Restated Agreement of Limited Partnership of Dell Computer Holdings L.P.

3.81*	Certificate of Limited Partnership of Dell Federal Systems L.P., as amended.

3.82*	Amended and Restated Limited Partnership Agreement of Dell Federal Systems L.P., as amended.

3.83*	Second Amended and Restated Certificate of Formation of Dell Marketing L.P., as amended.

3.84*	Amended and Restated Agreement of Limited Partnership of Dell Marketing L.P.

3.85*	Second Amended and Restated Certificate of Formation of Dell Products L.P.

3.86*	Amended and Restated Agreement of Limited Partnership of Dell Products L.P.

3.87*	Certificate of Limited Partnership of Dell USA L.P., as amended.

3.88*	Amended and Restated Agreement of Limited Partnership of Dell USA L.P.

3.89*	Agreement Between Partners of Dell USA L.P., as amended.

3.90*	Certificate of Limited Partnership of Dell World Trade L.P., as amended.

3.91*	Amended and Restated Agreement of Limited Partnership of Dell World Trade L.P.

4.1	Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association, as trustee (incorporated by reference to Exhibit 99.2 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on April 28, 1998) (Commission File No. 0-17017).

Exhibit No.	Description

4.2	Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on April 17, 2008) (Commission File No. 0-17017).

4.3	Indenture, dated as of April 6, 2009, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on April 6, 2009) (Commission File No. 0-17017).

4.4	Third Supplemental Indenture, dated September 10, 2010, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on September 10, 2010) (Commission File No. 0-17017).

4.5	Fourth Supplemental Indenture, dated March 31, 2011, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on March 31, 2011) (Commission File No. 0-17017).

4.6	Indenture, dated as of June 6, 2013, by and between EMC Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to EMC Corporation’s Current Report on Form 8-K filed with the Commission on June 6, 2013) (Commission File No. 001-9853).

4.7	Base Indenture, dated as of June 1, 2016, among Diamond 1 Finance Corporation and Diamond 2 Finance Corporation, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (as amended and supplemented, the “2016 Indenture”) (incorporated by reference to Exhibit 4.14 to Amendment No. 6 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.8	2021 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.17 to Amendment No. 6 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.9	2023 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.19 to Amendment No. 6 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.10	2026 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.21 to Amendment No. 6 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.11	2036 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.23 to Amendment No. 6 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

Exhibit No.	Description

4.12	2046 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.25 to Amendment No. 6 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.13	Base Indenture, dated as of June 22, 2016, among Diamond 1 Finance Corporation and Diamond 2 Finance Corporation, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on June 22, 2016) (Commission File No. 333-208524).

4.14	2021 Notes Supplemental Indenture No. 1, dated June 22, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on June 22, 2016) (Commission File No. 333-208524).

4.15	2024 Notes Supplemental Indenture No. 1, dated June 22, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on June 22, 2016) (Commission File No. 333-208524).

4.16	First Supplemental Indenture, dated as of September 6, 2016, by and among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.17	2019 Notes Supplemental Indenture No. 2, 2021 Notes Supplemental Indenture No. 2, 2023 Notes Supplemental Indenture No. 2, 2026 Notes Supplemental Indenture No. 2, 2036 Notes Supplemental Indenture No. 2 and 2046 Notes Supplemental Indenture No. 2, dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, New Dell International LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.18	2019 Notes Supplemental Indenture No. 3, 2021 Notes Supplemental Indenture No. 3, 2023 Notes Supplemental Indenture No. 3, 2026 Notes Supplemental Indenture No. 3, 2036 Notes Supplemental Indenture No. 3 and 2046 Notes Supplemental Indenture No. 3, dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., the other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.3 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.19	Registration Rights Agreement, dated as of June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as the representatives of the several initial purchasers (incorporated by reference to Exhibit 4.4 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

Exhibit No.	Description

4.20	Joinder Agreement to Registration Rights Agreement, dated as of September 7, 2016, among Dell International L.L.C., EMC Corporation, Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., the other guarantors named therein and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as the representatives of the several initial purchasers (incorporated by reference to Exhibit 4.5 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.21	First Supplemental Indenture, dated as of September 6, 2016, by and among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.6 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.22	2021 Notes Supplemental Indenture No. 2, dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, New Dell International LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.7 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.23	2021 Notes Supplemental Indenture No. 3, dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., the other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.8 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.24	2024 Notes Supplemental Indenture No. 2, dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, New Dell International LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.9 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.25	2024 Notes Supplemental Indenture No 3. dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., the other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.10 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.26	Security Agreement, dated as of September 7, 2016, among Dell International L.L.C., EMC Corporation, Denali Intermediate Inc., Dell Inc., the other grantors party thereto and The Bank of New York Mellon Trust Company, N.A., as notes collateral agent (incorporated by reference to Exhibit 4.11 to Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2016) (Commission File No. 001-37867).

4.27	2021 Notes Supplemental Indenture No. 4, dated as of May 23, 2017, by and among Dell International L.L.C., EMC Corporation, Dell Global Holdings XIII L.L.C., QTZ L.L.C. and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.30 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019) (Commission File No. 001-37867).

4.28	2024 Notes Supplemental Indenture No. 4, dated as of May 23, 2017, by and among Dell International L.L.C., EMC Corporation, Dell Global Holdings XIII L.L.C., QTZ L.L.C. and The

Exhibit No.	Description
Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.31 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019) (Commission File No. 001-37867).

4.29	2019 Notes Supplemental Indenture No. 4, 2021 Notes Supplemental Indenture No. 4, 2023 Notes Supplemental Indenture No. 4, 2026 Notes Supplemental Indenture No. 4, 2036 Notes Supplemental Indenture No. 4 and 2046 Notes Supplemental Indenture No. 4, dated as of May 23, 2017, by and among Dell International L.L.C., EMC Corporation, Dell Global Holdings XIII L.L.C., QTZ L.L.C. and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.32 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019) (Commission File No. 001-37867).

4.30	Joinder Agreement to Registration Rights Agreement, dated as of May 23, 2017, by Dell Global Holdings XIII L.L.C. and QTZ L.L.C. (incorporated by reference to Exhibit 4.33 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019) (Commission File No. 001-37867).

4.31	Base Indenture, dated as of March 20, 2019, among Dell International L.L.C, EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (as amended and supplemented, the “2019 Indenture”) (incorporated by reference to Exhibit 4.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.32	2024 Notes Supplemental Indenture No. 1, dated as of March 20, 2019, among Dell International L.L.C, EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.33	2026 Notes Supplemental Indenture No. 1, dated as of March 20, 2019, among Dell International L.L.C, EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.3 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.34	2029 Notes Supplemental Indenture No. 1, dated as of March 20, 2019, among Dell International L.L.C, EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.4 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.35	Registration Rights Agreement, dated as of March 20, 2019, among Dell International L.L.C, EMC Corporation, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as the representatives for the initial purchasers (incorporated by reference to Exhibit 4.5 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.36	2024 Notes Supplemental Indenture No. 5, dated as of March 20, 2019, among Dell International L.L.C, EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.10 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

Exhibit No.	Description

4.37	Supplemental Indenture No. 5, dated as of March 20, 2019, among Dell International L.L.C, EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.11 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.38	Joinder Agreement to the Registration Rights Agreement, dated March 20, 2019 (incorporated by reference to Exhibit 4.12 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.39	Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Venezio Investments Pte. Ltd. and the Management Stockholders party thereto (incorporated by reference to Exhibit 10.4 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

4.40	Amendment No. 1 to Second Amended and Restated Registration Rights Agreement, dated as of May 27, 2019, among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, SL SPV-2, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P., SLP Denali Co-Invest, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 4.40 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020) (Commission File No. 001-37867).

4.41	Description of Common Stock (incorporated by reference to Exhibit 4.41 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020) (Commission File No. 001-37867).

4.42	Base Indenture, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (as amended and supplemented, the “2020 Indenture”) (incorporated by reference to Exhibit 4.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

4.43	2025 Notes Supplemental Indenture No. 1, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

4.44	2027 Notes Supplemental Indenture No. 1, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.3 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

4.45	2030 Notes Supplemental Indenture No. 1, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.4 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

Exhibit No.	Description

4.46	Registration Rights Agreement, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as the representatives for the initial purchasers. (incorporated by reference to Exhibit 4.5 to Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2020) (Commission File No. 001-37867).

4.47	Form of Global Note for 5.850% Senior Notes due 2025 (included in Exhibit 4.43).

4.48	Form of Global Note for 6.100% Senior Notes due 2027 (included in Exhibit 4.44).

4.49	Form of Global Note for 6.200% Senior Notes due 2030 (included in Exhibit 4.45).

4.50	Amendment No. 2 to the Second Amended and Restated Registration Rights Agreement, dated as of April 15, 2020, among Dell Technologies Inc., Michael S. Dell and Susan Lieberman Dell Separate Property Trust, SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 4.9 to t Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2020) (Commission File No. 001-37867).

4.51	Amendment No. 3 to the Second Amended and Restated Registration Rights Agreement, dated as of September 15, 2020, among Dell Technologies Inc., Michael S. Dell and Susan Lieberman Dell Separate Property Trust, SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 4.1 to Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended October 30, 2020) (Commission File No. 001-37867).

4.52	Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement, dated December 17, 2020, among Dell Technologies Inc. and SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. (incorporated by reference to Exhibit 4.52 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended January 29, 2021) (Commission File No. 001-37867)

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.3*	Opinion of Holland & Hart LLP

10.1†	Dell Technologies Inc. 2012 Long-Term Incentive Plan (formerly known as Dell Inc. 2012 Long-Term Incentive Plan) as amended and restated as of October 6, 2017 (incorporated by reference to Exhibit 10.4 to Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2017) (Commission File No. 001-37867).

10.2†	Form of Dell Inc. Long-Term Cash Incentive and Retention Award for Fiscal 2016 awards under the Dell Technologies Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.3†	Form of Dell Inc. Long-Term Cash Incentive and Retention Award Agreement, under the Dell Technologies Inc. 2012 Long-Term Incentive Plan, between Dell Inc. and each of Jeremy Burton, Howard D. Elias and David I. Goulden (incorporated by reference to Exhibit 10.3 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

Exhibit No.	Description

10.4†	Form of Dell Inc. Deferred Cash Replacement Agreement under the Dell Technologies Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.5†	Dell Inc. Annual Bonus Plan (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2020) (Commission File No. 001-37867).

10.6†	Dell Inc. Special Incentive Bonus Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 3 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.7†	Employment Agreement, dated October 29, 2013, by and among Dell Inc., the Company and Michael S. Dell (incorporated by reference to Exhibit 10.7 to Amendment No. 3 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.8†	Dell Inc. Severance Pay Plan for Executive Employees (incorporated by reference to Exhibit 10.14 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.9†	Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement, dated March 19, 2015, between Dell Inc. and Rory P. Read (incorporated by reference to Exhibit 10.15 to Amendment No. 3 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.10†	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (incorporated by reference to Exhibit 10.16 to Amendment No. 3 to Dell Technologies Inc.’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.11†	Form of Dell Technologies Inc. Deferred Cash Award Agreement (incorporated by reference to Exhibit 10.26 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.12	Amended and Restated Master Transaction Agreement among EMC Corporation, Dell Technologies Inc. and VMware, Inc. dated January 9, 2018 (incorporated by reference to Exhibit 10.1 to VMware, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-33622).

10.13	Credit Agreement, dated as of September 7, 2016, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., New Dell International LLC, Universal Acquisition Co., EMC Corporation, the issuing banks and lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N A., as Term Loan A/Revolver Administrative Agent and Swingline Lender (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

10.14	Credit Agreement, dated as of September 7, 2016, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., New Dell International LLC, Universal Acquisition Co., EMC Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

10.15	Credit Agreement, dated as of September 7, 2016, among Universal Acquisition Co., EMC Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.3 to Dell Technologies

Exhibit No.	Description
Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

10.16	Credit Agreement, dated as of September 7, 2016, among Universal Acquisition Co., EMC Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.4 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

10.17	Collateral Agreement, dated as of September 7, 2016, among Dell International L.L.C., EMC Corporation, Denali Intermediate Inc., Dell Inc., the other grantors party thereto and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.5 to Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2016) (Commission File No. 001-37867).

10.18†	Form of Indemnification Agreement between the Company and each member of its Board of Directors (incorporated by reference to Exhibit 10.38 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.19†	Form of Indemnification Agreement between EMC Corporation and each of Jeremy Burton, Howard D. Elias and David I. Goulden (incorporated by reference to Exhibit 10.39 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.20†	Form of Indemnification Agreement between Dell Inc. and each of Jeffrey W. Clarke, Marius Haas, Steven H. Price, Karen H. Quintos, Rory Read, Richard J. Rothberg and Thomas W. Sweet (incorporated by reference to Exhibit 10.40 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.21†	Form of EMC Corporation Deferred Compensation Retirement Plan, as amended and restated, effective as of January 1, 2016 (incorporated by reference to Exhibit 10.41 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.22†	Form of Dell Deferred Compensation Plan, effective as of January 1, 2017 (incorporated by reference to Exhibit 10.42 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.23	First Refinancing and Incremental Facility Amendment, dated as of March 8, 2017, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 9, 2017) (Commission File No. 001-37867).

10.24	Second Refinancing Amendment, dated as of October 20, 2017, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term A/Revolver Administrative Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Report on Form 8-K filed with the Commission on October 24, 2017) (Commission File No. 001-37867).

10.25	Third Refinancing Amendment, dated as of October 20, 2017, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank,

Exhibit No.	Description
N.A., as Term A/Revolver Administrative Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 to Dell Technologies Inc.’s Report on Form 8-K filed with the Commission on October 24, 2017) (Commission File No. 001-37867).

10.26†	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Dell Inc. and each of Howard D. Elias and William F. Scannell (incorporated by reference to Exhibit 10.47 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-37867).

10.27†	Offer Letter to Howard D. Elias, dated August 12, 2016 (incorporated by reference to Exhibit 10.49 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-37867).

10.28†	Offer Letter to William F. Scannell, dated August 12, 2016 (incorporated by reference to Exhibit 10.51 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-37867).

10.29†	Form of Amended and Restated Stock Option Agreement-Performance Vesting Option for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.30†	Form of Amended and Restated Stock Option Agreement-Performance Vesting Option for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.31†	Form of Amended and Restated Stock Option Agreement-Time Vesting Option for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.32†	Form of Amended and Restated Stock Option Agreement-Time Vesting Option for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.33†	Form of Amended and Restated Dell Performance Award Agreement for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.34†	Form of Amended and Restated Dell Performance Award Agreement for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.35†	Form of Amended and Restated Dell Time Award Agreement for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

Exhibit No.	Description

10.36†	Form of Amended and Restated Dell Time Award Agreement for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.37†	Form of Amended and Restated Dell Deferred Time Award Agreement for Non-Employee Directors under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.38†	Form of Amended and Restated Stock Option Agreement for Non-Employee Directors (Annual Grant) under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.39†	Form of Stock Option Agreement for Non-Employee Directors (Sign-On Grant) under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.40†	Form of Amended and Restated Stock Option Agreement for grants to executive officers (Rollover Option) under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to Dell Technologies Inc.’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.41	Dell Technologies Inc. 2013 Stock Incentive Plan (as amended and restated as of July 9, 2019) (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on July 11, 2019) (Commission File No. 001-37867).

10.42	Amended and Restated Dell Technologies Inc. Compensation Program for Independent Non-Employee Directors (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended October 30, 2020) (Commission File No. 001-37867).

10.43	Letter Agreement, dated as of July 1, 2018, between the Company and VMware, Inc. (incorporated by reference to Exhibit 10.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on July 2, 2018) (Commission File No. 001-37867).

10.44	Commitment Letter, dated November 14, 2018, among Dell, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Goldman Sachs Bank, USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Royal Bank of Canada, UBS Securities LLC and UBS AG, Stamford Branch (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K/A filed with the Commission on November 15, 2018) (Commission File No. 001-37867).

10.45	Waiver, dated as of November 14, 2018, among the Company and VMware, Inc. (incorporated by reference to Exhibit 10.6 to Dell Technologies Inc.’s Current Report on Form 8-K/A filed with the Commission on November 15, 2018) (Commission File No. 001-37867).

10.46	Fourth Amendment, dated as of December 20, 2018, to the Credit Agreement among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent, and the lenders party

Exhibit No.	Description
thereto (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 21, 2018) (Commission File No. 001-37867).

10.47	MD Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., Michael S. Dell and the Susan Lieberman Dell Separate Property Trust (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.48	SLP Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. and the other stockholders named therein (incorporated by reference to Exhibit 10.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.49	MSD Partners Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., MSDC Denali Investors, L.P., MSDC Denali EIV, LLC and the other stockholders named therein (incorporated by reference to Exhibit 10.3 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.50	Second Amended and Restated Management Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and the Management Stockholders (as defined therein) (incorporated by reference to Exhibit 10.5 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.51	Amended and Restated Class C Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 10.6 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.52	Second Amended and Restated Class A Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and the New Class A Stockholders party thereto (incorporated by reference to Exhibit 10.7 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.53	Fifth Amendment, dated as of March 13, 2019, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent, and the lenders party thereto (incorporated by reference to

Exhibit No.	Description
Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 14, 2019) (Commission File No. 001-37867).

10.54	Form of Restricted Stock Unit Agreement under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 19, 2019) (Commission File No. 001-37867).

10.55	Form of Performance-Based Restricted Stock Unit Agreement under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on March 19, 2019) (Commission File No. 001-37867).

10.56	Sixth Refinancing Amendment, dated as of September 19, 2019, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Dell Technologies Inc.’s Current Report on Form 8-K filed with the Commission on September 23, 2019) (Commission File No. 001-37867).

10.57†	Waiver Letter, dated as of April 7, 2020, between Dell Technologies Inc. and Michael S. Dell (incorporated by reference to Exhibit 10.57 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended January 29, 2021) (Commission File No. 001-37867).

21.1	Subsidiaries of Dell Technologies Inc. (incorporated by reference to Exhibit 21.1 to Dell Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended January 29, 2021) (Commission File No. 001-37867).

22.1*	List of Guarantor Subsidiaries and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of Dell Technologies Inc.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Dell Technologies Inc.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2).

23.4*	Consent of Holland & Hart LLP (included as part of Exhibit 5.3).

24.1*	Power of Attorney (included in signature pages to this Registration Statement)

25.1*	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of Bank of New York Mellon Trust Company, N.A. as trustee under the 2016 Indenture, the 2019 Indenture and the 2020 Indenture

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
†	Management contracts or compensatory plans or arrangements in which directors or executive officers participate.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL INTERNATIONAL L.L.C.

By:	DELL INC., its Managing Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

EMC CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DCC EXECUTIVE SECURITY INC.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ John Haynes John Haynes	President (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL AMERICA LATINA CORP.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL COLOMBIA INC.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL DFS CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL DFS GROUP HOLDINGS L.L.C.

By:	DELL DFS CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL FEDERAL SYSTEMS CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL FEDERAL SYSTEMS GP L.L.C.

By:	DELL FEDERAL SYSTEMS CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL FEDERAL SYSTEMS LP L.L.C.

By:	DELL FEDERAL SYSTEMS CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL FINANCIAL SERVICES L.L.C.

By:	DELL DFS CORPORATION, its Member

By:	DELL DFS HOLDINGS L.L.C., its Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Authorized Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ William Kendall Wavro William Kendall Wavro	President (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL GLOBAL HOLDINGS XV L.L.C.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Manager, Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL INC.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL MARKETING CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL MARKETING GP L.L.C.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Manager, Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL MARKETING LP L.L.C.

By:	DELL MARKETING CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL PRODUCT AND PROCESS INNOVATION SERVICES CORP.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Dexter Brown Dexter Brown	President (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL PRODUCTS CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL PRODUCTS GP L.L.C.

By:	DELL PRODUCTS CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL PRODUCTS LP L.L.C.

By:	DELL PRODUCTS CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL REVOLVER COMPANY L.P.

By:	DELL REVOLVER GP L.L.C., its General Partner

By:	DELL REVOLVER FUNDING L.L.C., its Limited Partner

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer of its General Partner (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer of its General Partner (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL REVOLVER GP L.L.C.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Albert Fioravanti Albert Fioravanti	Director

/s/ Colin Keaney Colin Keaney	Director

/s/ William Kendall Wavro William Kendall Wavro	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL TECHNOLOGIES CAPITAL, LLC

By:	DELL INC., its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer of Sole Member (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer of Sole Member (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US of Sole Member (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL TECHNOLOGIES INC.

By:	/s/ Michael S. Dell
Name: Michael S. Dell
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ David W. Dorman David W. Dorman	Director

/s/ Egon Durban Egon Durban	Director

/s/ William D. Green William D. Green	Director

Signature	Title

/s/ Ellen J. Kullman Ellen J. Kullman	Director

/s/ Simon Patterson Simon Patterson	Director

/s/ Lynn Vojvodich Lynn Vojvodich	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL USA CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL USA GP L.L.C.

By:	DELL USA CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL USA LP L.L.C.

By:	DELL USA CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL WORLD TRADE CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL WORLD TRADE GP L.L.C.

By:	DELL WORLD TRADE CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL WORLD TRADE LP L.L.C.

By:	DELL WORLD TRADE CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DENALI INTERMEDIATE INC.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

EMC IP HOLDING COMPANY LLC

By:	DENALI INTERMEDIATE INC., its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

EMC Puerto Rico, Inc.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: President, Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

/s/ Tyler W. Johnson II Tyler W. Johnson II	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

FLANDERS ROAD HOLDINGS LLC

By:	EMC CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

NBT INVESTMENT PARTNERS LLC

By:	EMC CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

NEWFOUND INVESTMENT PARTNERS LLC

By:	EMC CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

SCALEIO LLC

By:	EMC CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

WYSE TECHNOLOGY L.L.C.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Manager, Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL REVOLVER FUNDING L.L.C.

By:	DELL DFS CORPORATION, its Sole Member

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL COMPUTER HOLDINGS L.P.

By:	DELL DFS CORPORATION, its General Partner

By:	DELL INTERNATIONAL L.L.C., its Limited Partner

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Robert L. Potts Robert L. Potts	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL FEDERAL SYSTEMS L.P.

By:	DELL FEDERAL SYSTEMS GP L.L.C., its General Partner

By:	DELL FEDERAL SYSTEMS LP L.L.C., its Limited Partner

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL MARKETING L.P.

By:	DELL MARKETING GP L.L.C., its General Partner

By:	DELL MARKETING LP L.L.C., its Limited Partner

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL PRODUCTS L.P.

By:	DELL PRODUCTS GP L.L.C., its General Partner

By:	DELL PRODUCTS LP L.L.C., its Limited Partner

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of April, 2021.

DELL USA L.P.

By:	DELL USA GP L.L.C., its General Partner

By:	DELL USA LP L.L.C., its Limited Partner

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th. day of April, 2021.

DELL WORLD TRADE L.P.

By:	DELL WORLD TRADE GP L.L.C., its General Partner

By:	DELL WORLD TRADE LP L.L.C., its Limited Partner

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Robert L. Potts each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 15th day of April, 2021.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)